As filed with the Securities and Exchange Commission on October 31, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FANTEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code No.)	80-0884134 (I.R.S. Employer Identification No.)

Fantex, Inc.
330 Townsend Street, Suite 234
San Francisco, CA 94107
(415) 592-5950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Cornell "Buck" French
Chief Executive Officer
Fantex, Inc.
330 Townsend Street, Suite 234
San Francisco, California 94107
(415) 592-5950
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick A. Pohlen, Esq. Joel H. Trotter, Esq. Jim Morrone, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Mark P. Tanoury, Esq. David G. Peinsipp, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

         If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement contains a prospectus relating to an offering of shares of our Fantex Series Arian Foster. This Registration Statement also contains a prospectus relating to sales of Fantex Series Arian Foster in connection with certain market-making and other transactions that may be effected by FBS in the secondary market following the completion of this offering. The complete prospectus relating to this offering of common stock (the Offering Prospectus) follows immediately after this Explanatory Note. Following the Offering Prospectus are certain pages of the prospectus relating solely to such secondary market market-making transactions (referred to by us for convenience purposes as the Market-Making Prospectus), including an alternate front cover page and alternate sections entitled "Use of Proceeds" and "Plan of Distribution." Each of such alternate pages has been marked "Alternate Page for Market-Making Prospectus." A complete version of each of the Offering Prospectus and the Market-Making Prospectus will be filed with the Securities and Exchange Commission in accordance with Rule 424 under the Securities Act.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2013

PRELIMINARY PROSPECTUS

1,055,000 Shares

Fantex Series Arian Foster Convertible Tracking Stock

and

Shares of Platform Common Stock issuable upon conversion of

the Fantex Series Arian Foster Convertible Tracking Stock

$10.00 per share

            This is the initial public offering of Fantex Series Arian Foster Convertible Tracking Stock, which we refer to as Fantex Series Arian Foster. This is also an offering of shares of our platform common stock into which the shares of Fantex Series Arian Foster are convertible, and references in this prospectus to an offering of shares of Fantex Series Arian Foster shall be deemed also to mean a reference to the shares of platform common stock into which the shares of Fantex Series Arian Foster are convertible.

            We are offering 1,055,000 shares of Fantex Series Arian Foster at $10.00 per share on a best efforts, all or none basis. To the extent that there is insufficient interest in shares of our Fantex Series Arian Foster, this offering may be cancelled and no shares of our Fantex Series Arian Foster would be sold to the public. Funds received from the offering will be deposited into a non-interest bearing escrow account pending the closing of the offering.

            Our Arian Foster Brand (as defined below) is not a separate legal entity and cannot issue securities. Holders of shares of Fantex Series Arian Foster will not have an ownership interest in our Arian Foster Brand, or any of our affiliated entities. Rather, investors in our Fantex Series Arian Foster will be our common stockholders. The issuance of the Fantex Series Arian Foster will not result in the actual transfer of our assets or the creation of a separate legal entity. Arian Foster and his affiliated persons are, and we expect they will continue to be, individuals and legal entities that are separate and independent from us, with separate ownership, management and operations.

            Fantex Series Arian Foster is intended to track and reflect the separate economic performance of a tracking unit that we refer to as the Arian Foster Brand. The platform common stock is intended to track and reflect the economic performance of all of our tracking brands. The Arian Foster Brand, tracked by the Fantex Series Arian Foster, is our first and only tracking brand to date. We would attribute to the Arian Foster Brand and the platform common stock certain assets and expenses, including in certain cases expenses related to other series of common stock of Fantex that may be issued from time to time in the future. Our board of directors may convert the shares of Fantex Series Arian Foster into platform common stock at any time. See "Management and Attribution Policies" beginning on page 89 and "Description of Capital Stock" beginning on page 133.

            Holders of shares of our Fantex Series Arian Foster and our platform common stock are each entitled to one vote per share of such stock. Following the consummation of this offering, Fantex Holdings, our parent company, will hold all 100,000,000 outstanding shares of our platform common stock, and thus will hold approximately 99% of the voting power of our outstanding common stock.

            We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, are subject to reduced public company reporting requirements. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Fantex Series Arian Foster(1)	Total

Initial public offering price	$ 10.00	$ 10,550,000

Underwriting discount(2)	$ 0.50	$ 527,500

Proceeds to Fantex, before expenses	$ 9.50	$ 10,022,500

(1)
The platform common stock will be issued for no separate consideration, but will be issued only upon the conversion of the Fantex Series Arian Foster.

(2)
See "Underwriting (Conflicts of Interest)."

            Shares of our Fantex Series Arian Foster are new securities; there are currently none issued and there is currently no established market. We do not intend to apply for a listing of our Fantex Series Arian Foster on any securities exchange or for their inclusion in any established automated dealer quotation system. Our Fantex Series Arian Foster will be offered only through the website of our affiliated broker-dealer, Fantex Brokerage Services, LLC, or FBS. Accordingly, we cannot assure you as to the development or liquidity of any market for our Fantex Series Arian Foster. Currently, there is no trading symbol assigned and there can be no assurance that we will ever be granted a trading symbol on the OTC Bulletin Board or any other quotation system or exchange. However, shares of our Fantex Series Arian Foster will be issued in electronic form and will be listed exclusively on the FBS alternative trading system under the symbol "Fantex Arian Foster."

            Investors will be required to satisfy the suitability requirements described in the prospectus in order to invest in the offering. The method for submitting reservations and a more detailed description of this offering process are included in "Underwriting (Conflicts of Interest)—Offering Process" beginning on page 140.

            This offering is highly speculative and the securities involve a high degree of risk. Investing in our Fantex Series Arian Foster should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 32.

            This prospectus has been prepared by Fantex and may be used by FBS in connection with offers and sales of these securities in secondary market transactions in these securities, including market-making transactions as may be effected from time to time. However, FBS is not obligated to make a market in the Fantex Series Arian Foster and if it does so, it may discontinue any market-making activities at any time without notice, in its sole discretion. FBS has no current intention of acting as a market-maker in the secondary market for Fantex Series Arian Foster. To the extent FBS chooses to act as a market-maker, it may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. Fantex will not receive any proceeds from such secondary market offers and sales. All such transactions with respect to these securities that are made pursuant to a prospectus after the effectiveness of the registration statement of which this prospectus is a part are being made solely pursuant to this prospectus, as it may be supplemented from time to time.

            This offering will terminate upon the earlier to occur of (i) 30 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all shares offered hereby have been sold. We may, at our discretion, close the offering at any time.

FANTEX BROKERAGE SERVICES, LLC

STIFEL

The date of this prospectus is                        , 2013.

        We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our Fantex Series Arian Foster. The information in this prospectus is complete and accurate only as of October 31, 2013, regardless of the time of delivery of this prospectus or any sale of shares of our Fantex Series Arian Foster. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

        This prospectus has been prepared by Fantex and may be used by FBS in connection with offers and sales of these securities in secondary market transactions in these securities, including market-making transactions as may be effected from time to time. However, FBS is not obligated to make a market in the Fantex Series Arian Foster and if it does so, it may discontinue any market-making at any time without notice, in its sole discretion. FBS has no current intention of acting as a market-maker in the secondary market for the Fantex Series Arian Foster, but may do so in the future. If FBS decides to make a market in a tracking series, it will first amend its Form ATS filed with the SEC to reflect such change. To the extent FBS chooses to act as a market-maker, it may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. Fantex will not receive any proceeds from such secondary market offers and sales. All such transactions with respect to these securities that are made pursuant to a prospectus after the effectiveness of the registration statement of which this prospectus is a part are being made solely pursuant to this prospectus, as it may be supplemented from time to time. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Neither we nor the underwriters have undertaken any efforts to qualify this offering for offers to investors in any jurisdiction outside the United States. Investors must have a U.S. mailing address (other than a P.O. Box) and a U.S. social security number and/or a U.S. tax identification number to be eligible to participate in this offering.

i

PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, including our financial statements and the related notes thereto appearing elsewhere in this prospectus, before deciding to invest in our Fantex Series Arian Foster. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward-Looking Statements and Industry Data." Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the "Risk Factors" and other sections of this prospectus.

        We are a development-stage entity incorporated in Delaware on September 14, 2012. We are a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes, entertainers and other high-profile individuals and assisting such individuals in enhancing the reach and value of their respective brands. We intend to focus our business on three core areas:

  •
  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands, or brand income;

  •
  acquiring minority interests in such brand income; and

  •
  assisting our acquired brands in increasing their value via technology and through leveraging our marketing, advertising and strategic partnering expertise.

        As of October 31, 2013, we have entered into a brand contract with Arian Foster, a professional athlete in the National Football League, or NFL, pursuant to which we will acquire a minority interest equal to 20% of the gross monies or other consideration (including rights to make investments) that Arian Foster receives from and after February 28, 2013, subject to specified exceptions, as a result of his activities in the NFL and related fields (including activities in a non-NFL football league), such as broadcasting and coaching. As consideration for this interest under the brand contract, we will pay Arian Foster a one-time cash amount of $10.0 million contingent upon our ability to obtain financing, which we intend to do through this offering.

        We intend to enter into additional brand contracts in the future with other individuals with the potential to generate significant brand income, and in some cases, with the affiliates of these individuals, who we refer to, together with the individual, as the contract party. We are actively pursuing additional brand contracts, although as of October 31, 2013 we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "—Recent Events." Any brand contracts that we enter into in the future with other contract parties are also expected to be contingent upon obtaining financing to fund the acquisition of the minority interest in the respective brands, and we intend to finance the acquisition of additional brands through the issuance of additional tracking series linked to the value of such brands.

        Prior to this offering, we have been a wholly-owned subsidiary of Fantex Holdings, our parent. Fantex Holdings was incorporated in Delaware on April 9, 2012. We have little operational history and limited assets and resources, have never generated any revenues, and to date we have relied on our parent to conduct our operations through its employees. Following the consummation of this offering we intend to operate under a management agreement with our parent, which we describe in more detail below but pursuant to which our parent will provide us with certain management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We will begin to assume management and administrative tasks at such time in the future as the actual cost of these services is less than our service fee to Fantex Holdings, which we do not anticipate would occur until we begin to receive significant cash flows from multiple brand contracts. However, if our parent is unable to perform any of the services that they are required to perform under the management agreement, due to financial difficulty or otherwise, then we may be forced to assume management and administrative tasks, and incur additional expenses, sooner than we anticipate. Until such time we will continue to rely on our parent to conduct our operations in accordance with the management agreement.

Evaluation, Acquisition and Enhancement of Brands

        Prior to entering into a brand contract, we conduct a detailed evaluation of the brand and the contract party to determine whether, in our opinion, the brand would be a suitable brand with the potential to generate significant brand income based on the criteria set forth below. We consider a brand to be a distillation of a complex set of associations people make with respect to an individual, including performance, appearance, history and personal story, products or services such individual is associated with, public statements or positions on matters of public concern, how an individual acts or the image such individual projects to the world. We seek brands that convey images and associations that we believe will be recognized and valued in the market place.

        As part of our brand evaluation, we review the brand's reputation and relative standing in their principal field, such as a top running back in the NFL, collect and analyze widely followed statistics, review existing contracts and potential for future contracts, assess the character and reputation of the contract party, assess potential future cash flow expected to be generated by the contract party as well as examine the brand's current positioning and marketing footprint (such as, for example, if they are on Twitter, the reach (how many followers), engagement level (how engaged are the followers), and potential for growth). This evaluation provides a framework to develop further marketing strategies to aid us in our efforts to enhance the value of the brand.

        We believe we have extensive industry contacts among the board of directors, employees, consultants and advisors of our company and our affiliates, Fantex Holdings and FBS, which we utilize to access individuals and brands that meet our criteria. Through our contacts we seek to establish working relationships with these brands and their key advisors to begin the process of educating them about our business and the benefits of a brand contract and a continuing relationship. We enter into an arm's-length negotiation primarily to finalize a purchase price, our percentage of Arian Foster's brand income from and after February 28, 2013, which we refer to as the acquired brand income, or ABI and the scope of brand income, including whether or not there would be any specific exclusions. We do, however, have limited experience in evaluating and entering into similar contracts with athletes, entertainers and other high-profile individuals because we are pioneering a new business model and to date we have only entered into two brand contracts.

        We believe that developing a diverse portfolio of global brands will enable us to increase brand reach across our portfolio and allow us to provide unique insights that contract parties may employ to increase consumer awareness of their brands and our brands more generally. We believe that our combined efforts could lead to increased consumer engagement with the brands by optimizing message delivery, including driving engagement through the use of content developed by us or third parties. We seek to aid our brands in fostering positive brand associations in order to create a unique position in the marketplace that is independent of their primary occupation, such as an athlete in the NFL. We believe this will drive greater engagement with a connected audience and lead to greater longevity of the brands. We also believe that investors in a tracking series linked to a brand are more likely to be consumer advocates for that brand.

        In addition to our services intended to help optimize the reach of the brand, we intend to provide advice to contract parties based on our experience that would aid them in obtaining more attractive terms in their negotiations with future sponsors. We believe that our proprietary internal data and our marketing insights will assist our contract parties to more accurately evaluate their brand value in the marketplace and potentially increase future endorsement amounts and brand longevity post career.

        We note, however, that we have no contractual obligation to the contract party to engage in any of these activities that may enhance the value of our brands, and the contract party has no contractual obligation to implement any advice that we may provide. Brand development is a long-term strategy, and any investment we may make to promote our acquired brands will be for long- or medium-term results and would not be expected to increase brand income in the near-term, if at all. Moreover, as with other forms of marketing and brand enhancement strategies, the impact of our efforts on brand value may be difficult to determine objectively. Even if our promotion activities increase the endorsement income to Arian Foster, they may nonetheless have a negative impact on the market value of shares of the Fantex Series Arian Foster because we will only receive a portion of any increased brand income. For example, because the ABI under our Arian Foster brand contract is 20% of brand income, our promotion efforts must produce brand income equal to at least five times our costs for such promotion efforts in order to return our investment.

        If our brand enhancement strategy is unsuccessful, or if the contract party chooses not to accept any brand enhancement assistance from us, then the success of any brands we acquire will be entirely dependent upon the efforts of the contract party. In addition, the contract party is neither our affiliate, nor a director, officer or employee of our company and owes no fiduciary duties to us or any of our stockholders, and has no obligation to take any action whatsoever to enhance the value of the brand.

Arian Foster Brand

Arian Foster Brand Contract

        Our brand contract with Arian Foster entitles us to receive 20% of ABI. Brand income generally means gross monies or other consideration (including rights to make investments) that Arian Foster receives as a result of his skills and brand, including salary and wages from being an athlete in the NFL and related fields (including activities in a non-NFL football league), such as broadcasting and coaching, subject to specified exceptions.

        As consideration for the ABI under the brand contract, we will pay Arian Foster a one-time cash amount of $10.0 million contingent upon our ability to obtain financing, which we intend to do through this offering. We will have no further financial obligation to Arian Foster under the brand contract once this payment has been made. The brand contract is intended to remain in effect indefinitely and, except as set forth below, may be terminated only upon mutual agreement of Arian Foster and us. If Arian Foster resigns from the NFL within two years of the date of this offering for any reason other than injury, illness or a medical condition, we may elect in our sole discretion to terminate the brand contract and he will be required to pay us approximately $10.5 million (net of any amounts previously paid to us by him pursuant to the brand contract). We are also entitled to certain other ongoing information and audit rights.

        For a further description of our brand contract with Arian Foster please see "Business—Arian Foster Brand—Arian Foster Brand Contract."

Our Tracking Unit—Arian Foster Brand

  Fantex Series Arian Foster and Arian Foster Brand

        Our Fantex Series Arian Foster is a tracking stock that is intended to reflect the economic performance of our first tracking unit, which we refer to as the Arian Foster Brand, and which initially consists of our business operations relating to our brand contract with Arian Foster. For a more detailed description of our tracking series and tracking series brands, please see "Management and Attribution Policies."

        We will initially attribute the following assets and liabilities to the tracking unit that we refer to as our Arian Foster Brand:

  •
  95% of our ABI under our Arian Foster brand contract;

  •
  any and all of our liabilities, costs and expenses incurred after this offering that are directly attributable to the Arian Foster Brand, such as our direct costs arising out of our promotion of the Arian Foster Brand or arising out of or related to the maintenance and enforcement of the Arian Foster brand contract, provided, however, that we will not attribute any of the expenses or costs related to this offering (other than the underwriting discount) or incurred by us or our parent prior to the consummation of this offering, including our efforts to build our business model and enter into our brand contract with Arian Foster, to the Fantex Series Arian Foster;

  •
  a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking series (calculated based on attributable income) but excluding any non-cash expenses that are allocated from our parent to us. Attributable expenses would include, for example, a pro rata portion (which will equal 100% so long as there are no other tracking series outstanding) of the service fee we pay to our parent pursuant to the management agreement (5% of our cash receipts). Expenses that would not be attributed would include expenses incurred by our parent, including any expenses incurred in providing services to us under the management agreement, to the extent in excess of our service fee to them;

  •
  as income, any covered amounts, as described in "Management and Attribution Policies—Attribution—Covered Amounts," for the Arian Foster brand contract; and

  •
  as an expense, the pro rata share of any covered amounts, as described in "Management and Attribution Policies—Attribution—Covered Amounts," relating to any tracking series brand (including the pro rata share of any covered amounts for the Arian Foster Brand).

        As described above, income (and assets) will generally be attributed to our Fantex Series Arian Foster based on the earnings of the Arian Foster Brand. However, while we intend for our Fantex Series Arian Foster to track the performance of the brand, we cannot provide any guarantee that the series will in fact track the performance of such brand. The board of directors has discretion to reattribute assets, liabilities, revenues, expenses and cash flows without the approval of shareholders of a particular tracking series, which discretion will be exercised in accordance with its fiduciary duties under Delaware law and only where its decisions are in the best interests of the company and the stockholders as a whole. In certain circumstances, decisions of the board of directors may also be subject to the approval of the conflicts committee of our board of directors. For a more detailed description, please see "Management and Attribution Policies—Fiduciary and Management Responsibilities, Conflicts Committee." Furthermore, in the event we do not receive cash payments from one or more of our brand contracts to which we otherwise would have been entitled because of debtor relief laws, then the attributed income for the corresponding tracking series will nonetheless be credited with the amount which we would otherwise have been entitled to receive. In such a case, the difference between such attributed amount and the actual income we receive from such brand contract will be attributed as a general expense of Fantex. As a result, each of our tracking series will share on a pro rata basis (calculated based on attributable income) the burden of any non-performing brand contracts, whether or not included in the assets attributed to such tracking series, and the economic performance of our Fantex Series Arian Foster will be dependent, in part, upon the aggregate financial performance of Fantex. Therefore, prior to purchasing our Fantex Series Arian Foster, you should understand our aggregate operating performance and our aggregate assets and liabilities. Until such time as we acquire additional brands, the risk of bankruptcy will be borne solely by holders of our Fantex Series Arian Foster. Furthermore, we intend to acquire additional minority interests in other brands in the future, so our operating performance will depend upon the soundness of our business plan and our ability to execute on that plan, including entering into additional brand contracts in the future.

        Given that the economic performance of each of our tracking series is dependent, in part, upon the aggregate financial performance of Fantex, the Fantex Series Arian Foster will be affected by the performance of any additional brand contracts we may enter into in the future. The risk profile of the shares of the Fantex Series Arian Foster could be materially and adversely impacted by any such additional brand contracts entered into subsequent to your investment in the Fantex Series Arian Foster.

        Our Arian Foster Brand is not a separate legal entity and cannot issue securities. Holders of shares of Fantex Series Arian Foster will not have an ownership interest in our Arian Foster Brand, or any of our affiliated entities. Rather, investors in our Fantex Series Arian Foster will be our common stockholders. The issuance of the Fantex Series Arian Foster will not result in the actual transfer of our assets or the creation of a separate legal entity. Arian Foster and his affiliated persons are, and we expect they will continue to be, individuals and legal entities that are separate and independent from us, with separate ownership, management and operations.

        In addition, there are certain features that may distinguish our tracking stock from more traditional investments. For example, the Fantex Series Arian Foster is intended to track the performance of Arian Foster's brand over his lifetime, which could potentially be very short, and thereafter. Although we intend to build brands that outlast an athlete's playing career, some brands may not produce income beyond the playing career of the athlete associated with such brand. Furthermore, potential gains on your investment will likely come from dividends paid by us. Most of the dividends paid in the early years of your investment will, for U.S. federal income tax purposes, be considered a return of your capital (rather than a gain on your investment), similar to the generally accepted accounting principles in the United States, or GAAP, treatment described in the critical accounting policies section of our "Management's Discussion and Analysis of Financial Condition and Results of Operations," under the heading "Income (Loss) from Brand Contracts." The anticipated returns in the earlier years under the brand contract are amounts currently expected to be paid from Arian Foster's existing contracts and endorsements contracts expected to be entered into in the near future based on his current brand value. As a result, any potential gains on your investment will only be realized if, and will be deferred until, we can enhance Arian Foster's brand value over time and we monetize on this expanded brand. Moreover, the Arian Foster Brand does not currently represent a separate business division of Fantex, but rather will be a business division of ours following the completion of this offering and thus we will have no prior operating history with this brand prior to consummation of this offering.

Conversion into Platform Common Stock

        Our board of directors may at any time resolve to convert shares of our Fantex Series Arian Foster into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of our Fantex Series Arian Foster by the fair value of a share of our platform common stock. For instance, the board of directors may convert Fantex Series Arian Foster into platform common stock where the Fantex Series Arian Foster is no longer an actively traded stock, as determined in good faith by our board of directors or a committee of the board of directors, such as, for example, if Arian Foster suffers an injury, illness, medical condition or disability, or he dies, and his brand income diminishes as a result and there is little if any expectation that his brand income will materially increase in the future. In this case, our board of directors may convert the shares of the Fantex Series Arian Foster into platform common stock as a means of retiring the Fantex

Series Arian Foster. As a result, you are not likely to receive a new security of significant value because such conversion is likely to occur at a time when the Fantex Series Arian Foster has little or no value. The board of directors may also convert shares of the Fantex Series Arian Foster into platform common stock if some other special or extraordinary circumstances exist, such as a potential restructuring, reorganization or change of control of Fantex. Our platform common stock is not convertible into any other shares of our capital stock.

        Our platform common stock is intended to track and reflect the economic performance of all of our tracking brands by having a small percentage of ABI from these tracking brands attributed to it. We will also initially attribute to our platform common stock any liabilities not directly attributable to tracking series or general expenses of the Company not attributable to any tracking series.

  Arian Foster

        Arian Foster is a running back for the Houston Texans, or Texans, in the National Football League, or the NFL. He has been in the NFL since 2009. Arian Foster attended the University of Tennessee, where he was the starting running back for three seasons. Arian Foster went undrafted in the 2009 draft and signed with the Texans as an undrafted free agent. Arian Foster was born on August 24, 1986 and is 27 years old as of October 31, 2013. He currently lives in Houston, Texas with his wife, daughter and son. During the 2010 NFL season, Arian Foster was the leading rusher in the NFL with 1,616 rushing yards. Arian Foster was named First Team All Pro in 2010 and Second Team All Pro in 2011. Arian Foster has also been selected to three Pro Bowl appearances, in each of the 2010, 2011 and 2012 seasons. In addition, Arian Foster led the NFL in carries in 2012, with 351 (405, including post-season games), and was in the top six in regular season carries in 2011 and 2010 with 278 and 327 carries, respectively.

        Arian Foster is reported to have experienced an irregular heartbeat on numerous occasions since he was 12 years old, and in one instance he was reported to have left a regular season NFL game early due to this condition. In addition, Arian Foster played with a torn meniscus, or cartilage in his knee, during the 2010 NFL season, without publicly disclosing the injury until after the season when he underwent surgery to repair the injury. Arian Foster's playing status was questionable for two games during the 2011 NFL season, and he missed three games due to hamstring issues. Arian Foster re-aggravated this injury during an NFL regular season game on October 20, 2013 and left that game during the first quarter. A knee injury during the 2012 pre-season also made his season debut questionable. In addition, Arian Foster recently underwent an MRI on his right calf that was strained during off-season practice in May 2013 and has missed most of training camp due to a lingering back pain. Arian Foster has experienced these and other instances of normal wear and tear as an athlete in the NFL and we expect that Arian Foster will continue to experience such wear and tear. Any worsening of these conditions, or re-injury or new injury, could materially and adversely affect Arian Foster's playing performance and the value of the Arian Foster Brand.

Arian Foster Brand Income

        Arian Foster's brand income currently includes amounts from his NFL player contract with the Houston Texans and several endorsement agreements. Substantially all of his current brand income is derived from his NFL player contract. In addition, approximately 75% (before applying any discount rates for future earnings) of the total brand income that we estimated for Arian Foster is derived from anticipated future contracts that do not exist as of the date of this prospectus, such as future endorsements, playing contracts and/or additional brand generating income from coaching, broadcasting or the like. The opportunity to receive a return of capital or any profit from an investment in our Fantex Series Arian Foster will depend in large part upon Arian Foster's ability to enter into at least one additional multi-year NFL player contract on terms that are, on an average annualized basis, economically comparable to his existing NFL player contract and on his ability over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand generating income) that compensate him in amounts that are significantly in excess of compensation that he has had historically from these sources. We will not know for a number of years, including up to four years for his NFL player contract, whether and on what terms Arian Foster would be able to secure such contracts.

  NFL Player Contract

        Arian Foster is in the second year of a five year player contract with the Texans, pursuant to which he is eligible to receive for the 2013 season through the 2016 season a salary of up to an aggregate of $23.5 million ($5.25 million in 2013, $3.25 million of which is guaranteed, other than if, prior to or during the 2013 season, he either fails or refuses to report, practice or play for the team for any reason other than injury (or death) suffered while performing services under the contract or is in material breach of his NFL player contract, $5.75 million in 2014, $6.0 million in 2015 and $6.5 million in 2016), plus bonuses of up to an aggregate of $2.0 million (up to $500,000 per season). Each of these payments would be considered brand income when received by Arian Foster, and thus we would be entitled to 20% of these amounts when paid. To the extent Arian Foster elects to defer receipt of his compensation under the NFL player contract, pursuant to Article 26, Section 6 of the CBA, for purposes of the brand contract, such deferred compensation will be deemed to have been received by Arian Foster on the due date provided in his NFL player contract, prior to any such deferral, and we will be entitled to 20% of these amounts as of such due date. Payments under the NFL player contract are made in installments over the course of the applicable regular season period. Therefore, we expect that the Arian Foster Brand will be subject to seasonal fluctuations in attributed income.

        The Texans may terminate Arian Foster's player contract at any time, in the sole judgment of the Texans, if Arian Foster's skill or performance has been unsatisfactory as compared with that of other players competing for positions on the Texans' roster, or if Arian Foster has engaged in personal conduct reasonably judged by the Texans to adversely affect or reflect on the Texans. In addition, during the period any salary cap is legally in effect, the player contract may be terminated if, in the Texans' opinion, Arian Foster is anticipated to make less of a contribution to the Texans' ability to compete on the playing field than another player or players whom the Texans intend to sign or attempt to sign, or another player or players who is or are already on the Texans' roster, and for whom the Texans need room. The Texans may also terminate the player contract if Arian Foster fails to establish or maintain his excellent physical condition to the satisfaction of the Texans' physician, or make the required full and complete disclosure and good faith responses to the Texans' physician of any physical or mental condition known to him which might impair his performance under this contract and to respond fully and in good faith when questioned by the Texans' physician about such condition.

        For a further description of the duration, compensation and other material provisions of the NFL Player Contract, please see "Business—Arian Foster Brand—Arian Foster Brand Income—NFL Player Contract—Houston Texans (the Texans)."

  Other Contracts

        Arian Foster currently has ongoing endorsement contracts or license agreements with Under Armour, Inc., Kroger Texas LP, Gamebreaker Sports LLC, Health Warrior, Inc., Pro Player Merch LLC and ProCamps, Ltd. These endorsement contracts generally have terms that end in 2014 (with one agreement terminating in the first quarter of 2015) and require Arian Foster to exclusively endorse certain categories of products, make certain appearances, participate in the production of promotional materials and social media activities and sign autographs. Arian Foster is entitled to total compensation under these agreements of up to approximately $687,750, $265,000 of which is contingent on achieving certain milestones, including playing in post-season games, earning individual honors such as rushing

2,000 yards in a season, scoring 10 touchdowns in a season, playing in the Pro Bowl, being the NFL rushing leader or Super Bowl Most Valuable Player or breaking the NFL single season rushing record.

        These contracts may be terminated in the event of breach of contract by Arian Foster or if Arian Foster fails to play in the NFL, is charged with criminal behavior or engages in conduct that adversely reflects on the sponsor. In addition, certain endorsement contracts may be terminated due to changes to NFL rules preventing reasonable use of the endorsement product.

Management Agreement

        We have entered into an management agreement with our parent that will become effective upon the consummation of this offering, and pursuant to which our parent will provide us with management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We have agreed to pay 5% of the amount of the gross cash received by us, if any, pursuant to our brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to reduction in carrying value on our financial statements but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of actual cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. To the extent we receive no cash for any period then we would not owe any fee for any services provided during that period. We may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by our parent at the time and cost of those services.

        The agreement has an initial term through December 31, 2014, and will automatically renew for successive one-year terms each December 31 unless either party provides written notice of its intent not to renew at least three months prior to such renewal. We may also terminate any specific service and/or the agreement, without penalty, with 30 days prior written notice to Fantex Holdings. Fantex Holdings may terminate any specific service and/or the agreement with 180 days prior written notice to us, but if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform the services that we are unable perform ourselves, then Fantex Holdings will continue to perform such services for an additional period of 180 days.

Recent Events

        On October 30, 2013, we entered into a Brand Agreement with Vernon Davis and his affiliated company, The Duke Marketing LLC, whom we collectively refer to as Vernon Davis, pursuant to which we will acquire a minority interest equal to 10% of the income that Vernon Davis receives from and after October 30, 2013, subject to the terms and exceptions specified in such brand contract, contingent upon us obtaining financing to pay the $4 million purchase price to Vernon Davis. We intend to fund such acquisition using proceeds from a subsequent similar offering of a series of tracking stock that is intended to reflect the separate economic performance of such brand contract. We are filing audited statements of revenues from included contracts related to this brand contract. These statements of revenue are being presented for informational purposes only and should be read in conjunction with our financial statements and related notes thereto.

        As part of our due diligence of Vernon Davis, we reviewed financial and other information from him to evaluate financial suitability and brand sustainability (including creditworthiness). Among other things we reviewed schedules of his assets and liabilities and existing commitments, tax returns and credit reports and credit scores. Based on our review, we have concluded that Vernon Davis is a sound credit risk with sufficient financial health and stability and prudent and manageable levels of indebtedness and other liabilities, to make required payments to us under his brand contract, including if necessary the repayment to us of the purchase price under specific circumstances, as set forth in his brand contract. For instance, as part of our due diligence, we were provided information that showed that Vernon Davis has substantial amounts of cash and liquid investments and an asset-to-debt ratio of greater than four to one. In addition, as of September 30, 2013, the current assets of Vernon Davis exceed his current liabilities by an amount at least equal to the anticipated ABI payments to us for the first 24 months under the brand contract. As a result, we have concluded that he is a sound credit risk.

Risks Associated with Our Business

        Our ability to implement our business strategy is subject to numerous risks and uncertainties. We face many risks inherent in our business generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading "Risk Factors," prior to making an investment in our Fantex Series Arian Foster. These risks include, among others, the following:

Risks Relating to Our Limited Operating History, Financial Position and Capital Needs

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  We have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future.

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  We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability. Our business model also requires us to make substantial upfront payments to our contract parties in exchange for rights to future payments.

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  To date, we have not generated any revenues or cash flow from any brand contract, and following completion of this offering, our brand contract with Arian Foster will represent our only source of revenue or cash flow. We may not receive the cash amounts that we expect, or any at all, from our brand contract with Arian Foster or from any future brand contracts and we may never generate sufficient revenue to become profitable.

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  We will need to obtain additional funding to acquire additional brands and we may also need additional funding to continue operations. If we fail to obtain the necessary financing, or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and we may be forced to significantly delay, scale back or discontinue our operations.

Risks Relating to Our Brand Contracts and Our Business

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  Our principal source of cash flow for the foreseeable future will be derived from our brand contracts.

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  We do not have any experience managing brand contracts and we do not have any historical performance data about our brand contracts.

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  Our cash flows under our brand contracts will depend upon the continued satisfactory performance of the related contract party, and we do not have any rights to require the contract party to take any actions to attract or maintain or otherwise generate brand income.

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  The contract party is neither our affiliate, nor a director, officer or employee of our company and owes no fiduciary duties to us or any of our stockholders. The contract party has no obligation to enhance the value of the brand or disclose harmful information to the stockholders.

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  Profitability of our brand contracts may also depend upon the contract party's ability to attract and maintain endorsements and attract and maintain other brand income generating activities.

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  Brand income may decrease due to factors outside the control of the contract party, such as an injury, illness, medical condition or death of the contract party, or due to other factors such as public scandal or other reputational harm to the contract party. In any such event, it is likely that the brand income with respect to such brand contract will not return to its prior levels or may cease completely.

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  The contract party or other third parties may refuse or fail to make payments to us under the brand contracts.

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  Our brand contracts are not secured by any collateral or guaranteed or insured by any third party other than the contract party, and you must rely on Fantex to pursue remedies against the contract party in the event of any default.

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  The brand contract does not restrict the contract party from incurring unsecured or secured debt, nor does it impose any other financial restrictions on the contract party.

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  The financial and other information that we obtain from the contract party or other third parties may be inaccurate and may not accurately reflect the true financial position of the contract party, and the risk of default on the brand contract may be significant and may be higher than we anticipate.

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  Our due diligence procedures may not reveal all relevant information regarding a targeted brand acquisition and may result in an inaccurate assessment of the projected value of an acquired brand.

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  The valuation of our brand contracts and expected ABI requires us to make material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations.

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  Changes in government policy, legislation or regulatory interpretations could cause our business operations or offerings of tracking series to become subject to additional regulatory or legal requirements (including insurance and other regulations) that may adversely affect our business operations and ability to offer additional tracking series.

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  The leagues, team owners, players associations, endorsement partners, elected officials or others may take actions that could restrict our ability or make it more costly for us to enter into future brand contracts.

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  We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Risks Relating to Arian Foster

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  Arian Foster's NFL player contract is a significant portion of the current amounts we would receive under his brand contract.

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  The value of our Arian Foster Brand is dependent upon the performance of, and to a lesser extent, the popularity of Arian Foster in the NFL.

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  The profitability of Arian Foster's brand contract is substantially dependent upon Arian Foster's ability to enter into at least one additional multi-year NFL player contract on economic terms that are comparable to his existing NFL player contract, and, to a lesser extent, on his ability to successfully attract and retain endorsements during his playing career and thereafter in excess of amounts he has attracted historically and/or generate other brand income after his playing career.

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  Our ability to increase the value of any of the Arian Foster Brand may be limited and our investments in the promotion of any of the Arian Foster Brand may cause the market value of our stock to decline.

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  Arian Foster may suffer from an injury, illness or a medical condition; any injuries, illnesses or medical conditions of Arian Foster may affect the amounts received by us under the brand contract.

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  Future negative publicity could damage Arian Foster's reputation and impair the value of his brand.

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  Arian Foster could be negatively affected by an NFL work stoppage.

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  Arian Foster could be negatively affected by current and future rules of the NFL.

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  There could be a decline in the popularity of the NFL and/or the team on which Arian Foster plays in the NFL, or a decline in Arian Foster's popularity.

Risks Relating to our Tracking Stock Structure

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  A specified portion of the ABI associated with each of our brand contracts will be attributed to our platform common stock rather than the associated tracking series. Therefore each of our tracking series will only partially reflect the economic performance of the associated brand contract and other assets and expenses of the associated brand.

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  As a series of our common stock, any of our tracking series will be subject to the risk associated with an investment in Fantex as a whole.

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  The market price of our tracking series may not reflect the intrinsic value or performance of the associated tracking series brand.

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  The market price of our tracking series may be more volatile than other publicly traded common stock because of our unique capital structure.

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  Our capital structure may create conflicts of interest for our board of directors and management, which could have a material adverse effect on the market value of any of our tracking series.

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  Our parent, Fantex Holdings, Inc., or Fantex Holdings, as a holder of our platform common stock, will have control over key decision making as a result of their control over a majority of our voting stock.

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  Ownership of our platform common stock by our parent company and any of our officers or directors, may create, or appear to create, conflicts of interest with holders of our Fantex Series Arian Foster.

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  Our officers and directors may have a conflict of interest or appear to have a conflict since almost all of our officers and directors are also officers and directors of Fantex Holdings.

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  Our capital structure may decrease the amounts available for the payment of dividends to holders of our tracking series.

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  Our board of directors has the ability to change our attribution policies at any time without a vote of our stockholders, which may adversely affect the market value of our Fantex Series Arian Foster.

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  Our board of directors may, in its sole discretion, elect to convert any of our tracking series into our platform common stock, thereby changing the nature of your investment and possibly diluting your economic interest in Fantex or creating market uncertainty regarding the nature of your investment, any of which could result in a loss in value to holders of our tracking series.

Risks Relating to this Offering and the Offering Process

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  There is no current trading market for our Fantex Series Arian Foster or any other series of our capital stock and if a trading market does not develop, purchasers of our Fantex Series Arian Foster may not be able to sell, or may have difficulty selling, their shares.

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  Our Fantex Series Arian Foster is not a "covered security," or otherwise exempt from the "blue sky" securities laws governing sales and purchases of Fantex Series Arian Foster in each of the fifty states, and therefore we must register in each state in which offers and sales will be made.

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  State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our Fantex Series Arian Foster.

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  We expect that our offering will primarily attract individual investors, and therefore our initial public offering price may not be sustainable if and when trading begins, and the price of our Fantex Series Arian Foster could decline rapidly and significantly.

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  We intend to issue additional tracking series, which would reduce then-existing investors' percentage of ownership in Fantex and may dilute our share value.

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  Transaction costs for trades on the FBS ATS could decrease the liquidity of your investment in our Fantex Series Arian Foster and could reduce or eliminate any positive return on your investment in our Fantex Series Arian Foster.

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  If a blog post published about us in August 2013 were held to be in violation of the Securities Act of 1933, we could be required to repurchase securities sold in this offering. You should rely only on statements made in this prospectus in determining whether to purchase shares of our Fantex Series Arian Foster.

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  Our compliance burdens and costs will be significant as a result of operating as a public company, particularly as a result of our tracking stock structure. Our management will be required to devote substantial time to compliance matters.

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  If Fantex Series Arian Foster is not treated as a class of common stock of Fantex, adverse federal income tax consequences will result.

Risks Relating to Our Affiliate, FBS, and the FBS ATS

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  To own or trade our Fantex Series Arian Foster, you must have a brokerage account with FBS and our Fantex Series Arian Foster will be traded in the secondary market only through the FBS ATS.

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  The securities settlement process at FBS exposes it to certain risks specific to broker-dealers that clear their own trades, which include greater sanctions for errors vis-a-vis brokers that outsource these functions to third-party providers.

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  The FBS website and the FBS ATS are each operated on computer hardware that is currently located in a third-party Web hosting facility and there may be interruptions or delays in service that are out of our, FBS's or the third party's control, which may result in an inability to sell your shares.

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  If security measures at the FBS website and the FBS ATS are breached and unauthorized access is obtained to a customer's data, the FBS ATS may be perceived as not being secure and customers may curtail or stop trading on the platform.

Risks Relating to the Latitude Given to Our Board and Fantex Holdings

        Our board of directors and Fantex Holdings will have extraordinary latitude to make decisions without your consent, and any of these decisions may have a material and adverse effect on your investment. Our board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of our company and the best interests of all of our stockholders as a whole. In certain circumstances, decisions of the board of directors may also be subject to the approval of the conflicts committee. This may mean that our board of directors may make a decision that is not necessarily in your best interest but that may be in the best interests of all of our stockholders as a whole. Significant decisions that may be made by Fantex Holdings or our board of directors without your consent include the following:

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  Voting.  Holders of shares of our Fantex Series Arian Foster and our platform common stock are each entitled to one vote per share of such stock. Following the consummation of this offering, Fantex Holdings, our parent company, will hold all 100,000,000 outstanding shares of our platform common stock, and thus will hold approximately 99% of the voting power of our outstanding common stock. As a result, our parent, Fantex Holdings will have control over key decision making as a result of their control over a majority of our voting stock, including, for example, election of our board of directors and other major stockholder decisions, such as a whether or not to enter into a change of control of the company.

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  Conversion.  Our board of directors may, in its sole discretion, elect to convert any of our tracking series into our platform common stock, thereby changing the nature of your investment and possibly diluting your economic interest in Fantex, which could result in a loss in value to holders of our tracking series.

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  Dividends.  Our board of directors is permitted, but not required, to declare and pay dividends on our platform common stock or any of our tracking series. Our board of directors has discretion to declare a dividend on any series of common stock without declaring a dividend on any other series of our common stock, but not in excess of the available dividend amounts for each series. Our board of directors may change its dividend policy at any time and from time to time. However, our board of directors will not in any event change the definition of "available dividend amount" for any series of our common stock or declare dividends on any series of our common stock in excess of the "available dividend amount" for that series.

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  Sale of Brands.  Our board of directors may in its discretion sell all or substantially all of the assets of a tracking series brand. If we do so (but not in connection with a sale of our company as a whole), our board of directors has the discretion to either pay a dividend to holders of the related tracking series, redeem shares of the related tracking series, convert the outstanding shares of the related tracking series into platform common stock, or they may choose any combination of the foregoing (however, they must choose one of these options).

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  Attribution Policies.  Our board of directors may, without stockholder approval, modify, change, rescind or create exceptions to our management and attribution policies for purposes of attributing our assets and liabilities between and among our platform unit and various other business units that we intend to establish from time to time, and attributing between these different business units other items (such as debt, corporate overhead, taxes, corporate opportunities and other charges and obligations) in a manner we deem reasonable after taking into account all material factors. However, our board of directors will not in any event reallocate the "underlying assets" for any tracking series, as such term is defined in the certificate of designation for that series. For the Fantex Series Arian Foster, the "underlying assets" are 95% of the ABI.

Conflicts of Interest

        The offering is being conducted in accordance with the applicable provisions of Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc., or FINRA, because one of the underwriters, FBS, will have a "conflict of interest" pursuant to Rule 5121(f)(5)(B) because Fantex is under common control with FBS, and pursuant to Rule 5121(f)(5)(C)(ii) because at least five percent of the net offering proceeds, not including underwriting compensation, are intended to be directed to an affiliate of FBS. Rule 5121 requires that a "qualified independent underwriter" as defined in FINRA Rule 5121 must participate in the preparation of the registration statement of which this prospectus forms a part and perform due diligence investigations with respect to the registration statement and this prospectus. Accordingly, Stifel, Nicolaus & Company, Incorporated is assuming the responsibilities of acting as the "qualified independent underwriter" in the offering. In consideration for its services and expenses as the qualified independent underwriter, FBS has agreed to pay Stifel, Nicolaus & Company, Incorporated a fee equal to $263,750, assuming the sale of 1,055,000 shares of the Fantex Series Arian Foster in this offering at an initial public offering price of $10.00 per share (in each case, the amounts set forth on the front cover of this prospectus). Pursuant to FINRA Rule 5121, FBS will not confirm sales to accounts in which it exercises discretionary authority, if any, without the specific prior written approval of the account holder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Corporate Information

        Our principal executive offices are located at 330 Townsend Street, Suite 234, San Francisco, CA 94107, and our telephone number is (415) 592-5950. Our website address is www.fantexinc.com. The website address for FBS is www.fantex.com. Neither information contained on our website or the website of FBS is incorporated by reference into this prospectus, and you should not consider information contained on either of these websites to be part of this prospectus.

        Our logo, "Fantex," and other trademarks or service marks of Fantex Holdings, our parent company, appearing in this prospectus are the property of Fantex Holdings. This prospectus contains additional trade names, trademarks and service marks of other companies. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply relationships with, or endorsement or sponsorship of us by, these other companies. Subsequent use of such trademarks and service marks in this prospectus and prospectus supplements may occur without their respective superscript symbols (TM or SM) in order to facilitate readability and does not constitute a waiver of any rights that might be associated with the respective trademarks or service marks.

Implications of Being an Emerging Growth Company

        As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  a requirement to have only two years of audited financial statements and only two years of related MD&A;

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  an exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

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  an extended transition period for complying with new or revised accounting standards;

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  reduced disclosure about the company's executive compensation arrangements; and

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  no non-binding advisory votes on executive compensation or golden parachute arrangements.

        We may take advantage of these provisions for up to five years or such earlier time when we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

 THE OFFERING

Shares offered	1,055,000 shares of Fantex Series Arian Foster.
Common stock to be outstanding after this offering	100,000,000 shares of platform common stock and 1,055,000 shares of Fantex Series Arian Foster.
Offering type

The offering is being conducted on a best efforts, all or none basis. To the extent that there is insufficient interest in shares of our Fantex Series Arian Foster, this offering may be cancelled and no shares of our Fantex Series Arian Foster would be sold to the public.

Voting rights

The holders of shares of our Fantex Series Arian Foster and our platform common stock are each entitled to one vote per share of such stock. Following the consummation of this offering, Fantex Holdings, our parent company, will continue to hold approximately 99% of the voting power of our outstanding common stock. See "Description of Capital Stock."

Conversion

Our board of directors may at any time convert shares of our Fantex Series Arian Foster into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of our Fantex Series Arian Foster by the fair value of a share of our platform common stock. For a further description, including how we would determine the fair value of shares of our platform common stock and our Fantex Series Arian Foster, please see "Description of Capital Stock."

Liquidation

In the event of a liquidation, dissolution or winding up of Fantex, including a change of control of Fantex, after payment or provision for payment of our debts and liabilities, each share of our common stock (including the Fantex Series Arian Foster and the platform common stock) will be entitled to receive a proportionate interest in the net assets of Fantex remaining for distribution to holders of common stock equal to the fair value of such share, provided that if the assets legally available for distribution to the holders of common stock are insufficient to permit the payment in full to each share of common stock the amount to which they would otherwise be entitled, then such assets available for distribution to the holders of common stock will be distributed to all holders of common stock ratably in proportion to the full amounts which they would be entitled to receive on shares of common stock held by them. If all distributions required above are made and there remain any assets available for distribution to holders of common stock such assets shall be divided among the holders of common stock in proportion to the amounts that were payable as required above in respect of the shares held by them. For a further description, including how we would determine the fair value of shares of our platform common stock and our Fantex Series Arian Foster, please see "Description of Capital Stock."
Use of proceeds

As consideration for the ABI under our brand contract with Arian Foster we will pay him a one-time cash amount of $10.0 million contingent upon our ability to obtain financing. We will use up to $10.0 million of our net proceeds from this offering, together with existing cash and cash equivalents if necessary, to fund the payment of this purchase price to Arian Foster. See "Use of Proceeds."

Electronic form and transferability

The Fantex Series Arian Foster (and any shares of our platform common stock issuable upon conversion of the Fantex Series Arian Foster) will be issued in electronic form only and will be available exclusively through our broker-dealer affiliate, FBS. Shares of our Fantex Series Arian Foster are new securities; there are currently none issued and there is currently no established market. We do not intend to apply for a listing of our Fantex Series Arian Foster or our platform common stock on any securities exchange or for their inclusion in any established automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for our Fantex Series Arian Foster or our platform common stock. Neither Fantex Series Arian Foster nor our platform common stock will be listed on any exchange and neither will be transferable except through the FBS ATS. There can be no assurance that an active trading market for the Fantex Series Arian Foster or platform common stock will develop, or that you will be able to resell shares of our Fantex Series Arian Foster or platform common stock at a price that would reflect their fundamental value, if at all.

U.S. federal income tax consequences

For material U.S. federal income tax consequences of the acquisition, ownership, disposition and conversion of the Fantex Series Arian Foster and platform common stock, please see "Material U.S. Federal Income Tax Considerations" herein.

Maximum Investment Limits and Financial Suitability

An investment in Fantex Series Arian Foster is subject to certain maximum investment limits, some of which are based on financial suitability. See "Underwriting (Conflicts of Interest)—Offering Process—Maximum Investment Limits and Financial Suitability."

Risk factors	You should read "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in our Fantex Series Arian Foster.
FBS ATS trading symbol	Fantex Arian Foster

        The number of shares of our common stock to be outstanding after this offering is based on 100,000,000 shares of our platform common stock outstanding as of June 30, 2013 and no shares of our Fantex Series Arian Foster outstanding as of June 30, 2013 and excludes 7,500,000 shares of our platform common stock that will be reserved for future issuance under our 2013 Equity Incentive Award Plan.

        Except as otherwise indicated, all information in this prospectus assumes:

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  a 1,000,000-for-1 stock split of our common stock to be effective prior to the consummation of this offering;

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  the reclassification of all outstanding shares of our common stock into shares of our platform common stock upon effectiveness of the stock split referred to above;

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  that our amended and restated certificate of incorporation, which we will file in connection with the consummation of this offering, is in effect; and

  •
  that our certificate of designations for the Fantex Series Arian Foster, which we will file in connection with the consummation of this offering, is in effect.

 QUESTIONS AND ANSWERS

Q:
What is our business?

A:
We are a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes, entertainers and other high-profile individuals and assisting such individuals in enhancing the reach and value of their respective brands. We intend to focus our business on three core areas: evaluating, targeting and accessing individuals and brands with the potential to generate significant brand income, acquiring minority interests in such brand income, and assisting our acquired brands in increasing their value via technology and through leveraging our marketing, advertising and strategic partnering expertise.

Q:
What are the securities that we are offering?

A:
We are offering shares of our Fantex Series Arian Foster. We have entered into, and subsequently amended and restated, a brand contract with Arian Foster, a professional athlete in the National Football League, or NFL, pursuant to which we will acquire a minority interest equal to 20% of the gross monies or other consideration (including rights to make investments) that Arian Foster receives from and after February 28, 2013, subject to specified exceptions, as a result of his activities in the NFL and related fields (including activities in a non-NFL football league), such as broadcasting and coaching. We are attributing 95% of our acquired brand income, or ABI, under the Arian Foster brand contract to a tracking unit that we refer to as the Arian Foster Brand. Our Fantex Series Arian Foster is intended to track and reflect the separate economic performance of the Arian Foster Brand. In addition, we will attribute to the Arian Foster Brand certain expenses of Fantex, including in certain cases expenses related to other series of our common stock that may be issued from time to time in the future. See "Management and Attribution Policies."

  Holders of shares of our Fantex Series Arian Foster will have no direct investment in the businesses or assets attributed to the Arian Foster Brand. Rather, an investment in Fantex Series Arian Foster will represent an ownership interest in our company as a whole.

Q:
Are there any risks associated with an investment in our Fantex Series Arian Foster?

A:
Yes. Our Fantex Series Arian Foster is highly risky and speculative. Investing in our Fantex Series Arian Foster should be considered only by persons who can afford the loss of their entire investment. Please see "Risk Factors" beginning on page 32.

Q:
Will we offer additional securities in the future?

A:
We intend to enter into additional brand contracts in the future and we are actively pursuing these brand contracts, although as of October 31, 2013 we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "Prospectus Summary—Recent Events." Any brand contracts that we enter into in the future with other contract parties are expected to be contingent upon obtaining financing to fund the acquisition of the minority interest in the respective brands. We intend to finance the acquisition of additional brands, at least in part, through the issuance of additional tracking series linked to the value of such brands.

Q:
What happens to the remaining 5% of the ABI under the Arian Foster brand contract?

A:
The Arian Foster Brand will initially include as an attributed asset 95% of ABI under our Arian Foster brand contract, as amended. The remaining 5% of our ABI under the Arian Foster brand contract will be attributed to another series of our common stock that we refer to as our platform common stock. We also intend to attribute a similar interest of each of our future brand contracts to our platform common stock, such that our platform common stock would have a small interest in the ABI of all of our brand contracts. We intend to use the income attributed to our platform common stock for general corporate and working capital purposes, including investments and expenses that may be generally applicable to all our brands. The attribution of this income to the platform common stock also gives our platform common stock a value for purposes of any future conversion of any of our tracking series, including our Fantex Series Arian Foster, into the platform common stock.

Q:
Who is Arian Foster?

A:
Arian Foster is a running back for the Texans in the NFL. He has been in the NFL since 2009. Arian Foster attended the University of Tennessee, where he was the starting running back for three seasons. Arian Foster went undrafted in the 2009 draft and signed with the Texans as an undrafted free agent. Arian Foster was born on August 24, 1986 and is 27 years old as of October 31, 2013, and he currently lives in Houston, Texas with his wife, daughter and son. During the 2010 NFL season, Arian Foster was the leading rusher in the NFL with 1,616 rushing yards. Arian Foster was named First Team All Pro in 2010 and Second Team All Pro in 2011. Arian Foster has also been selected to three Pro Bowl appearances, in each of the 2010, 2011 and 2012 seasons. In addition, Arian Foster led the NFL in carries in 2012, with 351 (405, including post-season games), and was in the top six in carries in 2011 and 2010 with 278 and 327 carries, respectively.

Arian Foster is reported to have experienced an irregular heartbeat on numerous occasions since he was 12 years old, and in one instance he was reported to have left a regular season NFL game early due to this condition. In addition, Arian Foster played with a torn meniscus, or cartilage in the knee, during the 2010 NFL season, without publicly disclosing the injury until after the season when he underwent surgery to repair the injury. Arian Foster's playing status was questionable for two games during the 2011 NFL season, and he missed three games due to hamstring issues. Arian Foster re-aggravated this injury during an NFL regular season game on October 20, 2013 and left that game during the first quarter. A knee injury during the 2012 pre-season also made his season debut questionable. In addition, Arian Foster recently underwent an MRI on his right calf that was strained during off-season practice in May 2013 and has missed most of training camp due to a lingering back pain. Arian Foster has experienced these and other instances of normal wear and tear as an athlete in the NFL and we expect that Arian Foster will continue to experience such wear and tear. Any worsening of these conditions, or re-injury or new injury, could materially and adversely affect Arian Foster's playing performance and the value of the Arian Foster Brand.

Q:
What is the Arian Foster brand contract?

A:
The brand contract, as amended, is a contract between us and Arian Foster, assigning to us 20% of the Arian Foster brand income from and after February 28, 2013. In exchange, we have agreed, subject to completion of this offering, to pay Arian Foster $10.0 million, after which we will have no further payment obligations to him under the Arian Foster brand contract. The brand contract is intended to be effective in perpetuity and may be terminated only upon mutual agreement of Arian Foster and us. Any decision by us to terminate the brand contract will be made solely by our board of directors in good faith and will not be submitted to a vote of our stockholders. We do not intend to terminate the brand contract with Arian Foster unless we are paid consideration by him that we deem sufficient to compensate us for any reasonably expected future ABI at the time, or if our expectation of future ABI under the brand contract is not sufficient in our view to justify incurring continued expense in connection with maintenance of such brand contract.

Q:
What is brand income under the Arian Foster brand contract?

A:
Brand income means any amounts that Arian Foster may receive from and after February 28, 2013, subject to specified exceptions, as a result of his activities (including licensing of rights) in the NFL and related fields (including activities in a non-NFL football league), including each of the following: coaching, football camps, television or Internet programming (with respect to which he either performs in the role of a professional or amateur football player, or performs as himself), radio (terrestrial or satellite), motion picture (solely to the extent Arian Foster appears as himself, such as in a documentary, or is an actor in a motion picture playing the role of himself or an amateur or professional football), literary works the subject of which is Arian Foster, publications, personal appearances, memorabilia signings and events, and the use of Arian Foster's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements, merchandising and appearances.

For example, Arian Foster recently appeared as himself on an episode of the television series Hawaii Five-O. Compensation paid to Arian Foster for this appearance will be excluded from brand income because it was received before February 28, 2013, but similar payments made after February 28, 2013 will be included in brand income because such income will be received generally as a result of Arian Foster's brand, and more specifically derived from television programming in which Arian Foster performs as himself or in the role of a professional football player or participated in professional football. For instance, Arian Foster has recently been cast as a professional running back in a new Kevin Costner film, Draft Day. Compensation that is paid to Arian Foster for this role would be included as brand income because it would be derived from a motion picture in which Arian Foster plays the role of a professional or amateur football player.

Q:
Is there anything excluded from brand income under the Arian Foster brand contract?

A:
Yes. We will not be entitled to any amounts related to any income received by Arian Foster that is not specifically included in his brand income, such as investments and income not related to the NFL and related fields. In addition, Arian Foster has elected to exclude from brand income (i) income derived from: motion pictures and television (unless, in each case, Arian Foster either performs in the role of a professional or amateur football player, or performs as himself), music (including writing, recording, publishing, artist management, touring), children's books, and any and all merchandising and exploitation rights relating to any of these foregoing excluded categories; (ii) any amounts received from the following entities (or their affiliates as of February 28, 2013): (1) Fuse Science, Inc. and (2) Mobli Media Inc; (iii) $6.25 million received by Arian Foster in March 2013 as the final payment to him from the Texans for his signing bonus from the March 5, 2012 contract with the Texans; and (iv) any merchandise credit payable to Arian Foster pursuant to that certain agreement, dated effective as of March 1, 2012, between Arian Foster and Under Armour, Inc. (but all other cash consideration under such contract is included in brand income). You should not consider any of these when considering an investment in the Fantex Series Arian Foster.

Q:
Do investors in the Fantex Series Arian Foster invest directly in Arian Foster?

A:
No. Investors in our Fantex Series Arian Foster are investing in Fantex and not in the brand contract or Arian Foster. However, Fantex Series Arian Foster is intended to track and reflect the separate economic performance of the businesses and assets to be attributed to the Arian Foster Brand. Only Fantex will have rights under the brand contract and recourse against Arian Foster.

Q:
Will you report separate financial information about the Arian Foster Brand?

A:
Yes. Although investors in our Fantex Series Arian Foster are investing in our securities and not in the brand contract or Arian Foster, we will report and include as an exhibit in our periodic filings that we make under the Securities Exchange Act of 1934, as amended, or the Exchange Act, unaudited attributed financial information that will include balance sheet, statement of operations and cash flow information for each tracking series, including Fantex Series Arian Foster, as well as an explanation of the methods used in attributing the information to the tracking series. In addition, we would provide in such exhibit for each tracking series comparative financial information together with a discussion and analysis of that information that described reasons for changes between periods and other developments or events material to the performance of such tracking series.

In addition, at least until such time as we no longer have significant concentration among our brands relative to our consolidated financials we will include in our audited annual reports statements of cash receipts from included contracts with respect to each of our brand contracts.

Q:
How did we verify information provided by Arian Foster?

A:
Prior to entering into the brand contract with Arian Foster, we conducted due diligence and reviewed the included contracts and other documents to support our estimate of his projected brand income. We also ran credit checks on Arian Foster to verify his payment history and track record of performing under other obligations. We also commissioned a third-party background check to determine whether there was any other relevant information that might be useful in our evaluation of the Arian Foster Brand.

Q:
How will we verify information about the brand income of Arian Foster in the future?

A:
Under the Arian Foster brand contract Arian Foster is required to make ongoing payments and reports to us of brand income as well as other material information, and we have audit rights that we will utilize to verify the information that we receive. In addition, as noted above, at least until such time as we no longer have significant concentration among our brands relative to our consolidated financials, a statement of cash receipts from included contracts with respect to each of our brand contracts, including the Arian Foster brand contract, will be audited on an annual basis.

Q:
How did we determine the purchase price for the ABI under the Arian Foster brand contract?

A:
We determined the purchase price for the ABI based on an arm's-length negotiation with Arian Foster. As part of our assessment of the value of the ABI, we applied a discounted cash flow analysis to our estimate of the lifetime brand income earning potential of Arian Foster based on a number of our own estimates and assumptions. Please see "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" for further discussion of the type of factors that we generally consider in our assessments of value of brands we seek to acquire, as well as specific factors that we considered in our assessment of Arian Foster's lifetime brand income earning potential.

There can be no assurances that our assumptions and estimates will be accurate, and a failure of any of our assumptions or estimates to be accurate could have a materially adverse impact on your investment return on our Fantex Series Arian Foster. It is also important to note that Arian Foster was the first contract party with whom we entered into a brand contract. As a result, our assumptions and estimates underlying our valuation of his brand are necessarily subject to greater uncertainty than we expect would be the case for future brand valuations. In particular, we estimated a significant increase in the lifetime brand income that we believe Arian Foster may earn as a result of his endorsements, as compared to his historical earnings from endorsements. We believe this was appropriate for several reasons. First, Arian Foster was an un-drafted free agent, and thus we believe his historical endorsement earnings in his first several seasons were significantly lower than his longer-term potential. We believe that endorsement income for players in skill positions increases for those who demonstrate a sustained and consistently high level of success and achievement at their position. Arian Foster is coming off three consecutive seasons of high achievement as a running back in the NFL, and thus we believe he is poised to begin to realize a higher level of endorsement income. In addition, we believe that Arian Foster has potential for generating other brand income, such as through certain motion pictures and/or broadcasting, as evidenced by his recent appearance as himself on an episode of the television series Hawaii Five-O, and his recently landed role as a professional running back in a new Kevin Costner film, Draft Day. We do not know, however, if his reputation and brand will be enhanced as a result of his being our first contract party, or whether any of our other assumptions and expectations discussed in this prospectus will prove to be true.

  Before you make an investment in our Fantex Series Arian Foster, you should make your own assessment of the value of the brand contract and the shares of our Fantex Series Arian Foster, including for example your own assessment of Arian Foster's lifetime brand income earning potential (both from his NFL playing career, endorsements and other brand income generating activity) as well as the present value of those potential lifetime earnings based on discount rates you think are appropriate to account for the risks inherent in the assumptions and estimates underlying such assessments.

Q:
Is the Arian Foster brand contract secured by any collateral?

A:
No. The Arian Foster brand contract is not secured by any collateral. In addition, the Arian Foster brand contract also does not impose any other financial restrictions on him, including any restriction from incurring unsecured debt. The amounts that Arian Foster owes us under the brand contract are unsecured and payments to us depend on Arian Foster's creditworthiness, which may change in the future. If Arian Foster incurs additional secured or unsecured debt after this offering, or if he incurs excessive expenses, he may be impaired in his ability to make payments to us under the brand contract. In addition, additional debt or expenses may adversely affect his creditworthiness generally, and could result in his financial distress, insolvency, or bankruptcy. If Arian Foster incurs other indebtedness or expenses and cannot pay all of his indebtedness or expenses, he may choose to make payments to other creditors rather than us. If Arian Foster declares bankruptcy any amounts owed to us will only be paid out after all of his secured debt is repaid.

Q:
To the extent that Arian Foster fails to make a required payment under the brand contract can the investors in our Fantex Series Arian Foster collect payments themselves?

A:
No. The brand contract is between Arian Foster and us, and as a stockholder, you have no rights under the brand contract as a third-party beneficiary, or otherwise. In the event of any default under the brand contract, you must rely on us to collect any amounts due and you will be unable to pursue any claims against Arian Foster directly. We intend to enforce all contractual obligations to the extent we deem necessary and in the best interest of the company and its stockholders. Express remedies provided in the brand contract in the event of late payments include (1) payment of interest at prime rate plus 3% per year, and (2) public disclosure of such late payments as well as other remedies available to us at law, including the ability to file a judicial action seeking the payment of all amounts owed to us from Arian Foster and, as applicable, the counterparties to the included contracts with Arian Foster.

Q:
What happens if Arian Foster is injured or suffers any other illness or medical condition, retires or fails to make an NFL roster?

A:
A significant portion of Arian Foster's brand income is dependent on his continued satisfactory performance in the NFL and is not guaranteed. If he retires from the NFL at any time within two years following this offering, other than as a result of injury, illness or medical condition, we may elect in our sole discretion to terminate the brand contract and he will be required to pay us approximately $10.5 million (net of any amounts previously paid to us by him pursuant to the brand contract). Otherwise, if he stops playing in the NFL for any reason, either voluntary or involuntary, his brand income would likely decline. Arian Foster has no obligation to take any actions to generate brand income, and subject to the limited obligation to reimburse us funds as discussed above, he may choose not to do anything to generate brand income following the date on which we pay the purchase price.

Q:
Will we make dividend payments on Fantex Series Arian Foster or other series of our common stock that may be outstanding in the future?

A:
Our board of directors would be permitted, but not required, to declare dividends from time to time on any series of our common stock, including the Fantex Series Arian Foster. Dividends will be limited to an amount up to the "available dividend amount" for such Series. Following this offering, we intend to pay periodic cash dividends out of available cash for each tracking series, including Fantex Series Arian Foster, equal to an amount in excess of 20% of the "available dividend amount" for each such series. Our board of directors may change its dividend policy at any time and from time to time, and we may retain some or all available funds and future income to support our operations and finance the growth and development of our business as well as, in some circumstances, invest some of the available funds to further enhance a brand or acquire additional ABI in a brand if we believe that those would be more productive uses of some or all of the available funds. However, our board of directors will not in any event change the definition of "available dividend amount" for any series of our common stock or declare dividends on any series of our common stock in excess of the "available dividend amount" for that series. Please see "Dividend Policy."

Q:
What happens if Fantex converts shares of Fantex Series Arian Foster into platform common stock?

A:
Our board of directors may at any time resolve to convert shares of our Fantex Series Arian Foster into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of our Fantex Series Arian Foster by the fair value of a share of our platform common stock. For example, if a share of Fantex Series Arian Foster had at the time of determination a fair value of $10.00, and a share of platform common stock had at the time of determination a fair value of $5.00, then if our board of directors elected to convert the Fantex Series Arian Foster into platform common stock, each holder of Fantex Series Arian Foster would receive two shares of platform common stock for each share of Fantex Series Arian Foster held by them. For a further description, including how we would determine the fair value of shares of our platform common stock and our Fantex Series Arian Foster, please see "Description of Capital Stock."

Q:
Under what circumstances does Fantex anticipate that it might convert shares of Fantex Series Arian Foster into platform common stock?

A:
Although our board of directors may at any time resolve to convert shares of our Fantex Series Arian Foster into shares of our platform common stock, we anticipate doing so only in the following circumstances:

  •
  the Fantex Series Arian Foster is no longer an actively traded stock as determined in good faith by our board of directors or a committee of our board of directors, such as, for example, if Arian Foster suffers an injury, illness, medical condition or dies, and his brand income diminishes as a result and there is little if any expectation that his brand income will materially increase in the future. In this case our board of directors may convert the shares of Fantex Series Arian Foster into platform common stock as a means of retiring the Fantex Series Arian Foster, and our board of directors may do so in this circumstance even if the platform common stock is not an actively traded stock as determined in good faith by our board of directors or a committee of our board of directors.

  •
  other special or extraordinary circumstances exist, such as a potential restructuring, reorganization or change of control of Fantex. We would not expect our board of directors to approve a conversion in this circumstance unless there is an active trading market for the platform common stock at the time of such conversion.

  We structured our tracking series to provide the board with discretion to determine whether and when to convert a tracking series into platform common stock in part because our tracking stock and our business model are each unique and unproven and we wanted to maintain flexibility to reorganize our operations if our board of directors deems it to be in the best interest of the Company and all of our stockholders.

Q:
What happens if Fantex sells all or substantially all of the assets of the Arian Foster Brand?

A:
If we sell all or substantially all of the assets of the Arian Foster Brand (but not in connection with a sale of our company), our board of directors will either pay a dividend to holders of our Fantex Series Arian Foster, redeem shares of Fantex Series Arian Foster, convert the outstanding shares of our Fantex Series Arian Foster into our platform common stock or any combination of the foregoing. See "Description of Capital Stock—Common Stock—Mandatory Dividend, Redemption and/or Conversion on Disposition of Assets."

Q:
What happens if we are sold or are otherwise liquidated?

A:
In the event of a sale or a liquidation, dissolution or winding up of our company, including a change of control, and after payment or provision for payment of our debts and liabilities, each share of our common stock will be entitled to receive a proportionate interest in our net assets remaining for distribution to holders of common stock equal to the fair value of such share, or if sufficient funds are not available (including, for example, as a result of satisfying liabilities of the Company), then a portion of such amount shared ratably with other holders of common stock. As a result, holders of Fantex Series Arian Foster would not necessarily receive upon a liquidation amounts equal to the cash received by Fantex under the Arian Foster brand contract, after expenses that are attributable to the Fantex Series Arian Foster. See "Description of Capital Stock."

Q:
How will shares of my Fantex Series Arian Foster be treated for United States federal income tax purposes?

A:
The Fantex Series Arian Foster should be treated as stock of Fantex for U.S. federal income tax purposes. There are, however, no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Fantex Series Arian Foster, so the matter is not free from doubt. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of Fantex Series Arian Foster. Accordingly, no assurance can be given that the views expressed in this paragraph, if contested, would be sustained by a court. It is possible that the Internal Revenue Service could successfully assert that the issuance of the Fantex Series Arian Foster could be taxable to us and the exchange of the Fantex Series Arian Foster for shares of our platform common stock would not qualify as a tax-free recapitalization. You should consult your tax advisor regarding the tax consequences of an investment in Fantex Series Arian Foster.

Q:
How is the Fantex Series Arian Foster being offered?

A:
Our Fantex Series Arian Foster is being offered through a best efforts, all or none basis, by the underwriters, with Stifel, Nicolaus & Company, Incorporated, acting as the "qualified independent underwriter." To the extent that there is insufficient interest in shares of our Fantex Series Arian Foster, this offering may be cancelled and no shares of our Fantex Series Arian Foster would be sold to the public. The process for placing orders in the offering is different from that used for most public offerings of equity securities. You should carefully read the section entitled "Underwriting (Conflicts of Interest)—Offering Process" for additional information regarding how to place an order for our Fantex Series Arian Foster.

Q:
Will I receive a certificate for my Fantex Series Arian Foster?

A:
No. The shares of our Fantex Series Arian Foster will be issued in book-entry form only. We will act as registrar and transfer agent and will maintain a book-entry record of the holders of shares of our Fantex Series Arian Foster.

Q:
Will the Fantex Series Arian Foster be listed on an exchange?

A:
To the extent available, buy and sell orders will be posted and executed by the FBS ATS, which is an alternative trading system as defined under the Exchange Act. Our Fantex Series Arian Foster will not be listed on a stock exchange such as the New York Stock Exchange or NASDAQ.

Q:
Can I purchase Fantex Series Arian Foster using my existing brokerage account?

A:
No. In order to purchase shares of our Fantex Series Arian Foster, either in this offering or subsequent to this offering, investors are required to open a brokerage account with our broker-dealer affiliate, FBS. You will not be able to purchase or sell any shares of our Fantex Series Arian Foster through any other brokerage account or any exchange or trading system. See "Underwriting (Conflicts of Interest)—Offering Process."

Q:
What is FBS and what role does it play in the offering and subsequent trading market?

A:
FBS is our affiliated broker-dealer and is regulated by the SEC and FINRA. FBS is serving as an underwriter in this offering, along with Stifel, Nicolaus & Company, Incorporated, a "qualified independent underwriter" as defined in FINRA Rule 5121. In addition, FBS is registered as an alternative trading system, which we refer to as the FBS ATS, with the SEC. Upon completion of this offering, buy and sell orders for shares of our Fantex Series Arian Foster will be posted on the FBS ATS under the symbol "Fantex Arian Foster." FBS will be the exclusive broker-dealer for executing trades in our Fantex Series Arian Foster. Therefore, if you would like to execute any trades in our securities you first must open a brokerage account with FBS. Stifel, Nicolaus & Company, Incorporated will not be responsible for executing any trades in our Fantex Series Arian Foster following this offering. FBS may act as principal or agent in these transactions, and may also act as a market-maker in the secondary market from time to time. However, it is not obligated to make a market in the Fantex Series Arian Foster and if it does so it may discontinue any market-making at any time without notice, in its sole discretion. Currently, FBS is not expecting to act as a market-maker in the secondary trading market for the Fantex Series Arian Foster, though it will periodically reassess whether to do so. FBS may in the future also consider contacting other broker-dealers to assess their interest in making markets in the securities of Fantex on the FBS ATS. If we have limited or no market-makers at any time, the liquidity of the secondary market for the Fantex Series Arian Foster may be materially adversely affected.

Q:
What is the FBS ATS?

A:
Our affiliate, FBS, operates an alternative trading system, registered with the SEC. Qualified investors will be required to open brokerage accounts with FBS in order to invest in our securities, initially the Fantex Series Arian Foster being offered hereby, and in the future, additional securities that we may register and issue from time to time. Investors who have an account with FBS may post "bid" and "ask" orders for our securities with FBS that will be matched with other orders on the FBS ATS. Our securities will be exclusively traded on the FBS ATS. FBS will accept only limit orders for trades in Fantex Series Arian Foster and other securities on the FBS ATS.

Q:
How can I sell my shares in Fantex Series Arian Foster if I decide that I no longer wish to hold them?

A:
FBS ATS has agreed to post buy and sell orders for shares of our Fantex Series Arian Foster upon completion of this offering. If you decide to sell shares of our Fantex Series Arian Foster, you must pay a commission to FBS. Payment of this brokerage fee may negate or mitigate any appreciation on shares of our Fantex Series Arian Foster or cause you to incur a loss on your investment.

Q:
Does Fantex participate in the FBS ATS as an investor?

A:
No. Neither we nor the officers, directors, employees, promoters or affiliates of Fantex, Fantex Holdings or FBS will be allowed to purchase any shares in the offering or execute trades in the secondary market for our or their own accounts through FBS or on the FBS ATS, except where FBS is acting as a market-maker on the FBS ATS. FBS has no current intention of acting as a market-maker in the secondary market for Fantex Series Arian Foster.

Q:
What is the relationship between Fantex, Fantex Holdings and FBS?

A:
Fantex Holdings was incorporated on April 9, 2012. FBS was formed on May 7, 2012 as a wholly-owned subsidiary of Fantex Holdings. We were incorporated on September 14, 2012 as a wholly-owned subsidiary of Fantex Holdings. Following this offering, FBS will continue to be a wholly-owned subsidiary of Fantex Holdings, and Fantex Holdings will own 100% of our outstanding shares of platform common stock and no shares of our Fantex Series Arian Foster. To date, Fantex Holdings has incurred expenses on our behalf and contributed working capital towards our operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations and—Liquidity and Capital Resources."

GLOSSARY OF CERTAIN TERMS

        Set forth below is a glossary of certain terms used throughout this prospectus.

        "acquired brand income" or "ABI" means as context requires: (1) with respect to the Arian Foster brand contract, the 20% of the brand income of Arian Foster that we are acquiring pursuant to his brand contract; and (2) with respect to future brand contracts, the negotiated amount of brand income of such contract party that we acquire pursuant to such brand contract.

        "Arian Foster" (including related pronouns) means Arian Foster, a running back for the Houston Texans in the National Football League and/or The Ugly Duck, LLC, an affiliate of Arian Foster, or both jointly and severally, as the context requires.

        "Arian Foster Brand" is a tracking unit that our board of directors is establishing upon the consummation of this offering. For a description of the assets and liabilities that we are attributing to the Arian Foster Brand, please see "Management and Attribution Policies—Attribution—Arian Foster Brand."

        "attributable income" with respect to any tracking series as of any date of determination means the attributable income for such tracking series brand as reflected in the unaudited attributed financial information included as an exhibit to our most recent Exchange Act report.

        "brand contract" means as context requires: (1) when referring to Arian Foster, that certain Brand Agreement dated as of February 28, 2013, and as amended and restated on May 24, 2013 and August 21, 2013, between Arian Foster and Fantex; or (2) generally, any future brand agreement that Fantex may enter into with a contract party.

        "brand income" means, other than excluded income, as the context requires:

  •
  with respect to Arian Foster, contingent on our payment of the purchase price to him,

  •
  the gross monies or other consideration (including rights to make investments) that he receives from and after February 28, 2013 generally as a result of his skills and brand, including salary and wages from being an NFL football player and related fields (including activities in a non-NFL football league), which consists of other compensation from his involvement in coaching, football camps, television or Internet programming (with respect to which he either performs in the role of a professional or amateur football player, or performs as himself), radio (terrestrial or satellite), motion picture (solely to the extent Arian Foster appears as himself, such as in a documentary, or is an actor in a motion picture playing the role of himself or an amateur or professional football), literary works the subject of which is Arian Foster, publications, personal appearances, memorabilia signings and events, and the use of Arian Foster's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements, merchandising and appearances; and

  •
  in the event Arian Foster receives, pursuant to any Brand Income Contract, stock or other equity interests (including membership interests and partnership interests), or options, warrants or other rights to acquire any of the foregoing interests, he shall provide us with advance written notice pursuant to which we can elect to participate in the equity award by being issued a direct equity interest in the applicable issuer and to the extent we fail to make such an election or the applicable issuer does not agree to issue to us the equity interests, we shall have the right to indirectly participate in the applicable equity interest by receiving our percentage (20%) of the distributions made on the equity, including any distributions, dividends, profit payments, proceeds resulting from the sale, lease, license, exchange, liquidation or other disposition of any equity or assets of the applicable issuer, in each case subject to us making a payment of any consideration for such equity interests proportional to our interest in the equity award, including without limitation, payments required by the terms of exercise of any options, warrants or other similar rights to acquire stock or other equity interests; or

  •
  with respect to other contract parties, the gross monies that such party receives generally as a result of their skills and brand, including salary and wages from participation in their defined primary occupation, such as an athlete in the NFL, and related fields (including activities in a non-NFL football league), such as broadcasting and coaching.

        "contract party" may as context requires: (1) refer to Arian Foster; or (2) any specified counterparty to a brand contract, which may include an individual such as a professional athlete or entertainer, and/or affiliates or affiliated entities of such individual on a joint and several basis.

        "excluded income" means as the context requires:

  •
  with respect to Arian Foster:

  •
  any revenues resulting from Arian Foster's investments in stocks or other equity, bonds, commodities, derivatives, debt, franchises or real estate, so long as (a) such stocks or other equity, bonds, commodities, derivatives or real estate are not received by Arian Foster as compensation for activities (including licensing of rights) in the field, and (b) any such debt is not used to finance, and any such franchise is not participating in or related to, activities in the Field,

  •
  any income received from employment, services rendered or other activities not related to professional football,

  •
  any reasonable reimbursement of incidental expenses actually incurred by Arian Foster, including without limitation, travel, lodging, per diem and other incidental expenses, or the value of any such items paid by a third party on Participant's behalf,

  •
  certain future pension and benefit payments under the CBA, except that income deferred pursuant to Article 26, Section 6 of such CBA shall not be deemed to be future pension payments and as such, shall be included in brand income;

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  merchandise, services or service plans or merchandise, service or service plan credit up to the lesser of $40,000 and 4% of all brand income during any applicable calendar year and as otherwise agreed by Fantex in its discretion; and

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  the following specifically excluded income:

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  income derived from: motion pictures and television (unless, in each case, Arian Foster either performs in the role of a professional or amateur football player, or performs as himself), music (including writing, recording, publishing, artist management, touring), children's books, and any and all merchandising and exploitation rights relating to any of these foregoing excluded categories;

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  any and all cash or other consideration, in any form whatsoever, received by Arian Foster from the following entities (or their affiliates as of February 28, 2013): (A) Fuse Science, Inc. and (B) Mobli Media Inc.;

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  $6.25 million received by Arian Foster in March 2013 as the final payment to him from the Texans for his signing bonus from the March 5, 2012 contract with the Texans; or

  •
  any merchandise credit (or value thereof) payable to Arian Foster pursuant to the agreement, dated effective as of March 1, 2012, between Arian Foster and Under Armour, Inc. and any merchandise credit of the same or lesser value in any renewals, extensions or amendments and/or restatements thereof; or

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  with respect to other contract parties, as specified in the respective brand contract between such contract party and Fantex.

        "fair value" means:

  •
  generally, the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied; and

  •
  specifically, with respect to any share of our platform common stock or any of our tracking series, fair value will be determined as the volume weighted average of the closing bid or sale prices, whichever is applicable, of such share over the 20-trading day period ending on the trading day before the date of determination. However, such value will only be used for any series of our common stock if our board of directors determines in its good faith judgment that there is an active trading market for that series. If our board of directors makes a determination that there is no active trading market for any series of our common stock, then the fair value for such series will be determined, at the discretion of our board of directors, either by our board of directors in their good faith judgment or by a reputable and independent investment banking or valuation firm experienced in the valuation of securities selected in good faith by our board of directors, provided, however, that to the extent that our board of directors determines in its good faith judgment that such series does not have any material value in terms of assets attributable to such series, including but not limited to any material future brand income or assets, events or circumstances that our management or our board of directors believe could reasonably result in material brand income in the future, then the fair value for such series may be determined by our board of directors in their good faith judgment alone. Any such valuation determination will be made, whether by our board of directors or any independent investment banking, financial advisory or other valuation firm, based on the contractual value of the brand assets related to the applicable tracking series, and shall not include any discount for lack of marketability or liquidity or any minority interest discount (including that such series may not have the rights contractually or otherwise, to receive dividends). Our board of directors intends to use such firm as a general matter unless the assets and expected valuation of the tracking series are not material.

        "Fantex" means Fantex, Inc. In addition, all other references in this prospectus to "the Company," "our company," "we," "us" and "our" refer to Fantex.

        "Fantex Series Arian Foster" is the tracking series designated to track the Arian Foster Brand and being offered in this offering.

        "FBS" means Fantex Brokerage Services, LLC, a registered broker-dealer affiliated with Fantex.

        "FBS ATS" means the alternative trading system operated by FBS.

        "platform common stock" means the series of our common stock provided for in our amended and restated certificate of incorporation into which our board of directors may determine to convert any tracking series (including the Fantex Series Arian Foster) based on the relative fair values of a share of platform common stock and such tracking series at the time of any such conversion.

        "qualified independent underwriter" means a qualified independent underwriter as defined under FINRA Rule 5121, and which means a securities firm that does not have a conflict of interest and that has agreed, in acting as a qualified independent underwriter, to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof.

        "tracking series" means any series of our common stock that our board of directors from time to time may designate as tracking a specified tracking series brand. See "Description of Capital Stock."

        "tracking series brand" or "tracking unit" means a business unit relating to a specified brand contract, which the corresponding tracking series is designated to track. See "Management and Attribution Policies."

        "underwriters" refers to, as the context requires, FBS together with Stifel, Nicolaus & Company, Incorporated, the "qualified independent underwriter" (as defined in FINRA Rule 5121) in this offering.

 RISK FACTORS

        Investing in our Fantex Series Arian Foster involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, and the sections in this prospectus entitled "Business" and "Description of Capital Stock," before making any decision to invest in shares of our Fantex Series Arian Foster. If any of the events discussed in the risk factors below occur it could have a material and adverse impact on our business, results of operations, financial condition and cash flows. If that were to happen, the trading price of our Fantex Series Arian Foster could decline, and you could lose all or part of your investment.

Risks Relating to Our Limited Operating History, Financial Position and Capital Needs

We have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future.

        We incorporated in Delaware in September 2012 and prior to this offering, we were a wholly-owned subsidiary of Fantex Holdings. We are currently in a start-up phase and to date have relied on our parent to conduct our operations. We therefore have a very limited operating history. Investment in our company is highly speculative because it entails substantial upfront cost and significant risk that we may never become commercially viable. We have not generated any revenue to date, and our parent has incurred significant expenses on our behalf. Following this offering, our parent will not be obligated to continue to incur expenses on our behalf except as required under our management agreement with them, and we expect that we will incur significant expenses related to our ongoing operations. For the six months ended June 30, 2013 and year ended December 31, 2012, we reported a net loss of approximately $1.7 million and approximately $1.1 million, respectively, and had accumulated losses since inception of approximately $2.8 million.

        We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue evaluating, targeting and accessing brands and negotiating the acquisition of minority interests in those brands that meet our criteria, and as we develop the infrastructure necessary to support our ongoing operations. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses, the rate at which we are able to acquire brands that meet our criteria and the ability of our acquired brands to generate revenues and cash flow. Even if our brands generate cash flows they may not produce payments quickly enough to cover our expenses. If Arian Foster, or any other individuals with whom we may contract in the future, fail to make payments in amounts we expect, or at all, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our expected future losses will have an adverse effect on our stockholders' equity and working capital.

We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability. Our business model also requires us to make substantial upfront payments to our contract parties in exchange for rights to future payments.

        Our operations to date have been limited to organizing and staffing our company, evaluating, targeting and accessing brands that meet our criteria and negotiating the acquisition of minority interests in those brands.

        As of October 31, 2013, we have entered into a brand contract with Arian Foster, a professional athlete in the NFL. We also intend to enter into additional brand contracts in the future and are actively pursuing these brand contracts, but as of October 31, 2013 we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "Prospectus Summary—Recent Events." Our contract with Arian Foster requires us to make an upfront cash payment to him of $10.0 million (less $0.5 million to be held in escrow to satisfy future payment obligations to us), and we expect that any other brand contracts that we enter into in the future with other contract parties will also require us to make upfront payments in return for the right to future payments based on our ABI.

        Therefore, our business model requires us to make substantial upfront payments to our contract parties in exchange for rights to future payments. We will be at risk if for any reason we do not receive those future payments, or if they are less than we would need to be profitable or to offset our expenses. We have no history to demonstrate, and we can make no assurances, that our business model will be successful, or whether any of our brand contracts, including our brand contract with Arian Foster, will be profitable. Consequently, it will be difficult for anyone to predict our future success, performance or viability, and more difficult than it would be if we had a longer operating history and/or successful brand contracts to judge the viability of our business model, and any such predictions may not be accurate or reliable.

To date, we have not generated any revenues or cash flow from any brand contract, and following completion of this offering, our brand contract with Arian Foster will represent our only source of revenue or cash flow. We may not receive the cash amounts that we expect, or any at all, from our brand contract with Arian Foster or from any future brand contracts and we may never generate sufficient revenue to become profitable.

        To date, we have not generated any revenues or cash flow from any brand contract and following completion of this offering, our brand contract with Arian Foster will represent our only source of or cash flow. We may not receive the cash amounts that we expect, or any at all, from our brand contract with Arian Foster or from any other brand contracts.

        Our ability to generate revenue and become profitable will depend, among other things, upon our ability to successfully evaluate, target and access brands that have the potential to generate significant brand income, acquire a minority interest in the brand income from these brands for an appropriate purchase price, aid our acquired brands in enhancing their value in amounts sufficient to provide a return on our investment, and enforce the brand contracts and collect our ABI with respect to these brands. Even if we are able to successfully do these and other things that are within our control there are numerous other factors, some of which are not within our control, that might impact our ability to generate revenue or cash flows or be profitable, including those discussed in these Risk Factors and elsewhere in this prospectus.

        In addition, there are numerous risks and uncertainties associated with the brands in which we invest, including that the success of our brand contracts will depend upon the contributions, success and longevity of an individual in his primary occupation, such as an athlete in the NFL. Therefore, we are unable to predict the timing or amount of future cash receipts, or when or if we will be able to achieve or maintain profitability. Even if we are able to acquire, manage and develop brands as described above, we anticipate incurring significant costs associated with our efforts to achieve or maintain profitability.

Our business strategy depends in large part on our ability to build a robust platform of brands by entering into additional brand contracts. Even if we complete this offering of Fantex Series Arian Foster we may not be able to enter into additional brand contracts in the future, or enter into the number of additional brand contracts that we anticipate would be necessary to support our business model.

        Our strategy of enhancing brand reach and brand value for our acquired brands depends in large part on our ability to build a robust platform of brands and benefit from economies of scale and an ability to cross-pollinate and share best practices across our brands. For example, any direct investment of resources that we make in any promotional activities relative to our Arian Foster Brand must exceed a return that is five times our investment in order to increase the value of such Brand. Thus, unless we achieve significant economies of scale in our ability to deliver brand enhancing value at a low cost across all our brands (by, for example, utilizing fixed, in-house personnel rather than incurring out-of-pocket third party costs), then we will not likely be able to make investments at a cost that would allow for a positive return on our investment. Accordingly, we are actively pursuing additional brand contracts that we intend to enter into in the future. However, as of October 31, 2013, we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "Prospectus Summary—Recent Events."

        We do not know if future potential contract parties will agree to enter into additional brand contracts and we may not be able to attract sufficient additional brand contracts. For example, future potential contract parties may not view the brand contract as an attractive value proposition to them due to any number of factors, including differing expectations of an appropriate purchase price that reflects the agreed upon ABI, which may be based on any number of factors, such as:

  •
  we and future potential contract parties may not agree on the assumptions and estimates used to determine the estimated future earnings of potential contract parties;

  •
  potential contract parties may not want to incur legal, tax and other burdens associated with entering into a brand contract, including, for example, ongoing information and disclosure requirements, as well as the potential risk, due to the lack of any currently binding or authoritative guidance from the IRS, that the ABI we are purchasing from the contract party could be reportable income for the contract party, and, as a result, that it may not be fully deductible for U.S. federal income tax purposes;

  •
  the potential impact of possible disclosure of the terms of material included contracts, and the impact that these disclosure obligations may have on the ability of a contract party to enter into additional endorsement deals or to participate in other brand-income generating activities;

  •
  any negative perception by the media, fans, leagues, clubs or others of our business model;

  •
  any negative perception by the media, fans, leagues, clubs or others of any of our contract parties, including Arian Foster or other contract parties as a result of their decision to enter into a brand contract with us, or otherwise; and

  •
  the performance of the Arian Foster brand contract, or other brand contracts that we enter into, and/or the performance of the related tracking series, which may be worse than anticipated.

        As a result, we may be forced to revise our business model to attract additional brand contracts. For example, we are not currently contractually obligated to expend capital on enhancing the brand value of our contract parties. Contract parties may require us to contractually agree to provide certain minimum levels of marketing services in order to enter into brand contracts, which we may not be able to provide or which may not give us sufficient return on capital to make the brand contract profitable. Moreover, we or our parent may be asked to provide an indemnity to the contract party against any tax risk to them as a result of the uncertainty discussed above. For example, our parent has agreed to provide an indemnity to Arian Foster if the ABI is reportable and not deductible, and either we or our parent may have to agree to similar tax indemnities for the near future for future contract parties until there is additional guidance in this area or sufficient history with our contract parties. Even if potential contract parties are willing to agree to enter into additional brand contracts with us, the leagues, team owners, players associations, endorsement partners, elected officials or others may take actions that could restrict our ability or make it more costly for us to enter into future brand contracts. And even if we are successful in entering into additional brand contracts with additional contract parties, we may not be successful in conducting offerings to finance the purchase price under these brand contracts.

We will need to obtain additional funding to acquire additional brands and we may also need additional funding to continue operations. If we fail to obtain the necessary financing, or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and we may be forced to significantly delay, scale back or discontinue our operations.

        We will require additional capital to fund our operations, and if we fail to obtain necessary financing, our business plan may not be successful.

        Any brand contracts that we enter into in the future with other contract parties will require us to make substantial upfront payments to acquire the ABI under such brand contracts. We do not, and following this offering we do not expect to have, the necessary funds that we would need to make any of these upfront payments under future brand contracts. Therefore, we expect that our future brand contracts for the foreseeable future will be contingent upon obtaining financing to fund the acquisition of the ABI in the respective brands, and we intend to finance these acquisitions through the issuance of additional tracking series linked to the value of such brands. Such financing may be expensive and time consuming to obtain, and we may not have investor interest that would enable us to obtain such financing.

        In addition, our operations (excluding upfront payments under future brand contracts) have consumed substantial amounts of cash since inception, and we expect they will continue to consume substantial amounts of cash as we aggressively build our platform of brands and our internal marketing, compliance and other administrative functions. To date, these operations have been financed exclusively by equity contributions from our parent. Our parent has no obligation to continue to finance our operations, and they do not intend to continue to finance our operations except as required under our management agreement with them. Although we believe the net proceeds from this offering together with existing cash and cash equivalents and interest thereon will be sufficient to fund our projected operating expenses for the next 12 months, as noted above, we will require additional capital to finance the acquisition of future brands, and we may also need to raise additional funds sooner if our operating and other expenses are higher than we expect or our cash received from brand contracts is lower than we expect.

        Until we can generate a sufficient amount of cash from our brand contracts, if ever, we expect to finance future cash needs through public or private equity or debt offerings. Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may not be able to continue to acquire additional ABI in other brands and we may have to significantly delay, scale back or discontinue our operations. If we raise additional funds through the issuance of additional debt or equity securities it could result in dilution to our existing stockholders, and/or fixed payment obligations that could reduce our ability to pay dividends or otherwise fund our other operations. Furthermore, these securities may have rights senior to those of our common stock and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license brands without consent and other operating restrictions that could adversely impact our ability to conduct our business. Any of these events could significantly harm our business, financial condition and prospects.

        Our forecast of the period of time through which our financial resources will be adequate to support our operations (excluding upfront payments under future brand contracts) is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this "Risk Factors" section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

  •
  the rate at which we begin to realize revenue under our brand contract with Arian Foster, as well as under any additional brand contracts that we may enter into in the future;

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  the cost of our efforts to evaluate, target and access the brands that meet our criteria, as well as the cost and expense of negotiating any new brand contracts;

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  our ability to enter into additional brand contracts, and if so the amount of the upfront purchase price that we would have to pay to acquire rights under any such brand contracts;

  •
  the number and characteristics of any new brand contracts that we may enter into;

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  the cost and expenses of any equity or debt financings that would be necessary to pay the purchase price under any additional brand contracts, and any regulatory or other delays in any of these offering processes;

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  the effect of competing technological and market developments;

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  the cost of establishing and building our sales, marketing and compliance capabilities; and

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  the rate at which we invest in marketing and other costs to assist our acquired brands in building and enhancing the value of their brands.

        If a lack of available capital means that we are unable to expand our operations or otherwise capitalize on our business opportunities, our business, financial condition and results of operations could be materially adversely affected.

Risks Relating to Our Brand Contracts and Our Business

Our principal source of cash flows for the foreseeable future will be derived from our brand contracts.

        Our principal source of cash flows for the foreseeable future will be derived from our brand contracts. There are a number of risks relating to brand contracts. If any of these risks occur it could have a material and adverse impact on our business, financial condition and results of operations.

We do not have any experience managing brand contracts and we do not have any historical performance data about our brand contracts.

        We entered into our first brand contract on February 28, 2013, which we subsequently amended and restated on May 24, 2013 and August 21, 2013. As of October 31, 2013, we have not received any cash under this brand contract. Due to our limited experience with brand contracts, we do not have any historical performance data regarding our ability to generate cash receipts from the management of brand contracts and the likelihood of long-term performance of the contract party, or our ability to aid our brands in enhancing their brand reach and brand value. As a result, the brand contracts that we enter into may generate lower ABI than we anticipate, or none at all. We may therefore pay a purchase price for ABI that is too high. As we gain more experience with our brand contracts, we may change how we estimate the brand value of future brand contracts, and investors who invest early may not benefit from the experience that we gain from our early brand contracts.

Our cash received under our brand contracts will depend upon the continued satisfactory performance of the related contract party, and we do not have any rights to require the contract party to take any actions to attract or maintain or otherwise generate brand income.

        Some or all of the brand income that a contract party is expected to generate is contingent on continued satisfactory performance and is not guaranteed. Although we structure our brand contracts so that the contract party maintains the substantial majority of future brand income to help ensure that the contract party will maintain incentives to continue to generate brand income, we can provide no assurances that the contract party will do so. The contract party may retire from such contract party's primary occupation, such as an athlete in the NFL, at any time and for any reason, subject only to a requirement to repay us the amount of the purchase price we paid such contract party, plus certain expenses and net of any amounts already paid to us, if the contract party retires within two years. In addition, if the contract party voluntarily retires during such period, such contract party may have other obligations under other contracts to pay back upfront payments, such as a signing bonus, and the contract party may not have the funds to meet all of its obligations at that time. The contract party has no obligation to take any actions to generate brand income, and may choose not to do anything to generate brand income. In addition, even if the contract party chooses to engage in additional brand income generating activities, their ability to do so may be restricted under their existing contracts. For example, Fuse Science, Inc. prohibits Arian Foster from entering into an agreement to endorse another sports beverage company through the term of its contract with Arian Foster. Moreover, brand income under our brand contracts generally only includes income that the contract party may receive in the future in such contract party's primary occupation at the time, such as an athlete in the NFL, and related fields, such as broadcasting and coaching. Our brand contract contains no restriction on the ability of the contract party to change professions or earn money in unrelated fields, and such income may not be brand income. In any of these events, we may lose some or all of the brand income in the future under a brand contract, in which case our cash receipts would decline.

The contract party is neither our affiliate, nor a director, officer or employee of our company and owes no fiduciary duties to us or any of our stockholders. The contract party has no obligation to enhance the value of the brand or disclose information to our stockholders.

        Events in the contract party's personal life, including relationships with spouse, family, friends, etc. could have a significant impact on the contract party's performance on the field. The contract party's obligations to disclose such personal events is limited to the obligations under the brand contract and the contract party is under no obligation to disclose any personal matters to the holders of shares of our tracking series. Furthermore, although the contract party is contractually obligated to disclose all material facts to us, we cannot guarantee that the contract party will comply with such disclosure requirements or that we can independently verify or uncover material events in the contract party's personal life. In addition, the contract party has no obligation to enhance the value of his brand. For example, a contract party in the NFL may agree to a salary reduction to assist his team in staying within the league salary cap, to be on a more competitive team, or to stay with a specific team, all of which may have the effect of reducing potential brand income and conflict with stockholders' interests in maximizing brand income. Since the contract party's obligations under the brand contract are solely limited to obligations owed to us, the holders of shares of our tracking series have no contractual right to enforce such obligations against the contract party. Furthermore, since the contract party is neither a director nor an officer of our company, such contract party owes no fiduciary obligations to the holders of shares of our tracking series. As a result, our stockholders will have no recourse directly against the contract party, either under the brand contract or under the securities laws.

Profitability of our brand contracts may also depend upon the contract party's ability to attract and maintain endorsements and attract and maintain other brand income generating activities.

        The purchase price that we expect to pay for future ABI under our brand contracts is based on our assumption that the contract party will generate brand income in excess of that which may be predictable under existing contracts that are included in brand income, or included contracts. Therefore, we expect that the contract party will need to be able to maintain existing included contracts as well as attract and maintain additional endorsements and other brand income generating activities. As noted above, the contract party has no obligation to take any actions to generate brand income, or to take any actions to increase the amount of brand income that the contract party currently generates. However, even if the contract party desires to and attempts to attract and maintain additional endorsements and other brand income generating activities there can be no assurances that such contract party will be able to do so.

        Competition for endorsements and other brand income opportunities is intense. These opportunities may depend on a variety of factors, including the primary occupation, such as an athlete in the NFL, and perceived value of such profession to marketing executives, and on-field factors in the primary occupation, such as quality of the contract party's performance, whether or not the contract party plays for a winning team, plays in post-season games or wins individual awards or is named to the Pro Bowl or All-Pro Team, the market in which the contract party performs, skill of the contract party at the contract party's position, the style of play and potential to perform in the future, as well as intangible traits off the field such as personality, personal drive and ambition, "likability," authenticity and consistency. Thus, future endorsements and other brand income opportunities may be difficult to attract and maintain, and they may not generate as much brand income as we expect or that they have historically. A downturn in the performance of the contract party or even the team on which the contract party plays, whether the current team or a different team, could adversely affect such contract party's ability to attract and maintain endorsements. Even if the contract party enters into multi-year agreements that are capable of generating significant brand income, such agreements may have termination clauses relating to performance, character or other reasons, or such agreements may become the subject of disputes. We will have no rights under our brand contracts to require the contract party to pursue any remedies or engage in any disputes with any third parties.

Brand income may decrease due to factors outside the control of the contract party, such as an injury, illness, medical condition or death of the contract party, or due to other factors such as public scandal or other reputational harm to the contract party. In any such event, it is likely that the brand income with respect to such brand contract will not return to its prior levels or may cease completely.

        Our focus for the foreseeable future is to enter into brand contracts with high-profile athletes who play professional sports. For example, Arian Foster is a running back in the NFL. There is a high risk of injury in many professional sports, and in particular in the NFL. Nevertheless, we do not maintain any insurance against the loss of any brand income as a result of injury, illness, medical condition or death of the contract party. In addition, as of October 31, 2013, Arian Foster has not purchased any insurance policy against the risk of injury or disability, and there is no assurance that he may do so in the future, or if he does, whether or not the proceeds of such policy would be brand income would depend on the specific facts and circumstances related to any such policy. Therefore, if a contract party becomes injured or sustains a serious illness or other adverse medical condition in the course of his professional career or otherwise, or dies, the brand income, and thus our ABI, would likely be dramatically less than we anticipate, and it is likely that such brand income would not return to its prior levels or may cease completely.

        We also expect to receive brand income from existing and future endorsement agreements entered into by the contract party, as well as other public activities related to the primary occupation of the contract party, such as television broadcasting. We believe that the contract party's ability to attract and maintain endorsement agreements as well as other sources of brand income will depend on the contract party's reputation and ability to be viewed favorably by the public. Prior to entering into a brand contract, we assess the character and reputation of the contract party and the brand through our independent assessments, industry references and background checks conducted by third parties. However, there can be no assurance that our review process uncovers all facts and characteristics that could adversely affect the reputation of a contract party or the value of the brand contract. Even if our review process provides us with an accurate assessment of the character and integrity of a contract party as of the date of our review, there can be no assurance that circumstances in the future will not change, or that a contract party will continue to behave in a manner consistent with past behavior.

        Any harm to the public reputation of a contract party, or association of the contract party's name with a public scandal, may reduce the contract party's ability to enter into and maintain future endorsements and other sources of brand income and as a result, brand income would likely decrease or may cease completely.

The contract party or other third parties may refuse or fail to make payments to us under the brand contracts.

        Our cash flows depend on contract parties and other third parties making payments of ABI to us. A contract party or other third party may dispute amounts to which we believe we are entitled, or may be unwilling or unable to make payments to which we are entitled, including for reasons discussed elsewhere in these risk factors.

        In either event, we may become involved in a dispute with the contract party or other third party regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the contract party or other third party, and could be costly and time-consuming for us to pursue.

        Failure of the contract party or other third party to make payments of our ABI to us for any reason would adversely affect our business and in particular the value of your tracking series if the failure to pay relates to the brand contract associated with any tracking series.

        In addition, if the contract party or other third party who may be obligated to make payments to us were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under the brand contract or otherwise may be prejudiced or impaired, perhaps significantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under the brand contract or otherwise and realizing the economic and other benefits contemplated therein. To the extent we do not receive payments under a brand contract to which we would otherwise be entitled as a result of any such debtor relief laws, then the amount of such payments we do not receive will nonetheless be attributable to the respective tracking series brand. In such an event, such shortfall in income will be treated as a general expense of Fantex and be shared pro rata (calculated based on attributable income) among all of our then outstanding tracking series. As a result, the market value of your tracking series could decline if another brand contract that is not related to your tracking series is unenforceable as a result of debtor relief laws. For a further description of covered amounts please see "Management and Attribution Policies—Attribution—Covered Amounts."

Our brand contracts are not secured by any collateral or guaranteed or insured by any third party other than the contract party, and you must rely on Fantex to pursue remedies against the contract party in the event of any default.

        The payments under a brand contract will be unsecured obligations of the contract party and will not be secured by any collateral, nor guaranteed or insured by any third party or governmental authority. Therefore, we will be limited in our ability to collect any payments that may be owed to us under a brand contract if those amounts are not paid. Generally, we would have to pursue remedies against the contract party or other third parties to whom our ABI was assigned by the contract party.

        If the contract party defaults under the brand contract, there can be no assurances that the contract party will have adequate resources, if any, to satisfy any obligations to us under the brand contract. In addition, our brand contracts will require that our ABI be directly assigned to us by the contract party where commercially practicable. It may be necessary, therefore, for us to also pursue remedies against counterparties to included contracts. These counterparties may assert that the assignment of brand income by the contract party did not create an obligation of their part to pay any brand income to us.

        Moreover, payment of the ABI is an obligation of the contract party to us, not obligations to our stockholders, including holders of shares of our Fantex Series Arian Foster. Our stockholders will have no recourse directly against the contract party.

The brand contract does not restrict the contract party from incurring unsecured or secured debt, nor does it impose any other financial restrictions on the contract party.

        If the contract party incurs additional secured or unsecured debt after entering into a brand contract with us, or if the contract party incurs excessive expenses, the contract party may be impaired in its ability to make payments to us under the brand contract. In addition, additional debt or expenses may adversely affect the contract party's creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the contract party. To the extent that the contract party has or incurs other indebtedness and expenses and cannot pay all of its indebtedness or expenses, the contract party may choose to make payments to other creditors rather than us.

        To the extent a contract party incurs other indebtedness that is secured, such as mortgage, home equity, or auto loans, the ability of the secured creditors to exercise remedies against the assets of the contract party may impair the contract party's ability to make payments to us under the brand contract. The contract party may also choose to repay obligations under secured indebtedness before making required payments on the brand contract because the contract party has no collateral at risk in the case of the brand contract.

The financial and other information that we obtain from the contract party or other third parties may be inaccurate and may not accurately reflect the true financial position of the contract party, and the risk of default on the brand contract may be significant and may be higher than we anticipate.

        Prior to entering into a brand contract, we conduct a review of the contract party that includes collecting financial and other information from the contract party to evaluate financial suitability of the contract party, including a review of assets, liabilities, existing commitments, tax returns and credit scores. We also conduct background checks and obtain credit reports from the major credit rating agencies to help us assess the ability of the contract party to meet their financial obligations. However, we do not verify this information and it may be inaccurate or incomplete. For example, the credit score assigned to a contract party may not accurately reflect the actual likelihood that the contract party will perform under the brand contract because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the contract party's credit report. If information that is supplied to us by the contract party or other third parties is inaccurate or incomplete, the risk of default on the brand contract may be significant and may be higher than we anticipate.

Our due diligence procedures may not reveal all relevant information regarding a targeted brand acquisition and may result in an inaccurate assessment of the projected value of an acquired brand.

        Prior to entering into a brand contract with an athlete, entertainer or other high profile individual, we conduct due diligence and review the included contracts of such contract party and other documents to support our estimate of such contract party's projected brand income. As part of this due diligence process and assessment, we will rely in part on the contract party to fully address our questions by disclosing all relevant information and, in some cases, on information provided by third parties. However, our due diligence processes may not uncover all relevant facts, and our brand acquisitions may not be profitable. Although our brand contract with Arian Foster obligates him to, and we intend to require future contract parties, if any, to contractually agree to, disclose all material facts to us, we cannot guarantee that Arian Foster or any future contract party will comply with such disclosure requirements or that we can independently verify or uncover material events about Arian Foster or any such future contract parties. For instance, in a documentary released in September 2013, Arian Foster admitted to receiving money as a college football player during his senior year at the University of Tennessee, in violation of NCAA rules. While it is difficult to assess the reputational harm of such a disclosure, an athlete's, entertainer's or other high profile individual's failure during our due diligence process to reveal all relevant information prior to our entering into the brand contract with such athlete, entertainer or other high profile individual may result in an inaccurate assessment of such contract party's projected brand value potentially leading to acquisitions that may not be profitable.

The valuation of our brand contracts and expected ABI requires us to make material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations.

        Our principal assets are expected to be derived from our brand contracts with athletes, entertainers and other high-profile individuals. Those assets are considered "Level 3" assets under ASC 820, Fair Value Measurements and Disclosures, as there is currently no active market where we are able to observe quoted prices for identical assets. As a result, our valuation of those assets incorporates significant inputs that are not observable. Fair value of future expected brand income is determined by measuring expected returns on player contracts, anticipated future endorsements and anticipated renewals of existing contracts based on comparable individuals in the same industry. However, valuation of the expected brand income is highly speculative due to the heavily subjective nature of identifying comparable athletes or entertainers and is inherently difficult due to the uniqueness of each professional athlete or entertainer and the limited number of available comparable athletes and entertainers.

        The fair value measurement of Level 3 assets is inherently uncertain and creates additional volatility in our financial statements that are not necessarily related to the performance of the underlying assets. To determine the amount of our purchase price (and the equivalent fair value at the time) of our brand contract with Arian Foster we applied discount rates ranging from 3% to 16.3%, with a weighted average of 13%. We subjectively determined the discount rates applied in our analysis based on assumptions that have not been reviewed by any independent financial advisor. If we determine in the future that fair value requires a higher discount rate for a similarly situated athlete or entertainer, we would experience significant losses materially affecting our results of operations. See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a further discussion of fair value measurements.

Failure of a contract party to adequately protect their intellectual property could injure the value of the contract party's brand.

        We invest in high-profile brands through our brand contracts. Therefore, the success of our brand contracts is dependent on the contract party protecting their brand from intellectual property infringement (such as counterfeiting and other unauthorized uses of their intellectual property rights). Although the contract parties may seek to protect the intellectual property rights associated with their brand by ensuring that they own and control certain intellectual property rights in and to those assets and, where appropriate, by enforcing those intellectual property rights, it may not be possible to detect all instances of brand infringement. Additionally, where instances of brand infringement are detected, we cannot guarantee that such instances will be prevented as there may be legal or factual circumstances that give rise to uncertainty as to the validity, scope and enforceability of a contract party's intellectual property rights. We will have no rights under the brand contract to enforce any intellectual property rights of the contract party or the brand. Infringement of their trademark, copyright and other intellectual property rights by others could have an adverse effect on the brand income, and thus the ABI that we receive under the brand contract. If Arian Foster were to fail or be unable to secure, protect, maintain and/or enforce the intellectual property rights that vest in his brand, then we could lose a portion of our cash stream that would have been received from such brand assets.

Our cash received under brand contracts may fluctuate due to seasonality.

        The cash receipts under our brand contracts may be subject to seasonal variation, limiting the overall comparability of interim financial periods. For example, the salary under NFL contracts is usually paid out in even installments during the course of the NFL season, or as a signing bonus according to varying schedules. The NFL season occurs primarily in the third and fourth quarters of each calendar year. As a result, our interim results and any quarterly financial information may not be indicative of the financial performance for the whole year.

An economic downturn and adverse economic conditions may harm a contract party's earning potential.

        The recent economic downturn and adverse conditions in the global markets may negatively affect the earnings of a contract party. For example, the NFL market salary cap is dependent upon the revenues the NFL receives. In addition, endorsements may depend in part on the actual or perceived personal disposable income of consumers and marketing budgets of endorsement partners. These commercial contract payments are contingent upon the expenditures of businesses across a wide range of industries, which industries may cut costs in response to any economic downturn.

Our ability to increase the value of any of our brands may be limited and our investments in the promotion of any of our brands may cause the market value of our stock to decline.

        Our management and board of directors will have complete discretion in determining the scope and execution of our brand promotion efforts, if any, with respect to our brands. Any investment we may make to promote our acquired brands will be for long- or medium-term results and would not be expected to increase brand income in the near-term, if at all. Any expenditures that we may make on promotional activities that are attributable to a single tracking series brand will be an attributable expense to that tracking series brand. To the extent that our promotional activities increase the attributable income of a tracking series brand by an amount less than the attributable expenses for the promotion, the attributed retained earnings of that brand would decline. There can be no assurances that our management will promote any of our tracking series brands in a manner that creates value for the associated tracking series or any of our other stockholders.

Confidentiality agreements with employees and others may not adequately prevent disclosures of our proprietary information and confidential information of the contract party.

        We have taken measures to protect our proprietary information and confidential information of the contract parties, but these measures may not be effective. We require new employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us, including for example, information we acquire about the contract parties, be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property. Nevertheless, employees, collaborators or consultants may still disclose or misuse our confidential information, and we may not be able to meaningfully protect our proprietary information and confidential information of the contract parties. In addition, others may independently develop substantially equivalent information or techniques or otherwise lawfully gain access to our proprietary information and confidential information of the contract parties, and thereafter communicate this information to others without maintaining its confidentiality. If this occurs, it may negatively impact our business and relationships with our current or future contract parties, and may damage our reputation and limit our ability to enter into new brand contracts. In addition, costly and time-consuming litigation could be necessary to enforce our proprietary rights or limit the prohibited disclosure of confidential information, and failure to obtain or maintain protection of our proprietary information or the confidential information of the contract parties could adversely affect our competitive business position.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent our ability to conduct our business operations, including by hindering or preventing our ability to enforce our brand contracts or conduct offerings of tracking series.

        Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent our ability to conduct our business operations, including by hindering or preventing our ability to enforce our brand contracts or conduct offerings of tracking series. For example, we could be deemed to be subject to insurance and other regulations, which in some circumstances may be applied retrospectively. In addition, our brand contracts are intended to be effective in perpetuity and may be terminated only upon mutual agreement of the contract party and us. In some jurisdictions perpetual contracts have been found to be against public policy and therefore terminable in some circumstances. Our brand contracts are governed by California law, and California legal decisions do not disfavor express contractual terms for indefinite duration. However, we can provide no assurances that a California court may not rule differently in the future, or that a court of another jurisdiction might attempt to apply a different choice of law to our brand contracts. If this occurs then we may become involved in expensive and time consuming litigation, or may be unable in certain cases to enforce our brand contracts. Any other changes in or interpretations of current laws and regulations could also require us to increase our compliance expenditures, inhibit our ability to enter into new brand contracts or cause us to significantly alter or to discontinue offerings of additional tracking series. Altering the terms of our brand contracts or tracking series to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of managing or acquiring our brand contracts or make offerings of our tracking series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

The leagues, team owners, players associations, endorsement partners, elected officials or others may take actions that could restrict our ability or make it more costly for us to enter into future brand contracts.

        Our business model depends on the cooperation of various third parties. Because the brand contracts and offerings of tracking series linked to the income of professional athletes and entertainers is a novel business model, there may be influential parties with interests that are adverse or perceived to be adverse to our business, such as sports leagues, sports teams, fantasy sports networks or gambling institutions. These parties may seek to change the rules, policies, laws, regulations or legal interpretations in ways to prohibit, or limit the success of, our business. For example, in 2010 the Cantor Futures Exchange received approval from the Commodities Futures Trading Commission to launch the Hollywood Stock Exchange as a contract market for the trading of box office futures; however, the Motion Picture Association of America successfully lobbied members of the U.S. congress to pass legislation making trading in box office futures illegal. In a similar manner, influential parties that perceive our business model to be a threat to their business or detrimental to professional sports may attempt to lobby leagues, team owners, players associations, endorsement partners and elected officials to adopt rules, policies, laws, regulations or legal interpretations that inhibit us from conducting our business. Any such changes may adversely affect the ability of our contract parties to perform their obligations under brand contracts, or inhibit our ability to enter into new brand contracts with other contract parties. These changes could cover various requirements of the brand contract, such as prohibiting the sale or assignment of a portion of personal income, limiting the ability to enter into contracts with an indefinite term or limiting the ability of the contract party to disclose information about included contracts to us. Any such changes prohibiting, or limiting the enforceability of, any terms in the brand contract could prevent or inhibit our collection of the ABI to which we are entitled under the brand contract. Any limitations on the ability of the contract party to disclose information about included contracts to us, or the SEC if we deemed it necessary, could limit the ability of a contract party to enter into such agreements subsequent to entering into a brand contract with us. Any increase in the expenses associated with our management of the brand contract or decrease in the expected ABI that we will collect could materially and adversely affect the value of shares of our Fantex Series Arian Foster.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

        Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Cornell "Buck" French, our Chief Executive Officer, David Mullin, our Chief Financial Officer, and David Beirne, Chairman of our board of directors. Neither we nor Fantex Holdings have employment agreements with any of our executive officers or key employees that require them to remain our employees and, therefore, they could terminate their employment with Fantex Holdings or us at any time without penalty. However, in connection with this offering, we expect Fantex Holdings will enter into employment agreements with Messrs. French and Mullin, which we expect will provide salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances. The material terms of these agreements, as they are currently contemplated, are described under "Executive Compensation—Executive Compensation Arrangements." We do not maintain key person life insurance policies on any of our employees or any of our contract parties. The loss of one or more of these executive officers or key employees could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Risks Relating to Arian Foster

Arian Foster's NFL player contract is a significant portion of the current cash we would receive under his brand contract.

        In 2012, Arian Foster signed a five year contract with the Texans worth up to $43.5 million, and his professional football compensation in that year made up over 90% of his annual income. This 2012 NFL player contract included a $12.5 million signing bonus with the remaining $31.0 million to be paid out over the term of the contract. The maximum brand income remaining as of June 30, 2013 under his existing NFL player contract was $25.5 million, of which only $3.25 million is guaranteed other than if, prior to or during the 2013 season, he either fails or refuses to report, practice or play for the team for any reason other than injury (or death) suffered while performing services under the contract or is in material breach of his NFL player contract. Therefore, much of the cash expected to be received under our brand contract with Arian Foster is tied to his professional football career and is not guaranteed. If he does not play for any reason or if the Texans decide to release him because of a decline in the quality of his play, an injury, illness or medical condition or for any other reason, then he will not receive any of the remaining salary other than the guaranteed portion. We cannot guarantee that Arian Foster will continue to be paid according to the terms of his current NFL player contract, or that he will be able to enter into a new NFL player contract when the existing contract expires.

The value of our Arian Foster Brand is dependent upon the performance of, and to a lesser extent, the popularity of Arian Foster in the NFL.

        Our cash receipts under our brand contract with Arian Foster are driven by the performance of, and to a lesser extent, the popularity of Arian Foster. Arian Foster's performance in the NFL directly affects, and a deterioration of his performance could adversely affect, the ABI under our brand contract with Arian Foster. Poor or mediocre on-field performance could cause his NFL player contract to be terminated and may result in sponsors cancelling their endorsements, or result in his failing to qualify for additional incentive payments under existing or future endorsement contracts. We cannot ensure that Arian Foster will continue to be successful in the NFL.

The profitability of Arian Foster's brand contract is substantially dependent upon Arian Foster's ability to enter into at least one additional multi-year NFL player contract on economic terms that are comparable to his existing NFL player contract, and, to a lesser extent, on his ability to successfully attract and retain endorsements during his playing career and thereafter in excess of amounts he has attracted historically and/or generate other brand income after his playing career.

        We anticipate that we will receive the majority of payments due under our brand contract with Arian Foster during the period of his NFL playing career. His current NFL player contract represents the source of substantially all of the brand income, and we expect that Arian Foster's annual income will continue to be more heavily weighted toward his NFL player contract than on other brand income generating activities.

        The length of Arian Foster's NFL playing career is uncertain, however, running backs generally retire from the NFL by their early 30s. Arian Foster was born on August 24, 1986, and thus is 27 years old for the 2013 NFL season. Unless earlier terminated, Arian Foster's current NFL player contract with the Texans will expire at the conclusion of the 2016 NFL season. Because Arian Foster will be 30 years old prior to the beginning of the 2017 season, NFL teams may be unwilling to enter into a long-term NFL player contract with Arian Foster on terms comparable to his current NFL player contract, if at all. As a result, Arian Foster may have already reached the peak of his earnings from his football salary. In addition, Arian Foster may not continue to perform well as an NFL player and therefore, future earnings may be substantially less than those realized over the past few years. If Arian Foster is unable to sign a new NFL player contract or the terms are materially worse than his current NFL player contract, the cash receipts from our Arian Foster Brand will decline, which in turn may cause the market value of shares of our Fantex Series Arian Foster to decline.

        In addition, in valuing Arian Foster's potential lifetime brand income we estimated a significant increase in the brand income Arian Foster may earn as a result of his endorsements, as compared to his historical earnings from endorsements. We believe this was appropriate for several reasons, including that Arian Foster was an un-drafted free agent, and thus his historical endorsement earnings in his first several seasons may be significantly lower than his longer-term potential his longevity in the NFL was less predictable. However, we do not know if his endorsement income will increase in the future, and we do not know if his reputation and brand will be enhanced as a result of his being our first contract party. In fact, his reputation and brand may be negatively affected by his willingness to enter into a brand contract and trade potential future earnings for present income. If future endorsement partners or NFL teams suspect that Arian Foster has hidden motives behind accepting an upfront cash payment in exchange for his future earnings, future contracts parties may be less willing to enter into contracts with Arian Foster and may not find his promises of future performance under such contracts reliable. In addition, none of Arian Foster's current endorsement contracts last beyond the first quarter of 2015, and many of the endorsement contracts included in his brand income (likely also including those he may enter into during his NFL playing career) may be terminated if Arian Foster does not play for an NFL football team. Moreover, future endorsement partners may be less willing to enter into contracts with Arian Foster as a result of his entering into the brand contract with us in order to avoid public disclosure of their arrangements with Arian Foster. For the aforementioned reasons, Arian Foster may be unable to renew existing endorsement deals on favorable terms, if at all, or may not be able to enter into new endorsement deals. In addition, his ability to generate other brand income after his playing career, such as through coaching or broadcasting, is unproven. His failure to attract and maintain key endorsements or generate other brand income after his playing career could have a negative impact on our cash received under the brand contract.

        The opportunity to receive a return of capital or any profit from an investment in our Fantex Series Arian Foster will depend in large part upon Arian Foster's ability to enter into at least one additional multi-year NFL player contract on terms that are, on an average annualized basis, economically comparable to his existing NFL player contract and on his ability over the same period and beyond to enter into and maintain endorsement contracts that are significantly in excess of those he has had historically.

Our ability to increase the value of any of the Arian Foster Brand may be limited and our investments in the promotion of any of the Arian Foster Brand may cause the market value of our stock to decline.

        Based on publicly reported and widely available information, endorsement deals with professional football players historically appear to have been significantly smaller than endorsement deals with athletes from other professional sports such as golf and basketball. In addition, NFL quarterbacks are typically considered the most marketable football players and receive the most high-profile endorsement deals. As a result, Arian Foster's endorsement potential may be limited and we may be unable to increase the value of our Arian Foster Brand despite our efforts. To the extent that our promotional activities are unsuccessful, the market value of shares of our Fantex Series Arian Foster may decline. Furthermore, even if our promotion activities increase the endorsement income to Arian Foster, they may nonetheless have a negative impact on the market value of shares of our Fantex Series Arian Foster because we will only receive a portion of any increased brand income. Because the ABI under our Arian Foster brand contract is 20% of brand income, our promotion efforts must exceed a return that is five times our investment in order to increase the value of the Arian Foster Brand to the extent that we increase our cash receipts under the brand contract. There can be no assurances that our management will promote the Arian Foster Brand in a manner that creates value for holders of our Fantex Series Arian Foster.

Arian Foster may suffer from an injury, illness or a medical condition; any injuries, illnesses or medical conditions of Arian Foster may affect the cash received by us under the brand contract.

        Any injury, illness or a medical condition of Arian Foster could cause you to lose a substantial portion or all of your investment in Fantex Series Arian Foster. Even if not career ending, an injury, illness or a medical condition could have a negative effect upon Arian Foster's performance and may result in a loss of brand income that would otherwise have resulted from current and future NFL player contracts. A reduction in brand income will reduce our ABI, our ability to make dividend payments, if any, and have a negative impact on the value of shares of our Fantex Series Arian Foster. Any of these outcomes could also affect our ability to enter into additional brand contracts or to finance the acquisition of additional brands, which would have an adverse impact on our ability to execute on our business strategy.

        On December 23, 2012, Arian Foster left a regular season NFL game early with an irregular heartbeat. He is also reported to have experienced a similar condition on eight prior occasions since he was 12 years old. On January 31, 2013, Alex Flanagan of the NFL Network reported that Arian Foster would likely undergo an ablation surgical procedure, a process by which biological tissue is removed using lasers or chemicals. On February 1, 2013 the Texans publicly released a statement by Arian Foster stating that he had not, and did not have any current plans to, discuss a surgery with his doctors. Any current or future heart condition could adversely affect Arian Foster's playing performance or ability to fulfill his obligations under his NFL player contract, which in turn could materially and adversely affect the revenues of our Arian Foster Brand and the market value of shares of our Fantex Series Arian Foster.

        In addition, Arian Foster played with a torn meniscus, or cartilage in his knee, during the 2010 NFL season, without publicly disclosing the injury until after the season when he underwent surgery to repair the injury. Arian Foster's playing status was questionable for two games during the 2011 NFL season and was inactive for two more games in the season, missing three full games due to hamstring issues. Arian Foster re-aggravated this injury during an NFL regular season game on October 20, 2013 and left that game during the first quarter. A knee injury during the 2012 pre-season also made his season debut questionable. In addition, Arian Foster recently underwent an MRI on his right calf that was strained during off-season practice in May 2013 and has missed most of training camp due to a lingering back pain. Arian Foster has experienced these and other instances of normal wear and tear as an athlete in the NFL and we expect that Arian Foster will continue to experience such wear and tear. Any worsening of these conditions, or re-injury or new injury, could materially and adversely affect Arian Foster's playing performance and the value of the Arian Foster Brand In addition, continuing to play while injured could lead to additional injuries and prematurely end Arian Foster's NFL career and significantly impair the value of the Arian Foster Brand, and thus the market value of shares of our Fantex Series Arian Foster.

        A substantial portion of our income under the brand contract is attributable to Arian Foster's NFL player contract. To the extent that the value of your investment is dependent on the competitive success of Arian Foster, the likelihood of achieving such success is substantially reduced by serious or untimely injuries to Arian Foster. Arian Foster is only contractually guaranteed to receive a portion of his NFL player contract. If Arian Foster is unable to play as a result of any injury, illness or a medical condition he may lose those portions of his contract payable on the achievement of performance based incentives, those portions of his contract not guaranteed against injury, illness or a medical condition and may be unable to enter into any future NFL player contracts. Additionally, Arian Foster may not be paid under his endorsement contracts if he fails to play in a specified number of NFL games. Even if Arian Foster continues to receive payments under his endorsement contracts, his ability to maintain sponsors and his ability to attract new sponsors may be severely diminished.

Future negative publicity could damage Arian Foster's reputation and impair the value of his brand.

        The return on your investment in shares of our Fantex Series Arian Foster heavily depends on the value and strength of Arian Foster's brand and reputation as well as the financial success of Fantex as a whole. Arian Foster has in the past received, and we expect that in the future he will continue to receive, media coverage. Unfavorable publicity regarding his professional performance or his behavior off the field could negatively affect his brand and reputation. For example, although we are not aware of any other similar incidents, in November 2006, Arian Foster and two other team members of the Tennessee Volunteer's football team were arrested after an altercation at a night club. In a documentary released in September 2013, Arian Foster admitted to receiving money as a college football player during his senior year at the University of Tennessee, in violation of NCAA rules. Any future negative publicity as a result of similar incidents or otherwise could damage his reputation and impair the value of his brand. Moreover, certain of Arian Foster's endorsement agreements contain "morality" clauses which would permit counterparties to endorsement agreements to terminate those agreements in certain circumstances (such as if he were charged with a felony or other crime involving fraud, dishonesty, violence, physical harm to another person, possession or use of illegal drugs or moral turpitude), further reducing our ABI.

Arian Foster could be negatively affected by an NFL work stoppage.

        If the NFL experiences a work stoppage, then Arian Foster's earnings will be adversely affected. In 1974 and 1982 the NFL experienced player strikes and in 2011 the NFL owners staged a "lockout" of the players. If either a strike or a lockout occurs during an NFL season, player pay may be suspended. Arian Foster's earnings are heavily dependent on his professional football salary and would be negatively affected by any such work stoppage. This would have a negative impact on the payments we receive under the brand contract. We can give no assurances that such work stoppages will not occur.

Arian Foster could be negatively affected by current and future rules of the NFL.

        Future changes to the NFL rules or other regulations may adversely affect Arian Foster's earnings. These regulations could cover various aspects of his participation, such as changes to the rules of the game resulting in a devaluation of Arian Foster's skill set, changes governing player eligibility and fines, and changes to the league's CBA. Changes in the format of the game and league in which Arian Foster plays could have a negative impact on his brand income and therefore, will impact the ABI we receive under the brand contract.

There could be a decline in the popularity of the NFL and/or the team on which Arian Foster plays in the NFL, or a decline in Arian Foster's popularity.

        There can be no assurance that the NFL will retain its popularity as a sport, together with the associated levels of media coverage. In addition, either the Texans or Arian Foster could suffer a decline in popularity, including as a result of poor performance or behavior by Arian Foster or any of his teammates or the team in general, particularly if such performance or behavior tarnishes Arian Foster's brand image. Arian Foster may be traded to another club in the NFL that has a smaller media market and/or is less popular than the Texans, or other teams or players in the NFL may gain popularity relative to Arian Foster by performing at a higher level, exhibiting more appealing behavior, or otherwise. Any decline in popularity of the NFL, the team on which Arian Foster plays in the NFL, or Arian Foster, or relative decline as compared to other teams or players, could result in lower offers for future endorsements and NFL player contracts, a reduction in the value of Arian Foster or his brand, and a resulting decline in the value of shares of our Fantex Series Arian Foster. Even if Arian Foster and the team on which he plays in the NFL is successful, a substantial decline in the popularity of the NFL, whether as a result of increase in the popularity of other professional sports or the emergence of new spectator sports, could have a material adverse effect on our Fantex Series Arian Foster. Any one of these events or a combination of such events could have a material adverse effect on the trading volume of our Fantex Series Arian Foster and on the cash received under the brand contract.

Risks Relating to our Tracking Stock Structure

There are numerous risks you should be aware of with respect to how we intend to structure our business and our proposed tracking stock structure

        Our amended and restated certificate of incorporation authorizes us to establish and issue from time to time one or more series of common stock and to determine the terms and rights of each such series. As of October 31, 2013 we have created two series of our common stock, one of which we have designated as platform common stock and the other of which we have designated as our Fantex Series Arian Foster. We intend to enter into additional brand contracts in the future, and we intend to establish and issue an additional series of common stock, which we refer to as our tracking series, with each new brand contract. Each tracking series would be intended to track and reflect the separate economic performance of the assets and expenses associated with the associated brand contract. As a result, we expect to issue multiple series of tracking stock in the future, and there are numerous risks associated with our proposed tracking stock structure. However, to the extent that we fail to issue any additional series of tracking stock, the Fantex Series Arian Foster will carry the full burden of our general liabilities, costs and expenses (including, for example, the full amount of the service fee we pay to our parent pursuant to the management agreement), and the economic performance of the Fantex Series Arian Foster will be more heavily dependent upon our aggregate financial performance.

A specified portion of the ABI associated with each of our brand contracts will be attributed to our platform common stock rather than the associated tracking series. Therefore each of our tracking series will only partially reflect the economic performance of the associated brand contract and other assets and expenses of the associated brand.

        Our Fantex Series Arian Foster is intended to track the performance of our Arian Foster Brand. However, we are attributing to the Arian Foster Brand only 95% of the ABI under the Arian Foster brand contract. The remaining 5% of ABI under the Arian Foster brand contract will be attributed to our platform common stock. Similarly, in the future when we issue additional tracking series we intend to attribute a portion of the ABI under the associated brand contracts to the platform common stock. Therefore, each of our tracking series will only partially reflect the economic performance of the associated brand contract and other assets and expenses of the associated brand, even though we may use the proceeds of this offering and future tracking series offerings to fund the full purchase price of the associated brand contract.

        In addition, an investment in any of our Fantex Series Arian Foster or any other tracking series would not represent an ownership interest in the Arian Foster Brand or any brand or assets associated with any particular tracking series. Rather, an investment in any of our tracking series would represent an ownership interest in one consolidated company, Fantex.

As a series of our common stock, any of our tracking series will be subject to the risk associated with an investment in Fantex as a whole.

        Holders of any of our series of common stock, including our platform common stock and any tracking series, including the Fantex Series Arian Foster, will be common stockholders of Fantex and will be subject to risks associated with an investment in Fantex as a whole, even if a holder only owns shares of one series of our common stock. Holders of any of our tracking series would be exposed to additional risk associated with any additional tracking series that we establish and issue in the future. We will attribute, for financial reporting purposes, assets, liabilities, revenue, expenses and cash flows to tracking units that we establish for brands we acquire in the future, and we will include unaudited attributed financial information as part of our financial reporting for each tracked unit we establish. However, holders of any of our tracking series will not have any legal rights related to specific assets attributed to the associated tracked unit. Rather, Fantex will retain legal title to all of its assets, including assets attributed to the Arian Foster Brand or any other tracked brand we establish in the future, and, in any liquidation, holders of our Fantex Series Arian Foster and holders of any other tracking series we establish, together with holders of our platform common stock, will be entitled to receive a proportionate share of our available net assets available for distribution to stockholders after we satisfy our creditors, including creditors of any tracked brand other than a tracked brand related to a tracking series in which you may invest. See "Description of Capital Stock—Common Stock—Liquidation."

Our board of directors will have discretion to reattribute assets and liabilities of any tracking series brand without the approval of our holders of that tracking series brand.

        Our board of directors will have discretion to reattribute assets and liabilities of one tracking series brand to another tracking series brand without the approval of our stockholders or the holders of any tracking series related to the impacted tracking series brands. This may make it difficult to assess the future prospects of the Arian Foster Brand or any other tracking series brand. Any reattribution made by our board of directors, as well as the existence of the right in and of itself to effect a reattribution, may impact the ability of investors to assess the future prospects of the Arian Foster Brand or any other tracking series brand, including its liquidity and capital resource needs. Our stockholders may also have difficulty evaluating the liquidity and capital resources of each of our tracking series brands based on past performance, as our board of directors may use one tracking series brand's liquidity to fund another tracking series brand's liquidity and capital requirements through the use of inter-series loans and inter-series equity investments.

        We could be required to use assets attributed to one tracking series brand to pay liabilities attributed to another tracking series brand. The assets attributed to one tracking series brand are potentially subject to the liabilities attributed to another tracking series brand, even if those liabilities arise from lawsuits, contracts or indebtedness that are attributed to such other brand. While our current management and attribution policies provide that reattributions of assets between tracking series brands will result in the creation of an inter-series loan or be considered an inter-series equity investment or an offsetting reattribution of cash or other assets, no provision of our amended and restated certificate of incorporation prevents us from satisfying liabilities of one tracking series brand with assets of another tracking series brand, and our creditors will not in any way be limited by our capital structure from proceeding against any assets they could have proceeded against if we did not have any tracking series. As a result, although we intend for the tracking series to track the performance of the brand, we cannot provide any guarantee that the series will in fact track the performance of such brand and that a particular tracking series, including the Fantex Series Arian Foster, will not be subject to a disproportionate share of the burden of any non-performing brand contracts, whether or not included in the assets attributed to such tracking series, and will not be attributed a disproportionate amount of our general liabilities, costs and expenses.

The market price of our tracking series may not reflect the intrinsic value or performance of the associated tracking series brand.

        The market price of our tracking series may not reflect the performance of the associated tracking series brand. Holders of our tracking series will be common stockholders of Fantex as a whole and, as such, will be subject to all risks associated with an investment in Fantex and all of our tracking series brands, assets and liabilities. As a result, the market price of our tracking series may reflect the performance of Fantex as a whole or may more independently reflect the performance of some or all of the assets attributed to the associated tracking series brand. We intend to value each of our brand contracts using the fair value option under ASC 825. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies." Our fair value determination may be different from the implied value of a brand contract based on the market price for our tracking series. In addition, investors may discount the value of any of our tracking series because it is part of a common enterprise rather than a stand-alone entity.

The market price of our tracking series may be more volatile than other publicly traded common stock because of our unique capital structure.

        The market price of the our tracking series may be volatile, could fluctuate substantially and could be affected by factors that do not affect other publicly-traded common stock. Our capital structure and business model is unique and we do not know how the market will react. In addition, to the extent the market prices of any of our tracking series reflect the performance of more focused tracking series brands, assets and liabilities than traditional common stock, the market prices of our tracking series may be more volatile than the market price of traditional common stock because they may be more sensitive to events or circumstances that could impact the associated tracking series brand. The market prices of any of our tracking series may be materially affected by, among other things:

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  actual or anticipated fluctuations in brand income or expected brand income attributed to the associated tracking series brand, or in other operating results related to the associated tracking series brand;

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  potential acquisition activity by Fantex, including in brands we acquire or that we publicly announce that we intend to acquire or that people anticipate we may acquire;

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  changes in estimates of brand income by analysts or commentators;

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  the complex nature and the potential difficulties investors may have in understanding the terms of our Fantex Series Arian Foster, the terms of our platform common stock or any other tracking series, or our business model, as well as concerns regarding the possible effect of certain of those terms on an investment in our stock;

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  actual or anticipated liabilities or expenses attributed to the associated tracking series brand or any other tracking series brand or Fantex as a whole; and

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  general market conditions.

Our capital structure may create conflicts of interest for our board of directors and management, which could have a material adverse effect on the market value of any of our tracking series.

        Our tracking stock capital structure could create conflicts of interest, and our board of directors may make decisions that could adversely affect only some holders of our common stock. Our tracking stock capital structure could give rise to occasions when the interests of holders of one tracking series might diverge or appear to diverge from the interests of holders of another tracking series. In addition, there may be inherent conflicts of interests between any of our tracking series and the platform common stock. Our tracking series brands are not separate entities and thus holders of our Fantex Series Arian Foster, platform common stock and any future tracking series will not have the right to elect separate boards of directors. As a result, our officers and directors owe fiduciary duties to Fantex as a whole and all of our stockholders as opposed only to holders of a particular tracking series. Decisions deemed to be in the best interest of Fantex and all of our stockholders may not be in the best interest of a particular tracking series when considered independently. Examples include decisions relating to:

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  the terms of any business relationships that may be created between and among any of our tracking series brands and the platform common stock or the terms of any reattributions of assets between any of our tracking series brands and the platform common stock;

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  the timing of a merger or other change of control transaction involving Fantex and its impact on the allocation of consideration among the holders of our Fantex Series Arian Foster, any future tracking series and platform common stock;

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  the allocation of corporate opportunities between any of our tracking series brands, especially where the opportunities might meet the strategic business objectives of more than one tracking series brand;

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  operational and financial matters that could be considered detrimental to one tracking series brand but beneficial to another tracking series brand;

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  the conversion of shares of any of our tracking series brands into shares of platform common stock;

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  the creation of any new tracking series;

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  the making of, and, if made, the subsequent increase or decrease of any inter-series equity investments that one tracking series brand may make in another tracking series brand;

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  the internal or external financing or assets attributable to any of our tracking series brands;

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  the dispositions of assets of any of our tracking series brands; and

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  the payment of any dividends on any of our tracking series or our platform common stock.

Our parent, as a holder of our platform common stock, will have control over key decision making as a result of their control over a majority of our voting stock.

        Following this offering, our parent will be able to exercise voting rights with respect to an aggregate of 100,000,000 shares of common stock, representing a majority of the voting power of our outstanding capital stock following our initial public offering. Our platform common stock and our Fantex Series Arian Foster being offered in this initial public offering are each entitled to one vote per share. As a result, our parent will hold approximately 99% of the voting power of our outstanding capital stock following our initial public offering and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. As a stockholder, even a controlling stockholder, our parent is entitled to vote its shares in its own interests, which may not always be in the interests of our stockholders generally. Our parent will continue to control a majority of the combined voting power of our common stock and therefore be able to control all matters submitted to our stockholders for approval so long as the shares of our platform common stock represent a majority of all outstanding shares of our common stock. This concentrated control will limit your ability to influence corporate matters for the foreseeable future.

Ownership of our platform common stock by our parent company and any of our officers or directors, may create, or appear to create, conflicts of interest with holders of our Fantex Series Arian Foster.

        Ownership of platform common stock by our parent company and any of our officers or directors, may create or appear to create conflicts of interest. Our parent company and our directors or officers directly or indirectly own an interest in platform common stock and not Fantex Series Arian Foster. This disparity could create or appear to create conflicts of interest when our parent company or any of our officers or directors are faced with decisions that could have different implications for the holders of shares of Fantex Series Arian Foster and holders of platform common stock.

Our officers and directors may have a conflict of interest or appear to have a conflict since almost all of our officers and directors are also officers and directors of Fantex Holdings.

        All of the members of the our Board and almost all of our officers are also the members of our parent's board and officers of our parent company. Because our parent holds all of our platform common stock, its interests are expected to conflict in certain respects with the interests of holders of our Fantex Series Arian Foster or additional tracking series. Furthermore, since our parent is also required to provide services to us under the management agreement as long as such agreement is in effect, certain of its interests pursuant to that agreement are directly adverse to the interests of Fantex. These differing interests could create or appear to create conflicts of interest when our officers or directors are faced with decisions that could have different implications for the Fantex Holdings and Fantex.

Our capital structure may decrease the amounts available for the payment of dividends to holders of our tracking series.

        We may not pay dividends on one or more tracking series, even if we pay dividends on our platform common stock or any other tracking series. If we pay dividends or make any other distributions on, or repurchases of, shares of any other series of our common stock without also making a dividend on all other series of common stock the assets that would be legally available to be paid as dividends on the shares relating to our other series of common stock under Delaware law would be reduced.

Our board of directors has the ability to change our attribution policies at any time without a vote of our stockholders, which may adversely affect the market value of our Fantex Series Arian Foster.

        Other than pursuant to the management and attribution policies described in this prospectus, we have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of stock relating to our Fantex Series Arian Foster and our platform common stock, or among holders of different series of stock relating to a specific tracking series brand. Rather than develop additional specific procedures in advance, our board of directors intends to delegate decisions to our independent conflicts committee, which will exercise its judgment from time to time, depending on the circumstances, as to how best to:

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  obtain information regarding the divergence (or potential divergence) of interests;

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  determine under what circumstances to seek the assistance of outside advisers;

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  determine whether a special committee of our board of directors should be appointed to address a specific matter and the appropriate members of that committee; and

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  assess what is in our best interests and the best interests of all of our stockholders.

        Our board of directors believes the advantage of retaining flexibility in determining how to fulfill its responsibilities in any such circumstances as they may arise outweighs any perceived advantages of adopting additional specific procedures in advance. Our board of directors intends to adopt certain management and attribution policies described in this prospectus to serve as guidelines in making decisions regarding the relationships between the Arian Foster Brand, any future tracking series brand and the platform common stock with respect to matters such as tax liabilities and benefits, inter-series loans, inter-series equity investments, attribution of assets, financing alternatives, corporate opportunities and similar items. These policies also set forth the initial attribution and expected future attributions of our assets and liabilities between and among our platform common stock and our tracking series brands. These policies are not included in our amended and restated certificate of incorporation and our board of directors may at any time change or make exceptions to these policies. Because these policies relate to matters concerning the day-to-day management of Fantex as opposed to significant corporate actions, such as a merger involving us or a sale of substantially all of our assets, stockholder approval will not be required with respect to their adoption or amendment. In addition, to the extent that our board of directors seeks stockholder approval, Fantex Holdings, as the sole holder of our platform common stock, will be able to control such vote because they will hold approximately 99% of the voting power of our outstanding capital stock following this offering. A decision to change, or make exceptions to, these policies or adopt additional policies could disadvantage one series of common stock while advantaging another.

You may not have any remedies under Delaware law if the actions of our directors or officers adversely affect the market value of any of our tracking series.

        Holders of a particular tracking series may not have any remedies if any action by our directors or officers has an adverse effect on only that tracking series. Principles of Delaware law and the provisions of our amended and restated certificate of incorporation may protect decisions of our board of directors that have a disparate impact upon holders of any tracking series. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our stockholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that, subject to any applicable provisions of the certificate of incorporation, a board of directors generally owes an equal duty to all stockholders and does not have separate or additional duties to any subset of stockholders. Judicial opinions in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of holders of tracking stocks may be judged under the business judgment rule. In some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of a particular tracking series. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the stockholders of one of our tracking series if a majority of our board of directors, or an authorized committee thereof, is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of our stockholders collectively.

We may dispose of assets of the Arian Foster Brand without your approval.

        Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of Fantex taken as a whole, and our amended and restated certificate of incorporation does not require a separate class vote in the case of a sale of a significant amount of assets of any of our tracking series brands. As long as the assets attributed to the Arian Foster Brand or the platform common stock proposed to be disposed of represent less than substantially all of our assets, we may approve sales and other dispositions of any amount of the assets of such brand without any stockholder approval.

Holders of any of our tracking series may not be adequately compensated if we sell all or substantially all of the assets of the associated tracking series brand.

        If we dispose of all or substantially all of the assets attributed to any tracking series brand, we would be required, if the disposition is not an exempt disposition under the terms of our amended and restated certificate of incorporation, to choose one or more of the following three alternatives:

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  pay a dividend to holders of the associated tracking series brand out of the available net proceeds of such disposition; or

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  if there are legally sufficient assets and the available dividend amount for the associated tracking series would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the associated tracking series brand, redeem all outstanding shares of the associated tracking series in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the associated tracking series brand, redeem a portion of the outstanding shares of our associated tracking series in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

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  convert each outstanding share of the associated tracking series into our platform common stock at the applicable conversion ratio; or

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  combine a conversion of a portion of the outstanding shares of the associated tracking series into a number of shares of our platform common stock at the applicable conversion ratio with either the payment of a dividend on or a redemption of shares of the associated tracking series.

        See "Description of Capital Stock" beginning on page 133.

        In this type of a transaction, holders of the disposing tracking series brand's common stock may receive less value than the value that a third-party buyer might pay for all or substantially all of the assets of the tracking series brand.

        Our board of directors will decide, in its sole discretion, how to proceed and is not required to select the option that would result in the highest value to holders of any tracking series of our common stock.

Holders of any of our tracking series may receive less consideration upon a sale of the assets attributed to the associated tracking series brand than if that brand were a separate company.

        If the Arian Foster Brand were a separate, independent company and its shares were acquired by another person, certain costs of that sale, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of a separate, independent company with the same assets might receive a greater amount of proceeds than the holders of shares of Fantex Series Arian Foster would receive upon a sale of all or substantially all of the assets of the Arian Foster Brand. In addition, we cannot assure you that in the event of such a sale the per share consideration to be paid to holders of shares of Fantex Series Arian Foster will be equal to or more than the per share value of that share of stock prior to or after the announcement of a sale of all or substantially all of the assets of the Arian Foster Brand. Further, there is no requirement that the consideration paid be tax-free to the holders of the shares of Fantex Series Arian Foster. Accordingly, if we sell all or substantially all of the assets attributed to the Arian Foster Brand, our stockholders could suffer a loss in the value of their investment in Fantex.

In the event of a liquidation of Fantex, holders of any of our tracking series will not have a priority with respect to the assets attributed to the associated tracking series brand remaining for distribution to stockholders.

        Under the amended and restated certificate of incorporation, upon liquidation, dissolution or winding up of Fantex as a whole, holders of our tracking series will be entitled to receive, subject to the prior payment in full of creditors, a proportionate interest in the assets of Fantex remaining for distribution to holders of common stock in an amount per share equal to the fair value of such share of common stock; however, if the assets of Fantex legally available for distribution to the holders of common stock are insufficient to permit the payment to shares of all of our outstanding tracking series the full amount to which they would otherwise be entitled, then the assets available for distribution to the holders of common stock shall be distributed to all holders of each tracking series ratably in proportion to the full amounts to which they would otherwise have been entitled to receive. As a result, the proportionate share of Fantex's assets that any holder of our tracking series would be entitled to receive upon any liquidation may be less than the assets of the associated tracking series brand, and less than the amount that you would have received if the associated tracking series brand were a separate company.

Our board of directors may, in its sole discretion, elect to convert any of our tracking series into our platform common stock, thereby changing the nature of your investment and possibly diluting your economic interest in Fantex or creating market uncertainty regarding the nature of your investment, any of which could result in a loss in value to holders of our tracking series.

        Our amended and restated certificate of incorporation and the certificate of designations for each of our tracking series will permit our board of directors, in its sole discretion, to convert all of the outstanding shares of any tracking series into shares of our platform common stock at an exchange rate based on the relative fair value of a share of the impacted tracking series and the fair value of a share our platform common stock at the time. Our amended and restated certificate of incorporation and the certificate of designation for future tracking series are expected to permit our board of directors, in its sole discretion, to convert all of the outstanding shares of any future tracking series into shares of platform common stock at an exchange rate based on the relative fair value of the that tracking series and the platform common stock at the time. Additional details are as described under "Description of Capital Stock—Common Stock—Conversion."

        Although we do not anticipate converting an actively traded tracking series into platform common stock that is not also actively traded, there may be circumstances that exist in the future where our board of directors and, where applicable, the conflicts committee of the board of directors may consider it to be in the best interests of its stockholders to do so. For example, we anticipate converting a tracking series into platform common stock in the following circumstances:

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  if the tracking series is no longer an actively traded stock, such as, for example, if the contract party for the brand underlying that tracking series suffers an injury, illness, medical condition or dies, and his brand income diminishes as a result and there is little if any expectation that his brand income will materially increase in the future. In this case our board of directors may convert the shares of that tracking series into platform common stock as a means of retiring the tracking series, and our board of directors may do so in this circumstance even if the platform common stock is not an actively traded stock. As a result, the value received at the time of conversion of Fantex Series Arian Foster to platform common stock may be limited because such conversion is likely to occur at a time when the value of Fantex Series Arian Foster has little or no value. Furthermore, the conversion could result in you holding shares of our platform common stock that are not actively traded as determined in good faith by our board of directors or a committee of the board of directors.

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  other special or extraordinary circumstances exist, such as a potential restructuring, reorganization or change of control of Fantex. We would not expect our board of directors to approve a conversion in this circumstance unless there is an active trading market for the platform common stock at the time of such conversion. Our board of directors may effect such a conversion at a time when the market value of either our platform common stock or the relevant tracking series could cause, or be perceived to cause, the stockholders of either of such series to be disadvantaged.

        Any conversion of a tracking series into platform common stock, whether or not the platform common stock is at the time an actively traded stock as determined in good faith by our board of directors or a committee of our board of directors, would preclude the holders of that tracking series from retaining their investment in a security that is intended to reflect separately the performance of the relevant tracking series brand. This uncertainty may also impact the market value of your tracking series even if we do not ever convert your tracking series. We cannot predict the impact on the market value of our stock because our board of directors' ability to effect any such conversion or the exercise of this conversion right by Fantex.

Our capital structure may inhibit beneficial acquisition offers.

        Our capital structure, as well as the fact that the Arian Foster Brand is not an independent company may inhibit or prevent acquisition bids for the Arian Foster Brand and may make it difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders. If the Arian Foster Brand were a separate independent company, any person interested in acquiring the Arian Foster Brand without negotiating with management could seek control of that brand by obtaining control of its outstanding voting stock, by means of a tender offer, or by means of a proxy contest. Although we intend Fantex Series Arian Foster to reflect the separate economic performance of the Arian Foster Brand, it is not a separate entity and a person interested in acquiring only Fantex Series Arian Foster without negotiation with our management could obtain control of that brand only by obtaining control of a majority in voting power of the platform common stock. The existence of shares of common stock, and different series of shares, relating to different tracking series brands could present complexities and in certain circumstances pose obstacles, financial and otherwise, to an acquiring person that are not present in companies that do not have capital structures similar to ours.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a change in control of Fantex that a stockholder may consider favorable.

        Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a change in control of Fantex that a stockholder may consider favorable. These provisions include:

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  authorizing our Fantex Series Arian Foster or any other tracking series;

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  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

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  from and after such time as our parent company no longer holds a majority of the voting rights of our common stock, a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  advance notice and other requirements that stockholders, other than our parent company for so long as it holds a majority of the voting rights of our common stock, must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of Fantex; and

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  from and after such time as our parent company holds less than a majority of the voting rights of our common stock, a 75% stockholder vote is required for removal of a director with or without cause, and for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws.

        In addition, after our parent company ceases to own 15% of our voting stock, we will be subject to Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its voting stock unless the holder has held the stock for three years or, among other things, the board of directors approved the transaction prior to such holder acquiring its 15% stake.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

        Our certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or the amended and restated bylaws or (v) any action asserting a claim against us governed by the internal affairs doctrine. We believe this provision benefits us by providing increased consistency in the application of Delaware law by judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. Any person or entity purchasing or otherwise acquiring any interest in shares of our Fantex Series Arian Foster shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks Relating to this Offering, the Offering Process and the Fantex Platform

Our Fantex Series Arian Foster is a highly risky and speculative investment. Only investors who can bear the loss of their entire investment should purchase shares of our Fantex Series Arian Foster.

        Our Fantex Series Arian Foster is highly risky and speculative. Our Fantex Series Arian Foster is suitable for purchase only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in our Fantex Series Arian Foster, you should not purchase shares of our Fantex Series Arian Foster.

The offering of our Fantex Series Arian Foster may not be completed.

        We expect to cancel this offering if we do not raise at least $10.55 million of gross proceeds. In such case, no shares of our Fantex Series Arian Foster will be sold to the public.

There is no current trading market for our Fantex Series Arian Foster or any other series of our capital stock and if a trading market does not develop, purchasers of our Fantex Series Arian Foster may not be able to sell, or may have difficulty selling, their shares.

        Prior to this offering, there has been no public market for our Fantex Series Arian Foster, or any other series of our capital stock. We do not intend to apply for a listing of our Fantex Series Arian Foster on any securities exchange or for their inclusion in any established automated dealer quotation system. To own or trade our Fantex Series Arian Foster, you must have a brokerage account with FBS through which you will only be permitted to enter limit orders. Our Fantex Series Arian Foster will be traded in the secondary market only through the FBS ATS. If FBS or the FBS ATS suffers any disruption in business operations or activity for any reason, including regulatory or otherwise, you may not be able to sell shares of our Fantex Series Arian Foster. Please see "Risks Relating to Our Affiliate, FBS, and the FBS ATS."

        Because we are an affiliate of FBS, FBS will deliver a current "market-maker" prospectus, such as this prospectus, and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of the shares of Fantex Series Arian Foster, which may affect your ability to engage in secondary sales on the FBS ATS. We have agreed to make a "market-maker" prospectus generally available to FBS. If we do not have a current "market-maker" prospectus available at any time, or if we have limited or no market-makers at any time, the liquidity of the secondary market for the Fantex Series Arian Foster may be materially adversely affected. FBS may also act as a market-maker in the secondary market from time to time, but it is not obligated to make a market in the Fantex Series Arian Foster and may discontinue any market-making at any time without notice, in its sole discretion. FBS has no current intention of acting as a market-maker in the secondary market for the Fantex Series Arian Foster, but may do so in the future. If FBS decides to make a market in a tracking series, it will first amend its Form ATS filed with the SEC to reflect such change. If FBS chooses not to make a market in the Fantex Series Arian Foster or discontinues market-making for any reason, there may be no other market-makers.

        In addition, we cannot predict the extent to which investor interest in our Fantex Series Arian Foster or any other tracking series will lead to the development of an active trading market for our Fantex Series Arian Foster or how liquid any trading market might become. If an active trading market does not develop, you may be unable to sell, or have difficulty selling, any shares of our Fantex Series

Arian Foster that you purchase, and the value of such shares may not reflect their fundamental value. The initial public offering price has been set by us and FBS based on, among other things, our evaluation of Arian Foster's historical athletic performance as well as estimates of the business potential and earnings prospects of Arian Foster. Our estimates may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell shares of our Fantex Series Arian Foster, if at all, at a price equal to or greater than the price you paid in this offering.

Certain underwriters have conflicts of interest with respect to this offering.

        Because FBS, an underwriter for this offering, is under common control with us and we will receive all of the proceeds of the offering, FBS is deemed to have a "conflict of interest" under Rule 5121 of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121 which requires, among other things, that a "qualified independent underwriter" has participated in the preparation of, and has exercised the usual standards of due diligence with respect to, the registration statement and this prospectus. Stifel, Nicolaus & Company, Incorporated has agreed to act as the "qualified independent underwriter" for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including performing due diligence investigations and reviewing and participating in the preparation of the registration statement of which this prospectus forms a part. However, we cannot assure you that this will adequately address any potential conflicts of interest. See "Underwriting (Conflicts of Interest)—Conflicts of Interest." In addition, we, Fantex Holdings and FBS have agreed to indemnify Stifel, Nicolaus & Company, Incorporated for acting as "qualified independent underwriter" against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Stifel, Nicolaus & Company, Incorporated may be required to make for those liabilities.

Our Fantex Series Arian Foster is not a "covered security," or otherwise exempt from the "blue sky" securities laws governing sales and purchases of Fantex Series Arian Foster in each of the fifty states, and therefore we must register in each state in which offers and sales will be made.

        Our Fantex Series Arian Foster is not a "covered security" for purposes of the Securities Act. The term "covered security" applies to securities preempted under federal law from state securities registration requirements due to their oversight by federal authorities and self-regulatory authorities, such as national securities exchanges. Because the Fantex Series Arian Foster is not a "covered security," the sale of our shares is subject to securities registration in various states.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares of our Fantex Series Arian Foster.

        Secondary trading in our Fantex Series Arian Foster sold in the offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Fantex Series Arian Foster in any particular state, our Fantex Series Arian Foster may not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Fantex Series Arian Foster, the liquidity for our Fantex Series Arian Foster could be significantly affected, resulting in a potential loss on your investment.

We expect that our offering will primarily attract individual investors, and therefore our initial public offering price may not be sustainable if and when trading begins, and the price of our Fantex Series Arian Foster could decline rapidly and significantly.

        We intend to set an initial public offering price at $10.00 per share and expect that the market for our offering will primarily be individual investors.

        In a typical initial public offering, a majority of the shares sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with initial public offerings. These professional investors typically have access to, or conduct their own independent, research and analysis regarding investments in initial public offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price in participating in our initial public offering. As a result, our initial public offering price may be different than the price that would be established in a more traditional underwritten offering involving institutional investors.

        In addition, institutional investors typically hold acquired shares for an extended period time and trade their holdings infrequently, while individual investors may be more likely to trade their shares frequently and react to minor changes in the market value of our Fantex Series Arian Foster, or may be more prone to have unexpected liquidity needs. This may result in greater volatility in the trading price of shares of our Fantex Series Arian Foster. This, in turn, could cause increased imbalances in supply and demand and cause the shares of our Fantex Series Arian Foster to decline in value.

        As a result, our stock price may not be sustainable if and when trading begins, and the price of our Fantex Series Arian Foster may decrease once trading of our Fantex Series Arian Foster begins.

Investors should not expect to sell our shares for a profit shortly after our Fantex Series Arian Foster begins trading.

        During the offering process, we and our managing underwriters will monitor reservations in the offering to evaluate the demand that exists for our initial public offering. Based on this information, we and FBS may revise the price of our initial public offering set forth on the cover of this prospectus, or we may decide to change the number of shares of Fantex Series Arian Foster offered through this prospectus. Any increases in the initial public offering price or the number of shares offered may result in there being little or no demand for our shares in secondary trading after completion of the offering. Even if we do not change the number of shares offered or the offering price, the demand for our Fantex Series Arian Foster may be completely satisfied by the initial public offering and there may be little or no demand for shares of Fantex Series Arian Foster in the secondary market. If this were to occur, the price of our shares would likely decline following this offering. If your objective is to make a short term profit by selling the shares you purchase in the offering shortly after trading begins, you should not submit an offer to purchase shares in this offering.

If you purchase our common stock in this offering, you will incur immediate dilution in the book value of your shares, on an as converted to platform common stock basis.

        The initial public offering price is higher than the net tangible book value per share of our common stock (including our platform common stock), on an as converted to platform common stock basis. Investors purchasing Fantex Series Arian Foster in this offering will pay a price per share that exceeds the book value per share (on an as converted basis) of our tangible assets after subtracting our liabilities. As a result, investors purchasing Fantex Series Arian Foster in this offering will incur immediate dilution of $0.0128 per share, on an as converted to platform common stock basis, based on the sale of 1,055,000 shares at an initial public offering price of $10.00 per share (or $0.0529 per share, on an as converted basis).

        Further, because we expect that we will need to raise additional capital to fund additional brand acquisitions, we intend in the future to sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with any additional shares issued in connection with acquisitions, if any, may result in further dilution to investors. For a further description of the dilution that you will experience immediately following this offering, see "Dilution."

We intend to issue additional tracking series, which would reduce then-existing investors' percentage of ownership in Fantex and may dilute our share value.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 1,500,000,000 shares of common stock. Accordingly, our board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which could adversely affect the rights of the holders of the existing series of our common stock. We may value any stock issued in the future on an arbitrary basis and the future issuance of capital stock may result in substantial dilution in the percentage of our common stock or common stock-equivalents held by our then existing stockholders. The issuance of capital stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our then-existing stockholders, and might have an adverse effect on any trading market for our Fantex Series Arian Foster.

If analysts or commentators publish or establish target prices for our Fantex Series Arian Foster that are below the initial public offering price or then current trading market price of our shares, the price of shares of our Fantex Series Arian Foster may fall.

        We believe that analysts and commentators may publish price targets, and if they do they may rely upon methods to establish target prices for our Fantex Series Arian Foster that may be different than methodologies that we use or that other investors use to value these shares. If analysts and commentators publish target prices for our Fantex Series Arian Foster that are below our initial public offering price or the then current trading market price of our shares, it could cause our stock price to decline.

The price of our Fantex Series Arian Foster might fluctuate significantly, and you could lose all or part of your investment.

        Volatility in the market price of our Fantex Series Arian Foster may prevent you from being able to sell shares of our Fantex Series Arian Foster at or above the price you paid for such shares. The trading price of our Fantex Series Arian Foster may be volatile and subject to wide price fluctuations in response to various factors, including:

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  performance of Arian Foster in the NFL;

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  our perceived financial standing and the stability of the Fantex platform;

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  market interest in trading our Fantex Series Arian Foster;

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  liquidity needs of investors due to the overall performance of the equity markets or otherwise;

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  industry related regulatory developments;

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  investor perceptions of Arian Foster, us and professional football;

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  changes in accounting standards, policies, guidance, interpretations or principles;

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  changes in tax code that may affect the economics of your investment;

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  insolvency of Fantex or Arian Foster;

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  regulatory findings, determinations or changes affecting our ability to operate;

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  sales of our Fantex Series Arian Foster by a large stockholder;

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  general economic conditions;

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  changes in interest rates; and

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  availability of capital.

        These and other factors might cause the market price of our Fantex Series Arian Foster to fluctuate substantially, which might limit or prevent investors from readily selling their shares of our Fantex Series Arian Foster and may otherwise negatively affect the liquidity of our Fantex Series Arian Foster. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our Fantex Series Arian Foster could fluctuate based upon factors that have little or nothing to do with Fantex, Arian Foster or the contract party, and these fluctuations could materially reduce our stock price. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company's securities. This litigation, if instituted against us, could result in substantial costs, divert our management's attention and resources, and harm our business, operating results and financial condition.

Transaction costs for trades on the FBS ATS could decrease the liquidity of your investment in our Fantex Series Arian Foster and could reduce or eliminate any positive return on your investment in our Fantex Series Arian Foster.

        The transactions costs for you to trade on the FBS ATS are expected to be up to 1% of the total amount of the purchase or sale, respectively, with lower amounts depending on whether or not you have an active trader account. This the cost of executing trades could be high relative to the size of your investment in our Fantex Series Arian Foster, and this cost could cause investors to trade less frequently and to increase their holding periods. Thin trading in our Fantex Series Arian Foster could, in turn, increase the spread between the bid price at which buyers are willing to acquire shares of our Fantex Series Arian Foster and the ask price at which sellers are willing to sell their shares, making it more difficult to buy or sell at a time and price that meets your objectives. In addition, brokerage commissions associated with your transactions in Fantex Series Arian Foster could reduce or eliminate your return on investment in our Fantex Series Arian Foster or cause you to incur a loss on your investment.

We may be subject to securities litigation, which is expensive and could divert management attention.

        The market price of our common stock may be volatile, and in the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

If a blog post published about us in August 2013 were held to be in violation of the Securities Act of 1933, we could be required to repurchase securities sold in this offering. You should rely only on statements made in this prospectus in determining whether to purchase shares of our Fantex Series Arian Foster.

        Information about us was published in a blog post hosted by an unaffiliated third party, techcrunch.com, on August 31, 2013. This blog post contains information derived from an inadvertent and unauthorized disclosure by an unaffiliated third party software developer of a confidential and preliminary beta version of a proprietary mobile software application under development for possible future use. We have declined to comment on any inquiries related to the blog post and the blog post appears to be based solely on the beta version of the mobile software application, which resulted in an inaccurate reporting of our business in isolation and without disclosure of many of the related risks and uncertainties described in this prospectus. As a result, the blog post should not be considered in isolation and you should decide whether to purchase our shares only after reading this entire prospectus carefully.

        You should carefully evaluate all the information in this prospectus, including the risks described in this section and throughout the prospectus. We have received, and may continue to receive, various degrees of media coverage, including coverage that is not accurate or attributable to statements made by us. You should rely only on the information contained in this prospectus in making your investment decision.

        We do not believe the blog post constitutes "gun jumping" in violation of Section 5 of the Securities Act. However, if it were held by a court to be in violation of the Securities Act, we could be required to repurchase the shares sold to purchasers in our public offering at the original purchase price, plus statutory interest, for a period of one year following the date of the violation. We would vigorously contest any such claim that a violation of the Securities Act occurred.

        Investors should be aware of the following inaccuracies in the blog post's content:

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  The blog post stated that we aim to allow celebrities and professional athletes to file for initial public offerings. Investors in brands or celebrities associated with us will be investing in our company as a whole and not in a specific celebrity or professional athlete.

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  The blog post stated that a Securities and Exchange Commission filing from July shows the company was delivered a notice of effectiveness. The notice of effectiveness related to our application to act as our own transfer agent. This registration statement relating to the offering of Fantex Series Arian Foster had not been declared effective as of the date of the blog post.

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  The blog post stated that tracking stocks would rise and fall based on the brand's own performance, not on the overall performance of our company. Although the performance of each tracking series is intended to closely track the performance of the underlying brand contract, investment in a tracking stock will represent an ownership interest in our company as a whole and as such, the performance of each tracking series is also dependent, in part, upon the aggregate financial performance of our company.

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  The blog stated that at the time of publication there were nine athletes, all NFL players, available for Fantex IPOs. As of October 31, 2013, we have entered into a brand contract with Arian Foster. We intend to enter into additional brand contracts in the future and we are actively pursuing these brand contracts, although as of October 31, 2013 we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "Prospectus Summary—Recent Events."

  •
  The blog post displayed a screenshot with the last sale price of Fantex Series Arian Foster at $100. Fantex Series Arian Foster is expected to initially be priced at $10.00 per share and the reported screenshot merely contains a placeholder in the beta version of the mobile software application. We cannot guarantee that Fantex Series Arian Foster will ever trade at $100.00 per share.

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  The blog post stated that Fantex's board and advisors include Hall of Fame quarterback John Elway, former NBA sharpshooter Kerry Kittles, and Benchmark general partner Bruce Dunlevie. John Elway and Bruce Dunlevie are members of the board of directors of our parent, Fantex

    Holdings, rather than of our board, and Kerry Kittles is similarly an advisor to Fantex Holdings rather than to our company.

  •
  The blog post stated that we raised $13 million in equity funding earlier in 2013. Fantex Holdings, and not our company, raised equity funding in 2013. All capital contributions made to us to date have been from Fantex Holdings, our parent and sole stockholder and no other capital was contributed to us by any additional equityholders.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make shares of our Fantex Series Arian Foster less attractive to investors.

        We are an "emerging growth company," as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002.

        We cannot predict if investors will find our Fantex Series Arian Foster less attractive because we will rely on these exemptions. If some investors find our Fantex Series Arian Foster less attractive as a result, there may be a less active trading market for our Fantex Series Arian Foster and our stock price may be more volatile.

        In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our compliance burdens and costs will be significant as a result of operating as a public company, particularly as a result of our tracking stock structure. Our management will be required to devote substantial time to compliance matters.

        As a public company in the United States, we will incur significant legal, accounting and other expenses that we did not previously incur. Our business model depends on the ongoing issuance of tracking series intended to track the performance of tracking series brands that we intend to establish with each new brand contract.

        We will become subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly as a result of our tracking stock structure and to a greater extent after we are no longer an "emerging growth company." The Exchange Act requires that we file annual and current reports with respect to our business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Furthermore, the need to establish the corporate infrastructure demanded of a public company, particularly one with a tracking stock structure such as ours that contemplates numerous series being issued on an ongoing basis, may divert management's attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. We will need to implement significant enhancements to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company with multiple tracking series. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

        In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial condition, results of operations and cash flow could be adversely affected.

        For as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We could be an emerging growth company for up to five years. See "Prospectus Summary—Implications of Being an Emerging Growth Company." Furthermore, after the date we are no longer an emerging growth company, our independent registered public accounting firm will only be required to attest to the effectiveness of our internal control over financial reporting depending on our market capitalization. Even if our management concludes that our internal control over financial reporting are effective, our independent registered public accounting firm may still decline to attest to the effectiveness of our internal controls or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, in connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to raise revenue, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our stock price.

Noncompliance with laws and regulations may impair our ability to arrange or service the brand contracts.

        Generally, failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our ability to collect all or part of the payments under the brand contracts and, in addition, could subject us to damages, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business and ability to maintain the Fantex platform and may result in contract parties attempting to rescind their brand contracts. For example, if we were deemed to be an investment company under the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations.

If Fantex Series Arian Foster is not treated as a class of common stock of Fantex, adverse federal income tax consequences will result.

        If Fantex Series Arian Foster is considered property other than common stock of Fantex, for federal income tax purposes (i) Fantex would generally be taxed on a portion of the appreciation of the assets, if any, attributable to Fantex Series Arian Foster upon the issuance of such stock, (ii) the exchange of Fantex Series Arian Foster for shares of our platform common stock would not qualify as a tax-free recapitalization, and (iii) income, gain, losses and deductions attributable to one tracking series brand would not be offset against income, gain, losses and deductions attributable to another tracking series brand. There are no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Fantex Series Arian Foster. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of Fantex Series Arian Foster. As a result, there can be no assurance that Fantex Series Arian Foster will be treated as stock of Fantex for U.S. federal income tax purposes.

Risks Relating to Our Affiliate, FBS, and the FBS ATS

To own or trade our Fantex Series Arian Foster, you must have a brokerage account with FBS and our Fantex Series Arian Foster will be traded in the secondary market only through the FBS ATS.

        Prior to this offering, there has been no public market for our Fantex Series Arian Foster, or any other series of our capital stock. We do not intend to apply for a listing of our Fantex Series Arian Foster on any securities exchange or for their inclusion in any established automated dealer quotation system. To own or trade our Fantex Series Arian Foster, you must have a brokerage account with FBS through which you will only be permitted to enter limit orders. Our Fantex Series Arian Foster will be traded in the secondary market only through the FBS ATS. If FBS or the FBS ATS suffers any disruption in business operations or activity for any reason, including regulatory or otherwise, you may not be able to sell your shares.

The securities settlement process at FBS exposes it to certain risks specific to broker-dealers that clear their own trades, which include greater sanctions for errors vis-a-vis brokers that outsource these functions to third-party providers.

        FBS will clear all trades effected on its ATS. Broker-dealers that clear their own trades are subject to substantially more regulatory requirements than brokers that outsource these functions to third-party providers. Errors in performing clearing functions, including clerical, technological and other errors related to the handling of funds and securities held by FBS on behalf of customers, could lead to censures, fines or other sanctions imposed by applicable regulatory authorities as well as losses and liability in related lawsuits and proceedings brought by FBS's customers. Any unsettled securities transactions or wrongly executed transactions may expose FBS's customers to adverse movements in the prices of the Fantex Series Arian Foster. In terms of customer order entry errors, there is always a risk a customer may accidentally enter a trade in the wrong stock, and/or with incorrect pricing. Customers will be limited in almost all cases to entering trades online with substantial front end order alerts and safeguards.

The FBS website and the FBS ATS are each operated on computer hardware that is currently located in a third-party Web hosting facility and there may be interruptions or delays in service that are out of our, FBS's or the third-party's control, which may result in an inability to sell your shares.

        The FBS website and the FBS ATS are each operated on computer hardware that is currently located in a third-party Web hosting facility in Chicago, Illinois operated by Rackspace, US Inc. Neither we nor FBS control the operation of this facility, and it is subject to damage or interruption from natural disasters, fires, power loss, telecommunications failures and similar events. It is also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions that may be taken at the facility, the occurrence of any of these unanticipated problems at the facility or any decision by Rackspace to close the facility without adequate notice could result in lengthy interruptions in the services provided by the FBS ATS, which could result in an extended period of delay during which time you would not be able to sell any shares. In addition, the failure by the Rackspace facility to provide required data communications capacity could result in additional interruptions.

If security measures at the FBS website and the FBS ATS are breached and unauthorized access is obtained to a customer's data, the FBS ATS may be perceived as not being secure and customers may curtail or stop trading on the platform.

        Services provided by FBS and the FBS ATS involve the storage and transmission of customers' proprietary information, and security breaches could expose FBS and the FBS ATS to a risk of loss of this information, litigation and possible liability. If the security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to one of our customers' data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of security occurs, the market perception of the effectiveness of the security measures at FBS and the FBS ATS could be harmed and could result in fewer sales and customers. In addition to any damage to market perception, such breaches of security measures or resulting unlawful use of confidential information could, among other things: (i) subject FBS to liability for a failure to safeguard client data, (ii) subject FBS to regulatory sanctions or burdens, based on the authority of the SEC and FINRA to enforce regulations regarding business continuity planning, and (iii) require significant capital and operating expenditures to investigate and remediate the breach.

FBS's insurance coverage may be inadequate or expensive to cover the losses resulting from any lawsuits or breaches of security.

        FBS is subject to claims in the ordinary course of business. These claims may involve substantial amounts of money and involve significant defense costs. It is not always possible to prevent or detect activities giving rise to claims, and the precautions FBS takes may not be effective in all cases.

        FBS maintains voluntary and required insurance coverage, including, among others, SIPC and fidelity bond insurance. While FBS endeavors to purchase coverage that is appropriate to its assessment of its risk, FBS is unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages. FBS's business may be negatively affected if in the future its insurance proves to be inadequate or unavailable. In addition, insurance claims may harm FBS's reputation or divert management resources away from operating FBS's business.

Failure to maintain technological capabilities, flaws in existing technology, difficulties in upgrading FBS's technology platform or the introduction of a competitive platform could have a material adverse effect on FBS's business.

        FBS depends on highly specialized and, in many cases, proprietary technology to support its business functions, including, among others, (i) securities trading and custody, (ii) customer service, (iii) accounting and internal financial processes and controls, and (iv) regulatory compliance and reporting.

        In addition, FBS's continued success depends on its ability to effectively adopt new or adapt existing technologies to meet customer, industry and regulatory demands. FBS might be required to make significant capital expenditures to maintain competitive technology. For example, the future success of FBS may depend in part on its ability to anticipate and adapt to technological advancements required to meet the changing demands of its customers. The emergence of new industry standards and practices could render FBS's existing systems obsolete or uncompetitive. Any upgrades or expansions may require significant expenditures of funds and may also cause FBS to suffer system degradations, outages and failures. There cannot be any assurance that FBS will have sufficient funds to adequately update and expand its networks, nor can there be any assurance that any upgrade or expansion attempts will be successful and accepted by its customers. If FBS's technology systems were to fail and FBS were unable to recover in a timely way, FBS would be unable to fulfill critical business functions, which could lead to a loss of customers and could harm FBS's reputation. A technological breakdown could also interfere with FBS's ability to comply with financial reporting and other regulatory requirements, exposing FBS to disciplinary action and to liability to its customers.

Regulatory developments and FBS's failure to comply with regulations could adversely affect FBS's business by increasing its costs and exposure to litigation, affecting FBS's reputation and making its business less profitable.

        FBS's business is subject to extensive regulation and supervision under both federal and state laws. FBS is a member of FINRA and registered as a broker-dealer with the SEC, each of the 50 states (except for Arizona, Colorado and Florida), the District of Columbia, Puerto Rico and the United States Virgin Islands.

        Much of the regulation of broker-dealers has been delegated to self-regulatory organizations ("SROs"), including FINRA. The primary regulators of FBS are FINRA and the SEC.

        The SEC and FINRA as well as other U.S. governmental or regulatory authorities continuously review legislative and regulatory initiatives and may adopt new or revised laws and regulations. There can also be no assurance that other federal or state agencies will not attempt to further regulate FBS's business. These legislative and regulatory initiatives may affect the way in which FBS conducts its business and may make FBS's business model less profitable.

        FBS's ability to conduct business in the jurisdictions in which it operates depends on its compliance with the laws, rules and regulations promulgated by federal regulatory bodies and the regulatory authorities in each of these jurisdictions. FBS's ability to comply with all applicable laws, rules and regulations is largely dependent on its establishment and maintenance of compliance, audit and reporting systems and procedures, as well as its ability to attract and retain qualified compliance, audit and risk management personnel. Policies and procedures adopted by FBS designed to comply with applicable laws, rules and regulations may not be fully effective and there can be no assurance that regulators or third parties will not raise material issues with respect to FBS's past or future compliance with applicable regulations.

        FBS's profitability could also be affected by rules and regulations that impact the business and financial communities generally, including changes to the laws governing taxation, electronic commerce, privacy and data protection. Failure to comply with new rules and regulations, including in particular, rules and regulations that may arise pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, could subject FBS to regulatory actions or litigation and it could have a material adverse effect on FBS's business, results of operations, cash flows or financial condition. In addition, new rules and regulations could result in limitations on the lines of business FBS conducts, modifications to its business practices, increased capital requirements or additional costs.

FBS is subject to various regulatory ownership requirements, which, if not complied with, could result in the restriction of the ongoing conduct of its business.

        The business activities that FBS may conduct are limited by various regulatory agencies. FBS's membership agreement with FINRA may be amended by application to include additional business activities. This application process is time-consuming and may not be successful. As a result, FBS may be prevented from entering new potentially profitable businesses in a timely manner, or at all. FBS is subject to various regulatory capital requirements, which, if not complied with, could result in the restriction of the ongoing conduct, growth, or even liquidation of parts of its business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND INDUSTRY DATA

        This prospectus includes forward-looking statements. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our expectations regarding future ABI under our brand contract with Arian Foster, including longevity of his career and an ability to enter into additional included contracts, our expectation that we will enter into other brand contracts, our ability to conduct additional offerings of new tracking series or otherwise finance the purchase of additional ABI, our ability to build a portfolio of brands, our ability to contribute to the contract party's efforts to build brand value, our attribution policies with respect to our series of common stock, our results of operations, cash needs, spending of the net proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, and the trends that may affect us or the contract parties.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the field in which we operate, may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the field in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

        You should also read carefully the factors described in the "Risk Factors" section of this prospectus and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering.

        We obtained data in this prospectus regarding the NFL and athletes in the NFL from our own internal estimates and research as well as from general publications, surveys and studies conducted by third parties. While we believe that the information is reliable, we have not independently verified the data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

 USE OF PROCEEDS

        We expect that our net proceeds from the sale of the shares of common stock in this offering will be approximately $10,022,500, assuming the sale of 1,055,000 shares of Fantex Series Arian Foster in this offering at an initial public offering price of $10.00 per share (in each case the amounts set forth on the front cover of this prospectus), after deducting underwriting discounts payable by us. See "Underwriting (Conflicts of Interest)" for additional detail regarding the underwriting discounts. Offering expenses, estimated to be $1,408,665, will be paid by our parent and are not included in the calculation of net proceeds.

        On April 3, 2013, we received an equity contribution of $2.0 million from our parent to provide working capital to finance our operating expenses. As consideration for the ABI under our brand contract with Arian Foster we will pay him a one-time cash amount of $10.0 million contingent upon our ability to obtain financing. We will use up to $10.0 million of our net proceeds from the offering of our Fantex Series Arian Foster, together with existing cash and cash equivalents if necessary, to fund the payment of this purchase price to Arian Foster pursuant to our brand contract with him.

        The following table represents the expected use of the proceeds of the sale of the shares of Fantex Series Arian Foster in this offering:

	Amount of Proceeds	Percentage of Total Proceeds
Expected use of the proceeds from this offering
Payment of the underwriting discount	$527,500	5.00%
Payment of the brand contract purchase price to Arian Foster	10,000,000	94.79
General working capital for our operations	22,500	0.21

Total proceeds expected from this offering	$10,550,000	100%

        One of the principal purposes of this offering is to obtain capital to finance the payment of the purchase price for the ABI pursuant to the Arian Foster brand contract. We intend to use the net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon but after payment of the purchase price under the Arian Foster brand contract, for general working capital to fund our operations. Although it is difficult to predict future liquidity requirements, we believe that such net amounts after payment of the purchase price under the Arian Foster brand contract will be sufficient to fund our operations for at least the next 12 months.

        We are actively pursuing the acquisition of additional brands, and any brand contracts that we enter into in the future with other contract parties are expected to be contingent upon obtaining financing to fund the acquisition of the minority interest in the respective brands. We intend to finance the acquisition of additional brands through the issuance of additional tracking series linked to the value of such brands, rather than through use of any of our existing cash and cash equivalents.

        Pending use of our cash and cash equivalents for our operations, we intend to invest the net proceeds of this offering and our existing cash and cash equivalents after payment of the purchase price to Arian Foster under the brand contract in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

 DIVIDEND POLICY

        Our board of directors is permitted, but not required, to declare and pay dividends on our platform common stock or any of our tracking series (including our Fantex Series Arian Foster) in an amount up to the "available dividend amount" for the applicable series, to the extent permitted by the Delaware General Corporation Law.

        The available dividend amount for any tracking series is as of any date an amount equal to the lesser of (a) total assets of our company legally available for the payment of dividends under Delaware law and (b) an amount equal to:

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  the excess of the total assets attributed to the tracking series brand over the total liabilities attributed to the tracking series brand, less the par value of the outstanding shares of such tracking series; or

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  if there is no such excess, the attributable income of the tracking series brand for the fiscal year in which the dividend is being declared and/or the preceding fiscal year.

        For example, if the attributed assets for a tracking series brand as of a date of determination consisted of cash in the amount of $100,000, and the attributed liabilities for a tracking series brand as of that same date were in the aggregate $50,000, then the available dividend amount for that tracking series at that time would be approximately $50,000. If in the prior example the attributed liabilities were greater than the attributable assets, then instead the available dividend amount would be based on the total income attributable to that tracking series for the current fiscal year and/or the prior fiscal year. For example, if attributable income in the prior year were $50,000, then the available dividend amount would be $50,000. We will provide unaudited attributed financial information as an exhibit to our periodic reports that we file pursuant to the Exchange Act. The unaudited attributed financial information will show the attribution of our assets, liabilities, revenue, expenses and cash flows to each of our tracking series and our platform common stock, and our available dividend amount as of any period may be determined based on such attributed financial information.

        The available dividend amount for our platform common stock is as of any date an amount equal to the amount of our total assets legally available for the payment of dividends under Delaware law, less the aggregate amount of the "available dividend amount" for all of our then outstanding tracking series.

        To date, we have never declared or paid any cash dividends on our capital stock. Following this offering, we intend to pay cash dividends from time to time out of available cash for each tracking series, including Fantex Series Arian Foster, equal to an amount in excess of 20% of the "available dividend amount" for such series. Because of the seasonal nature of the brand income underlying our tracking series, the dividends for a tracking series would be expected to coincide with the seasonal receipt of cash pursuant to the underlying brand contract. For example, because of the timing of the football season, to the extent we declare dividends on the Fantex Series Arian Foster, these dividends are likely to be declared in the first or second fiscal quarters, following the end of the NFL season, and they will not coincide with the third and fourth fiscal quarters during the NFL season. We do not intend to declare dividends on our platform common stock for the foreseeable future.

        Certain dividends paid may be considered a return of capital for U.S. federal income tax purposes. Please see "Material U.S. Federal Income Tax Considerations—Dividends and Distributions" for a detailed description of the tax treatment of the dividends and other distributions of cash or property to holders of the Fantex Series Arian Foster.

        Our board of directors has discretion to declare a dividend on any series of common stock without declaring a dividend on any other series of our common stock. In general, our board of directors does not expect to declare dividends on any series of common stock in an amount greater than the attributed cash on hand for such series.

        If we sell all or substantially all of the assets of a tracking series brand (but not in connection with a sale of our company), our board of directors will pay a dividend to holders of our the related tracking series, redeem shares of the related tracking series, convert the outstanding shares of the related tracking series into our platform common stock or some combination of the foregoing.

        Our board of directors may change its dividend policy at any time and from time to time, and we may retain some or all available funds and future income to support our operations and finance the growth and development of our business as well as, in some circumstances, invest some of the available funds to further enhance a brand or acquire additional ABI in a brand if we believe that those would be more productive uses of some or all of the available funds. However, our board of directors will not in any event change the definition of "available dividend amount" for any series of our common stock or declare dividends on any series of our common stock in excess of the "available dividend amount" for that series.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2013 on:

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  an actual basis giving effect to the reclassification of all outstanding shares of our common stock into shares of our platform common stock upon effectiveness of the stock split; and;

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  a pro forma, as adjusted basis after further giving effect to an increase in authorized shares and designation for tracking series and the sale of 1,055,000 shares of Fantex Series Arian Foster offered in this offering at an initial public offering price of $10.00 per share (in each case based on assumed amounts set forth on the front cover of this prospectus), after deducting underwriting discounts payable by us. Offering expenses, estimated to be $1,408,665, will be paid by our parent and are not included in the calculation of cash and cash equivalents.

        The information in this table is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the financial statements and the notes thereto included elsewhere in this prospectus:

	June 30, 2013
	Actual	Pro forma, As adjusted
Cash and cash equivalents	$1,999,989	$12,022,489

	—	—
Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized, actual; 1,500,000,000 shares authorized, pro forma, as adjusted:
Platform Common Stock; 100,000,000 shares designated, issued and outstanding, actual and pro forma, as adjusted	10,000	10,000
Fantex Series Arian Foster; 0 shares designated, issued and outstanding, actual; 1,055,000 shares designated, issued and outstanding, pro forma, as adjusted	—	106
Additional Paid in Capital	4,780,076	14,802,471
Accumulated Losses	(2,790,087)	(2,790,087)

Total Stockholders' Equity	1,999,989	12,022,489
Total Capitalization	$1,999,989	$12,022,489

        The number of shares of our common stock to be outstanding immediately following this offering set forth above is based on 100,000,000 shares of our common stock outstanding as of June 30, 2013, giving effect to the 1,000,000-for-1 stock split of our common stock to be effective prior to the consummation of this offering, and zero shares of Fantex Series Arian Foster outstanding as of June 30, 2013.

DILUTION

        If you purchase shares of our Fantex Series Arian Foster in this offering, your interest, on an as converted to platform common stock basis, will be diluted to the extent of the difference between the initial public offering price per share of our Fantex Series Arian Foster and the pro forma as adjusted net tangible book value per share of our common stock, assuming conversion of the Fantex Series Arian Foster into platform common stock, immediately after this offering, after giving effect to the following:

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  a 1,000,000-for-1 stock split of our common stock to be effective prior to the consummation of this offering; and

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  the reclassification of all outstanding shares of our common stock into shares of our platform common stock upon effectiveness of the stock split referred to above.

        Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of outstanding common stock, assuming conversion of the Fantex Series Arian Foster into platform common stock. Our historical net tangible book value (deficit) as of June 30, 2013 was $1,999,989, or $0.0200 per share.

        Our pro forma, as adjusted, net tangible book value (deficit) as of June 30, 2013 was $12,022,489, or $0.0402 per share of common stock, assuming conversion of the Fantex Series Arian Foster into platform common stock, after giving effect to the following:

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  sale by us of 1,055,000 shares of Fantex Series Arian Foster in this offering at an initial public offering price of $10.00 per share (in each case based on assumed amounts set forth on the front cover of this prospectus), after deducting underwriting discounts payable by us (or $0.0529 per share, on an as converted to platform common stock basis); and

  •
  the payment by us of the $10.0 million purchase price to Arian Foster for the ABI under our brand contract with him.

        The pro forma, as adjusted, net tangible book value (deficit) set forth above represents an immediate increase in net tangible book value of $0.0202 per share to our existing holders of platform common stock, assuming conversion of the Fantex Series Arian Foster into platform common stock, and an immediate dilution in net tangible book value of approximately $0.0128 per share to new investors purchasing shares of Fantex Series Arian Foster in this offering, on an as converted to platform common stock basis. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share	$10.00
Assumed initial public offering price per share, on an as converted to platform common stock basis	0.0529
Pro forma net tangible book value (deficit) per share as of June 30, 2013	0.0200
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	0.0202
Pro forma as adjusted net tangible book value per share after this offering	0.0402
Dilution per share to investors in this offering	0.0128
Dilution per share to investors in this offering, prior to conversion	$2.41

        The foregoing calculations are based on 100 million shares of platform common stock outstanding as of June 30, 2013, assuming reclassification of all outstanding shares of our common stock into shares of our platform common stock upon effectiveness of the 1,000,000-for-1 stock split prior to the consummation of this offering. In addition, for purposes of determining the conversion ratio of a share of Fantex Series Arian Foster into platform common stock, we calculated the fair value of a share of platform common stock by dividing an assumed fair value of our platform unit by the number of shares of our platform common stock outstanding as of June 30, 2013 as set forth above. The fair value of the platform unit was assumed to be $5.29 million based upon the capital contributions to the company from the parent plus the imputed value of the 5% of the ABI that we will attribute to the platform unit.

        We expect that we will need to raise additional capital to fund additional brand acquisitions, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. We may also choose to raise additional capital due to market conditions or other strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled "Risk Factors" included elsewhere in this prospectus.

Overview

        We are a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes, entertainers and other high-profile individuals and assisting such individuals in enhancing the reach and value of the brands we acquire. The business operates in a single segment and our focus is on three core areas:

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  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands, or brand income;

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  acquiring minority interests in such brand income; and

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  assisting our acquired brands in increasing their value via technology and through leveraging our marketing, advertising and strategic partnering expertise.

        We were incorporated in Delaware on September 14, 2012 and, prior to this offering, have been a wholly-owned subsidiary of Fantex Holdings, our parent. Fantex Holdings was incorporated in Delaware on April 9, 2012. We are currently a development stage entity and have to date relied on our parent to conduct our operations. All expenses reflected in our statement of operations were allocated from our parent to us as described more fully in the notes to the financial statements included elsewhere in this prospectus. Following the consummation of this offering we intend to operate under a management agreement with our parent, who will provide us with management and administrative services, including providing and compensating our executive management and other personnel as well as services relating to information technology support, brand management and other support, operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We will begin to assume management and administrative tasks at such time in the future as the actual cost of these services is less than our service fee to Fantex Holdings, which we do not anticipate will occur until we begin to generate significant cash flows from multiple brand contracts. However, if our parent is unable to perform any of the services that they are required to perform under the management agreement, due to financial difficulty or otherwise, then we may be forced to assume management and administrative tasks, and incur additional expenses, sooner than we anticipate. Until such time, we will continue to rely on our parent to conduct our operations in accordance with the management agreement.

Results of Operations

Period from September 14, 2012 (inception) to December 31, 2012, six months and three months ended June 30, 2013

        We have little operational history and are not currently generating revenues. We, therefore, have no results of operations for the year ended December 31, 2012 and for the six months and three months ended June 30, 2013. All costs have been allocated to us from our parent, which has identified all activities and costs related to our operations. Expenses such as personnel and facility costs were primarily allocated based on the estimated number of full time equivalent (FTE) employees working on activities associated with us. All personnel costs were allocated based on an estimated percentage of time spent on our activities. Facility costs were allocated based on the FTE associated with us as a percentage of all employees of our parent. All other costs were specifically identified and charged to us as deemed appropriate. All estimates are deemed to be reasonable and reflect, in the best judgment of our management, the costs associated with our activities.

        The most significant costs incurred by us to date were professional services. We incurred $798,231 in professional services expenses in the period from inception to December 31, 2012, $1,285,868 for the six months ended June 30, 2013 and $541,130 in professional services expenses for the three months ended June 30, 2013. We have dedicated significant resources to commencing operations, including but not limited to company formation, brand research, compliance with various legal and regulatory requirements, and pursuing brand contract acquisition. We believe that some of these costs are primarily associated with the start-up phase of the company and may decrease as our operations mature. However, we will incur additional professional services expenses as a result of becoming a public company and expanding the business, particularly with respect to entering into additional brand contracts and as a result of future financings, which expenses may offset any such decrease in initial start-up costs. As a result, we anticipate overall increased professional services expenses in the future to support our operations.

        We currently have no employees, but are being supported by personnel employed by our parent. We were allocated personnel and related benefits expenses of $98,174 for the period from inception through December 31, 2012, $240,541 for the six months ended June 30, 2013 and $162,031 for the three months ended June 30, 2013. Our parent continues to dedicate more personnel to the brand contract acquisition effort resulting in three additional FTEs being allocated to us in the current quarter.

        Three stockholders of our parent serve as our officers, including as our chief executive officer and the chief financial officer. Although these individuals purchased founders stock in Fantex Holdings upon formation of our parent or received grants of options in our parent, prior to June 1, 2013 they have received no compensation for their services from either us or our parent. Our current allocation of expenses from our parent for personnel does not include imputed costs for these officers, but does include other costs incurred by our parent for those officers, such as travel, benefits and facilities expenses. Our parent began to pay cash compensation to our officers on June 1, 2013, and a portion of personnel costs allocated to us from our parent based on an estimated percentage of their time spent on our activities will be approximately $300,000 for the second half of 2013. If our parent had incurred personnel costs for these three officers, and allocated costs to us based on an estimated percentage of their time spent on our activities, such allocated costs to us from our parent would have been approximately $170,000 for the period from inception through December 31, 2012, approximately $290,000 for the six month period ending June 30, 2013 and approximately $145,000 for the three months ended June 30, 2013.

        We have also devoted resources to target, access and negotiate for the acquisition of brands that meet our criteria, including travel and related expenditures of $121,507, for the period from inception through December 31, 2012, $162,930 for the six month period ended June 30, 2013 and $89,151 for the three months ended June 30, 2013. We believe that as we expand our operations these costs will increase.

        We share our parent's real estate facility located in San Francisco, California, and we are allocated expenses from our parent equal to a portion of the facility expenses in an amount of $45,111 for the period from inception through December 31, 2012, $37,725 for the six month period ended June 30, 2013 and $20,949 for the three months ended June 30, 2013. As we grow in head count, our share of the facilities expense may increase, however the rate at which our facility expense increases will depend on the head count growth at both our parent and at FBS, our parent's wholly-owned subsidiary who also shares the same facility.

        On February 28, 2013, we entered into a brand contract with Arian Foster, a running back for the Texans of the NFL and his affiliated professional services company, The Ugly Duck, LLC and amended and restated such brand contract on each of May 24, 2013 and August 21, 2013. The brand contract assigns to us 20% of the gross monies or other consideration (including rights to make investments) that Arian Foster will receive from and after February 28, 2013, subject to specified exceptions, as a result of his activities in the NFL and related fields (including activities in a non-NFL football league), such as broadcasting and coaching. Our brand contract with Arian Foster is more fully described elsewhere in this prospectus and in the footnotes of the audited financial statements.

        As the operations of Fantex mature, we expect to continue to incur expenses of the type and nature described above. In addition, following the consummation of this offering, we expect to incur service fees pursuant to our management agreement with our parent. We also expect to build internal staff and begin to incur expenses on our own behalf to administer our brand contracts, including supporting cash collection and ensuring all sources of brand income subject to our agreement are identified, potential disclosures are identified and brought to management's attention and that our contract rights are enforced.

        We also expect to incur marketing and promotion expenses anticipated to be approximately $50,000 per brand per year, with such amount expected to decrease as we scale. However, we will incur this cost indirectly (as part of the service fee) while such services are provided by the parent pursuant to the management agreement. We will begin to incur these costs directly as we grow our internal marketing infrastructure. See "Management and Attribution Policies" for a discussion about how these expenses will be attributed to our brands.

Liquidity and Capital Resources

        To date, we have relied exclusively on our parent for liquidity and capital resources. Our parent contributed capital in the amount of $1.1 million from inception through December 31, 2012 $3.7 million for the six months ended June 30, 2013 and $2.8 million in the three months ended June 30, 2013. The contributed capital includes expenses paid by our parent on our behalf, as well as an equity cash contribution of $2.0 million on April 3, 2013 to provide additional working capital to finance our operating expenses.

        We are not committed to any capital expenditures and certain agreements, such as rental commitments, are in the name of our parent. We expect, however, that our operations (excluding upfront payments under future brand contracts) will continue to consume substantial amounts of cash as we aggressively build our platform of brands and our internal marketing, compliance and other administrative functions. Following the consummation of this offering we will operate under a management agreement with our parent, pursuant to which our parent will provide us with certain management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We will pay our parent a fee equal to 5% of the amount of gross cash received by us, if any, for such services under the management agreement.

        We will begin to assume management and administrative tasks at such time in the future as the actual cost of these services is less than our service fee to Fantex Holdings, which we do not anticipate would occur until we begin to generate significant cash flows from multiple brand contracts. However, if our parent is unable to perform any of the services that they are required to perform under the management agreement, due to financial difficulty or otherwise, then we may be forced to assume management and administrative tasks, and incur additional expenses, sooner than we anticipate. Until such time, we will continue to rely on our parent to conduct our operations in accordance with the management agreement. Our parent has no obligation to continue to finance our operations, and they do not intend to continue to finance our operations or provide us any other assistance, except as required under our management agreement with them.

        We believe the net proceeds from this offering together with existing cash and cash equivalents and interest thereon will be sufficient to fund our projected operating expenses for the next 12 months. However, if our operating and other expenses are higher than we expect or our cash receipts from brand contracts are lower than we expect then we may also need to raise additional funds sooner.

        In addition, any brand contracts that we enter into in the future with other contract parties will require us to make substantial upfront payments to acquire the ABI under such brand contracts. We do not, and following this offering we do not expect to have, the necessary funds that we would need to make any of these upfront payments under future brand contracts. Therefore, we expect that our future brand contracts for the foreseeable future will be contingent upon obtaining financing to fund the acquisition of the ABI in the respective brands, and we intend to finance these acquisitions through the issuance of additional tracking series linked to the value of such brands.

        Until we begin receiving a sufficient amount of cash from our brand contracts, if ever, we expect to finance future cash needs through public or private equity or debt offerings. Additional capital may not be available on reasonable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us we may not be able to continue to acquire additional ABI in other brands and we may have to significantly delay, scale back or discontinue our operations. If we raise additional funds through the issuance of additional debt or equity securities it could result in dilution to our existing stockholders, and/or fixed payment obligations that could reduce our ability to pay dividends or otherwise fund our other operations. Furthermore, these securities may have rights senior to those of our common stock and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license brands without consent and other operating restrictions that could adversely impact our ability to conduct our business.

        In addition, cash received under our brand contracts may be subject to seasonal variation. For example, the salary under NFL contracts is usually paid out in even installments during the course of the NFL season, or as a signing bonus according to varying schedules. The NFL season occurs primarily in the third and fourth quarters of each calendar year and therefore, we expect that there will be seasonal fluctuations in our attributed income.

Critical Accounting Policies

        Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements. On an ongoing basis, management will evaluate these estimates, including those related to accounts receivable, fair values of financial instruments, income taxes, and contingent liabilities, among others. Estimates will be based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from these estimates.

        The critical accounting policies requiring estimates, assumptions and judgments that we believe have the most significant impact on our financial statements are described below.

Income Taxes

        Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

        Deferred tax assets are recorded to the extent management believes these assets will more likely than not be realized. In making such a determination, all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations is considered. In the event it is determined that we would be able to realize deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would be made, which would reduce the provision for income taxes.

        Uncertain tax positions are recorded on the basis of a two-step process whereby (1) it is determined whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) those tax positions that meet the more-likely-than-not recognition threshold, the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority would be recognized.

Fair Value Option

        The contracts with the contract parties represent a right to receive certain cash flows from the contract parties, and therefore, the brand contracts meet the definition of a financial asset. As financial assets, the brand contracts are precluded from being accounted for as intangible assets. We have elected to account for the brand contracts at fair value, with changes recognized in the statement of operations. We believe measurement of the brand contracts at fair value provides the most meaningful information to users of the financial statements, because the value of the brand contracts may increase or decrease over time based on future events. We believe that the change in fair value through net income or loss provides a better indicator of the performance of the brand contracts for a given year, enhances transparency, and is more in line with how we manage the risks of the brand contracts.

Fair Value of Financial Instruments

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments' complexity for disclosure purposes. Assets and liabilities in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, and are as follows:

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  Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets generally included in this category are mutual funds.

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  Level 2—Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

  •
  Level 3—Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. The types of assets and liabilities generally included in this category are our brand contracts.

        A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transactions or quoted prices may be necessary to estimate fair value.

        The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by our management in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our management's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the asset. The variability of the observable inputs affected by the factors described above may cause transfers between Levels 1, 2, and/or 3, which our management recognizes at the end of the reporting period.

        Depending on the relative liquidity in the markets for certain assets, our management may classify assets as Level 3 if they determine that observable quoted prices, obtained directly or indirectly, are not available. The valuation models used for the assets and liabilities that are valued using Level 3 of the fair value hierarchy are described below.

  Valuation Process

        The valuation process involved in Level 3 measurements for assets and liabilities would be completed on no less than a quarterly basis and is designed to subject the valuation of Level 3 investments, including our brand contracts, to an appropriate level of consistency, oversight and review.

        Our internal investment professionals, which include employees of both Fantex and our parent, Fantex Holdings, are responsible for estimating fair value based on various factors including:

  •
  current playing contract including: amounts, duration, incentive provisions, guaranteed portions, if any, termination and other important terms;

  •
  current endorsement contracts, if any, including: amounts, duration, contract terms;

  •
  age of the individual associated with the brand and prospects for additional future contracts, both playing and endorsement;

  •
  our estimate of potential future playing and endorsement contracts, including duration and value;

  •
  position and data specific to that position focused on estimating longevity of career;

  •
  reported contract value increases or decreases for other comparable players (by position and status they hold among their peers (e.g. All Pro, MVP, franchise player and the like)) in order to estimate future contract values; and

  •
  risk free cost of capital.

In addition, we consider a number of qualitative factors to develop estimates used in our models, including:

  •
  the stated aspirations and goals of the contract party;

  •
  certain intangibles of the contract party, including media relationships, communication ability, "likeability," demand as a product endorser, personal drive and ambition;

  •
  social footprint (for example, number of Twitter followers);

  •
  the market in which the contract party performs and how that may impact the number and amount of endorsement opportunities;

  •
  the reach of the brand of the contract party;

  •
  value of TV contracts and the rate of growth in those contracts; and

  •
  attendance trends in the contract party's primary field of performance.

        We consider all of these factors to estimate brand income for use in a discounted cash flow models. These estimates include amounts based on existing contracts as well as our estimates of amounts to be received for future contracts. With respect to existing contracts we consider that certain amounts are reasonably assured of realization, but that most earnings from existing contracts depend on continued satisfactory performance. To determine the amount of the purchase price of a brand contract and a fair current value we apply discount rates to our estimates of earnings.

        In general, we apply lower discount rates to amounts associated with existing contracts, particularly portions of those contracts that have a higher degree of certainty of payment, and higher discount rates to amounts associated with future potential earnings under existing contracts and to potential earnings under anticipated future contracts. Further, discount rates rise over time to reflect that uncertainty increases over time.

        The investment professionals, which include employees of both Fantex and our parent, Fantex Holdings, will document their considerations of this data and it is then reviewed by a valuation committee consisting of management of our parent, Fantex Holdings, and our officers, including our chief executive officer and chief financial officer. We then utilize the approved valuation as a basis to negotiate the purchase price of a brand contract. We will follow the same process on no less than a quarterly basis to estimate the fair value of the brand contracts that are then in effect.

        If our estimates of brand income are too high and/or the discount rates we use in our calculations too low then our valuation of a brand contract may be too high.

  Arian Foster Brand Contract, at Estimated Fair Value

        On February 28, 2013 we entered into a brand contract with Arian Foster and his affiliate The Ugly Duck, LLC and amended and restated such contract on each of May 24, 2013 and August 21, 2013. The negotiated value of the contract was based on a discounted cash flow model using the procedures described above. The most significant quantitative factors considered in our model included:

  •
  current playing contract with the Texans, including: value, duration, incentive provisions, guaranteed portions, termination and other important terms;

  •
  current endorsement contracts, including value, duration and other contract terms;

  •
  Arian Foster's age, duration of career to date and prospects for additional future contracts, both playing and endorsement;

  •
  our estimate of his potential for future playing and endorsement contracts, including duration and value;

  •
  Arian Foster's position and data specific to that position focused on estimating potential longevity of his career; and

  •
  risk free cost of capital.

        In addition, we considered the following qualitative factors in developing our estimate including:

  •
  Arian Foster's stated aspirations and goals;

  •
  certain of his intangibles, including media relationships, communication ability, "likeability," demand as a product endorser, personal drive and ambition;

  •
  his social footprint (for example, number of Twitter followers);

  •
  the market in which he plays (Houston), and how that may impact the number and amount of endorsement opportunities he may have;

  •
  our vision for his brand identity; and

  •
  the reach of his brand, particularly considering his popularity in fantasy football leagues.

        We considered the average and median career durations for running backs we considered to be comparable to be in the range of 6-16 years, with an average and median of 10.5 years. We considered the career length of running backs in the modern era (which we define as a running back who has retired from the NFL during the 15-year period between 1997 and 2011) who were the featured back on their team, selected to at least one Pro Bowl and rushed for at least 1,000 yards in at least three of their first four full seasons in which the running back played at least 13 games to be comparable for purposes of our analysis.

        In our analysis we considered generally three categories of potential brand income:

  •
  Category A—Potential brand income related to the portions of existing contracts that have a higher degree of certainty of payment, such as brand income that is very near-term or that is guaranteed under existing included contracts. An example of this would be Arian Foster's contractual salary and bonus for the 2013 NFL playing season, which includes the guaranteed portions of Arian Foster's current NFL player contract.

  •
  Category B—Potential brand income related to the portions of existing contracts that have a lesser degree of certainty of payment, such as brand income that is payable pursuant to existing included contracts but that depends on longer-term continued satisfactory performance of Arian Foster. An example of this would be the non-guaranteed portions of Arian Foster's current NFL player contract and contracted salary and bonus for seasons 2014 and beyond.

  •
  Category C—Potential brand income related to anticipated future contracts, such as future endorsements, playing contracts and/or additional brand generating income from coaching, broadcasting or the like. An example of this would include a potential future endorsement contract with a significant new sponsor or an additional NFL player contract following the expiration of Arian Foster's current NFL player contract.

        The table below shows our estimates, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	% of Estimated Lifetime Brand Income
	Gross amount, before applying any discount rate	Net amount, after applying discount rates	Discount Rate
Category A	5.5%	11%	3%
Category B	19.5%	29%	10%
Category C	75%	60%	10% - 16.3%

Total	100%	100%

        The most significant assumptions in our determination of fair value for Arian Foster's brand contract include:

  •
  discount rates for each of Category A, Category B and Category C as set forth above;

  •
  that Arian Foster would have an NFL career length of at least 12 years; and

  •
  that during this time he would play out his existing NFL player contract and enter into at least one additional multi-year NFL player contract on terms that are, on an average annualized basis, economically comparable to his existing NFL player contract, and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand generating income) that compensate him in amounts that are significantly in excess of compensation that he has had historically from these sources.

        In determining the discount rates to use, we considered numerous factors such as, for example, at the time of our analysis CCC-rated bonds were trading at less than a 10% yield according to market research. In addition, we compared discount rates of companies that we believe have similar attributes to ours. For example, some biotechnology companies, like us, have a very small capitalization, are heavily reliant on the revenues of only a few products and in many cases, dependent on a single product, and at the time of their initial public offering, their main, if not their only product candidate, was still in development and future revenues were uncertain and may never be realized. Based on our internal research and discussions with industry participants, we determined that as of May 16, 2013, the average weighted average cost of capital for a sample set of approximately 35 then publicly-traded biotechnology companies was roughly 10.5%. In light of this, we believe that the discount rates we used for Categories B and C, which, as discussed above, ranged from 10% to 16.3%, are appropriate to address the uncertainty inherent in our estimates.

        In determining that Arian Foster would have a 12 year NFL playing career, we used a comparable group of running backs, whose average career-length was 10.5 years, but we used 12 years for Arian Foster's career-length, adding 1.5 years, or an additional 14%, due to characteristics of Arian Foster's career that we believe distinguish him from the comparable group. For example, we considered that in Arian Foster's first NFL season, he played in only six games, starting in only one and therefore, we believed it was appropriate to assume that Arian Foster would have one additional season beyond the average for the comparable group. In determining that Arian Foster would play out his existing NFL player contract and enter into at least one additional multi-year NFL player contract on terms that are, on an average annualized basis, economically comparable to his existing NFL player contract, in addition to assuming he would have a career of 12 years, we reviewed contracts entered into by players in the comparable group at approximately the same age as the age at which Arian Foster would be at the end of his current contract.

        In determining that Arian Foster would enter into and maintain endorsement contracts (or earn other brand generating income) that compensate him in amounts that are significantly in excess of compensation that he has had historically from these sources, we considered the following factors:

  •
  Arian Foster was an un-drafted free agent, and thus we believe his historical endorsement earnings in his first several seasons were significantly lower than his longer-term potential;

  •
  we believe that endorsement income for players in skill positions increases for those who demonstrate a sustained and consistently high level of success and achievement at their position. Arian Foster is coming off three consecutive seasons of high achievement as a running back in the NFL and has not yet actively engaged in marketing his brand, and thus we believe he is a good candidate to begin to realize a higher level of endorsement income; and

  •
  we believe that Arian Foster has potential for generating other brand income, such as through motion pictures and/or broadcasting, as evidenced by his recent appearance as himself on an episode of the television series Hawaii Five-O, and his recently landed role as a professional running back in a new Kevin Costner film, Draft Day.

        If any of our assumptions are incorrect then our estimate of the fair value of his brand contract may be too high.

Income (Loss) From Brand Contracts

        We recognize income from brand contracts when cash or other considerations are received by the contract party under included contracts, which is the point at which we earn the right to our proportionate share of amounts received by the contract party. Other considerations received by the contract party may include stock, automobiles, or other items of value. In the event other considerations are received by the contract party, we will recognize income from brand contracts equal to our proportionate share of the estimated fair value of the other considerations received, and will receive payment in either cash or such other considerations based on the contractual arrangement. Amounts due to us under the brand contract are either remitted directly from the source of such income or through payment by the contract party. The brand contract stipulates that income once we earn it is not subject to recapture by the contract party.

        For purposes of our financial statements and the notes thereto, cash received under the brand contract will either be recognized as a reduction of our carrying value (i.e., a reduction in the brand contract asset) or income (loss) from brand contracts. Whether cash receipts will be recognized as a reduction of carrying value or income (loss) from brand contracts will depend on the timing of such cash receipt. For example, if we expect to receive $1.0 million from a contract party on January 1, 20X5 after entering into the brand contract on January 1, 20X4 and based on our discount rate pay $0.9 million for such cash receipt the Company will recognize $0.1 million in income (loss) from brand contracts in the year ended December 31, 20X4. In this case, the entire $1.0 million received in January 20X5 will be recognized as a reduction of our carrying value. If on the other hand the $1.0 million cash is received in December 20X4 a portion will be recognized as income (loss) from brand contracts in the fourth quarter of the year ended December 31, 20X4.

        Additionally, the timing of changes in our estimates of future cash flows will impact whether cash receipts are recognized as a reduction of our carrying value or as income (loss) from brand contracts. If for example we increase our estimate of future cash flows and such increased cash flows are not received until a future period, such increase will be recognized as income (loss) from brand contracts and the majority of such future cash flow will be recognized as a reduction of carrying value of our investment. If on the other hand our expected cash flows increase and were not foreseen and therefore not expected until the period in which the cash is actually received the entire cash amount will be recognized as income (loss) from brand contracts.

        Expected cash flows will be based on the included contracts the contract party has in place and the expectations of future contracts. As it becomes more likely that the contract party will collect contracted amounts the expected discount rate will decrease. A decrease in the discount rate will result in the receipt of cash primarily being allocated to reduction of carrying value of our investment. The discount rates are determined at the purchase date and are revised each period based on the performance of the brand and the likelihood of collection of future contracted amounts.

        Income (loss) from brand contracts are based on an estimate of expected cash flows and the associated expected discount rate. Changes in fair value resulting from changes in the expected performance of the brand or market factors are included in income (loss) from brand contracts in the statement of operations.

        We are entitled to certain information and audit rights pursuant to the brand contracts that enable us to adequately calculate and collect the ABI under the brand contract. In addition to such annual audit rights, we intend to create a contract administration and surveillance division to proactively monitor and administer our rights under the brand contracts. Following the execution of a brand contract, the contract administration and surveillance division shall prepare a schedule charting the timing and amounts of expected future payments associated with that certain counterparty's existing contracts that are subject to our brand contract, along with the term and the expected timing each contract would be expected to be renegotiated or renewed. The division will also be tasked with ensuring that all directives to pay Fantex directly have been executed and accepted by the parties making such payments. We will contact the contract party at renewal terms to determine whether the contracts will be renewed and take necessary steps to ensure that any new agreements are covered under the brand contract.

        The division will also be tasked with reviewing each brand contract quarterly and to contact each of our contract parties to determine if the parties entered into additional agreements or renegotiated existing agreements that may impact our ABI. To supplement these direct inquiries, this division will also monitor social and mainstream media on at least a weekly basis for information relevant to our brand contract or relationship with each of our contract parties, including trade rumors, reports of new endorsements or other agreements that may be subject to our brand contract with such contract parties, reports of renegotiation of existing agreements and reports of personal behavior that may be beneficial or detrimental to the brand in general.

        In addition to the above, in the event that expected payments are not received on a timely basis (generally within five days of receipt of income by the contract party), we will attempt to contact the contract party and resolve any issues of nonpayment amicably. If our efforts are unsuccessful, any issues with contract payments will initially be escalated to senior management for resolution. Depending on the nature and materiality of the contract party's nonperformance, we may initiate legal action to recover any unpaid amounts under the brand contract. Significant or continuous nonpayment may be material and may trigger additional disclosure under the Securities Act as well as impair the fair value of the asset on our books.

Election to Opt Out of Transition Period

        Section 102(b)(1) of the JOBS Act exempts "emerging growth companies" from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

        The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Fantex has elected to opt out of the extended transition period.

Off-Balance Sheet Arrangements

        We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Qualitative and Quantitative Disclosures of Market Risk

        We did not have during the periods presented, and we do not currently have, any market risk sensitive instruments, as defined in the rules and regulations of the SEC.

Contractual Obligations

        Our principal contractual obligations are limited to our obligations under our management agreement with our parent and the Arian Foster brand contract. We are not committed to any future capital expenditures, including rental commitments, which are solely in the name of our parent. See "—Results of Operations" for additional information on the allocation of rent expenses from Fantex Holdings to us from inception to year ended December 31, 2013 the six months ended June 30, 2013 and for the three months ended June 30, 2013.

Arian Foster Brand Contract

        We must pay $10.0 million to Arian Foster upon the consummation of this offering. We will have no further financial obligation to Arian Foster under the brand contract once this payment has been made, other than certain indemnity obligations. We have evaluated the impact of these indemnities on our financial statements and determined that they are not material.

Management Agreement

        We have entered into a management agreement with our parent that will become effective upon the consummation of this offering. Pursuant to the management agreement, our parent will provide us with management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We have agreed to pay our parent 5% of the amount of the gross cash received by us, if any, pursuant to our brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to reduction of carrying value but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. We may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by our parent at the time and the cost of those services.

        The agreement will have an initial term through December 31, 2014, and will automatically renew for successive one-year terms each December 31 unless either party provides written notice of its intent not to renew at least three months prior to such renewal. We may also terminate any specific service and/or the agreement, without penalty, with 30 days prior written notice to Fantex Holdings. Fantex Holdings may terminate any specific service and/or the agreement with 180 days prior written notice to us, but if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform the services that we are unable perform ourselves, then Fantex Holdings will continue to perform such services for an additional period of 180 days.

        The agreement contains certain provisions requiring us to indemnify our parent with respect to all losses or damages arising from acts not constituting bad faith, willful misconduct, or gross negligence. We have evaluated the impact of these indemnities on our financial statements and determined that they are remote.

MANAGEMENT AND ATTRIBUTION POLICIES

        We have established policies for purposes of managing and attributing our assets and liabilities between and among our platform unit and various other business units that we intend to establish from time to time.

        As a general principle, we expect that all material matters in which holders of any series of our common stock may have divergent interests (including our platform common stock and any tracking series that we may issue from time to time) will be generally resolved in a manner that is in the best interests of our company and all of our stockholders after giving fair consideration to the interests of the holders of each series of our common stock, as well as such other or different factors considered relevant by our board of directors (or any committee of our board of directors authorized for this purpose, including the conflicts committee of our board of directors).

Policies Subject to Change Without Stockholder Approval

        Set forth below are the management and attribution policies that will be effective upon the consummation of this offering. Our board of directors may, without stockholder approval, modify, change, rescind or create exceptions to these policies, or adopt additional policies. Such actions could have different effects on holders of each different series of our common stock and could include operational and financial decisions that could favor the platform common stock over a tracking series, or one tracking series over another. Our board of directors will make any such decision in accordance with its good faith business judgment that such decision is in the best interests of our company and the best interests of all of our stockholders as a whole. In certain circumstances, decisions of the board of directors may also be subject to the approval of the conflicts committee.

        Any such modifications, changes, rescissions, exceptions or additional policies will be binding and conclusive unless otherwise determined by our board of directors. We will notify our stockholders of any material modification, change or exception made to these policies, any rescission of these policies and the adoption of any material additions to these policies through the filing of a Current Report on Form 8-K within four business days after the modification, change, exception or addition is made. However, we will not notify our stockholders of any modification, change, exception, rescission or addition to these policies if we determine that it is not material to the holders of any series of our common stock, in each case with such holders taken together as a whole.

Attribution

        We currently have one business unit, which is our platform unit. We intend to establish additional business units from time to time concurrently with the issuance of one or more new tracking series intended to track and reflect the economic performance of such business unit. We will attribute assets and liabilities to such business units in accordance with the policies below. By attributing assets and liabilities to a business unit we mean that we will designate such assets and liabilities for the account of that business unit on our internal financial accounts, and prepare our unaudited attributed financial information in accordance with such attributions.

Arian Foster Brand

        Upon the consummation of this offering we will establish a new tracking unit that we refer to as the Arian Foster Brand. We will initially attribute the following assets and liabilities to the Arian Foster Brand:

  •
  95% of our acquired brand income, or ABI, that we acquire under our Arian Foster brand contract;

  •
  any and all of our liabilities, costs and expenses incurred after this offering that are directly attributable to the Arian Foster Brand, such as our direct costs arising out of our promotion of the Arian Foster Brand or arising out of or related to the maintenance and enforcement of the Arian Foster brand contract, provided, however, that we will not attribute any of the expenses or costs related to this offering (other than underwriting commissions and expenses) or incurred by us or our parent prior to the consummation of this offering, including our efforts to build our business model and enter into our brand contract with Arian Foster, to the Fantex Series Arian Foster;

  •
  a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking series (calculated based on attributable income), but excluding any non-cash expenses that are allocated from our parent to us. Attributable expenses would include, for example, a pro rata portion (which will equal 100% so long as there are no other tracking series outstanding) of the service fee we pay to our parent pursuant to the management agreement (5% of our cash receipts, which would be equal to 5% of our ABI under the Arian Foster brand contract so long as there are no other tracking series outstanding). Expenses that would not be attributed would include expenses incurred by our parent, including any expenses incurred in providing services to us under the management agreement, to the extent in excess of our service fee to them;

  •
  as income, any covered amounts, as described below, for the Arian Foster brand contract; and

  •
  as an expense, the pro rata share of any covered amounts, as described below, relating to any tracking series brand (including the pro rata share of any covered amounts for the Arian Foster Brand).

        We will also attribute the following additional assets and liabilities to the Arian Foster Brand:

  •
  all net income or net losses from the assets and liabilities that are included in the Arian Foster Brand and all net proceeds from any disposition of any such assets, in each case, after deductions to reflect any dividends paid to holders of shares of Fantex Series Arian Foster; and

  •
  any acquisitions or investments made from assets that are included in the Arian Foster Brand.

Other Tracking Series Brands

        We intend to enter into additional brand contracts on an ongoing basis, and we intend to create a separate business unit in connection with each new brand contract. We will refer to each of these new business units in general as a tracking unit or a tracking series brand, though each tracking series brand will also be given a specific name at the time we create a new tracking series brand. We will attribute the following assets and liabilities to each tracking series brand:

  •
  a fixed percentage of our ABI from the brand contract associated with a tracking series brand, which we expect generally (though not necessarily) will be 95% for each of our brand contracts;

  •
  any and all of our liabilities, costs and expenses incurred after this offering that are directly attributable to such tracking series brand, such as our direct costs arising out of our promotion of the tracking series brand or arising out of or related to the maintenance and enforcement of the related brand contract;

  •
  a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking series (calculated based on attributable income), but excluding any non-cash expenses that are allocated from our parent to us. Attributable expenses would include, for example, a pro rata portion of the service fee we pay to our parent pursuant to the management agreement (5% of our cash receipts). Expenses that would not be attributed would include expenses incurred by our parent, including any expenses incurred in providing services to us under the management agreement, to the extent in excess of our service fee to them;

  •
  as income, any covered amounts, as described below, for the brand contract associated with such tracking series brand; and

  •
  as an expense, the pro rata share of any covered amounts, as described below, relating to any tracking series brand (including the pro rata share of any covered amounts for such tracking series brand).

        We will also attribute the following additional assets and liabilities to a tracking series brand:

  •
  all net income or net losses from the assets and liabilities that are included in such tracking series brand and all net proceeds from any disposition of any such assets, in each case, after deductions to reflect any dividends paid to holders of the tracking series associated with such tracking series brand; and

  •
  any acquisitions or investments made from assets that are included in such tracking series brand.

Platform Unit

        Our platform unit will initially have attributed to it all of our assets and liabilities that are not specifically attributed to the Arian Foster Brand or to any other tracking series brands that we establish from time to time. The assets attributed to the platform unit will thus include, for example, any portion of the ABI for any brand contract that is not specifically attributed to the associated tracking series brand. For example, we will attribute the 5% of our ABI under our Arian Foster brand contract to the platform unit, and expect to attribute a similar amount for each of our future brand contracts.

Covered Amounts

        As described above, income (and assets) and liabilities will generally be attributed to a tracking series brand based on the income and liabilities of that tracking series brand. However, if as a result of any debtor relief laws we do not receive any portion of our ABI from a brand contract then we will nonetheless attribute income during any period to the corresponding tracking series brand in an amount equal to the difference between any amounts we actually receive under that brand contract and the amounts to which we would otherwise have been entitled to receive but for the debtor relief law. We refer to such difference as a covered amount.

        In such a case, the covered amount will also be attributed as a general expense of Fantex, and we will attribute the pro rata share of any covered amounts to each tracking series brand as an expense, as discussed above.

        For purposes of this policy, "debtor relief laws" means the U.S. Bankruptcy Code, as now and hereafter in effect, or any successor statute to the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief statute, law, ordinance, rule or regulation of the United States, any state thereof or the District of Columbia, or other applicable jurisdictions from time to time in effect.

Fiduciary and Management Responsibilities, Conflicts Committee

        Because each of our business units will be part of a single company, our directors and officers will have the same fiduciary duties to stockholders of our company as a whole (and not to any individual business unit or the holders of any specific series of our common stock associated with any of our business units). Under Delaware law, a director or officer may be deemed to have satisfied his or her fiduciary duties to our company and its stockholders if that person is independent and disinterested with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith taking into account the interests of all of our stockholders as a whole. Our board of directors and officers, in establishing and applying policies with regard to intra-company matters such as business transactions between our different business units and series of common stock, and attribution of assets, liabilities, debt, corporate overhead, taxes, interest, corporate opportunities and other matters, will consider various factors and information that could benefit or cause relative detriment to the stockholders of any individual series of our common stock and will seek to make determinations that are in our company's best interests and the best interests of our stockholders as a whole. If and when there are conflicting interests between our business units and consequently any holders of any series of our common stock, our directors will use good faith business judgment to resolve such conflicts, including if applicable in the judgment of our board of directors, through our conflicts committee.

        Our board of directors has established a conflicts committee that is responsible for reviewing all of our related party transactions in which our parent company, Fantex Holdings, is a party with an interest adverse to our interests or any outstanding tracking series, including any decision to convert any of our outstanding tracking series into our platform common stock. Following the consummation of this offering Fantex Holdings will be the sole holder of shares of our platform common stock. Our board of directors has also determined that each member of the conflicts committee must (a) satisfy the audit committee independence requirements under the rules and regulations of the SEC that would be applicable to Fantex if our shares were listed on a national securities exchange such as Nasdaq, (b) not have been an employee or director of our parent company at any time in the three years prior to his or her appointment to the conflicts committee and (c) not have any material interest in Fantex or Fantex Holdings.

Dividend Policy

        Our board of directors is permitted, but not required, to declare and pay dividends on our platform common stock or any of our tracking series in an amount up to the "available dividend amount" for the applicable series, to the extent permitted by the Delaware General Corporation Law.

        The available dividend amount for any tracking series is as of any date an amount equal to the lesser of (a) total assets of our company legally available for the payment of dividends under Delaware law and (b) an amount equal to:

  •
  the excess of the total assets attributed to the tracking series brand over the total liabilities attributed to the tracking series brand, less the par value of the outstanding shares of such tracking series; or

  •
  if there is no such excess, the attributable income of the tracking series brand for the fiscal year in which the dividend is being declared and/or the preceding fiscal year.

        The available dividend amount for our platform common stock is as of any date an amount equal to the amount of our total assets legally available for the payment of dividends under Delaware law, less the aggregate amount of the "available dividend amount" for all of our then outstanding tracking series.

        Following this offering, we intend to pay periodic cash dividends out of available cash for each tracking series, including Fantex Series Arian Foster, equal to an amount in excess of 20% of the "available dividend amount" for each such series. Our board of directors has discretion to declare a dividend on any series of common stock without declaring a dividend on any other series of our common stock. In general, our board of directors does not expect to declare dividends on any series of common stock in an amount greater than the attributed cash on hand for such series.

        Our board of directors may change its dividend policy at any time and from time to time, and we may retain some or all available funds and future income to support our operations and finance the growth and development of our business. However, our board of directors will not in any event change the definition of "available dividend amount" for any series of our common stock or declare dividends on any series of our common stock in excess of the "available dividend amount" for that series.

Financing Activities

General

        We may from time to time invest surplus cash, issue and repay short-term and long-term debt and the issue and repurchase any outstanding tracking series. However, our board of directors will not in any event reallocate the "underlying assets" for any tracking series, as such term is defined in the certificate of designation for that series.

        If we change the attribution of cash or other property from one tracking series to another, we will account for such change as a short-term loan unless our board of directors determines that a given change in attribution should be accounted for as a long-term loan, an inter-series equity investment, as a reduction of an inter-series equity investment or as a transfer in exchange for cash or other assets. See "—Inter-Series Loans" and "—Inter-Series Investments" below.

        Our board of directors will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our board of directors may consider in making this determination include:

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  the financing needs and objectives of the receiving tracking series;

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  the investment objectives of the transferring tracking series;

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  the current and projected capital structure of each tracking series;

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  the relative levels of internally generated funds of each tracking series; and

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  the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

        Our board of directors will make all changes in the attribution of material assets from one series to the other on a fair value basis, as determined by the board. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent that this amount is different than the fair value of the inter-series loan or inter-series equity investment created in the transaction, this difference will be recorded as an adjustment to the series equity. No gain or loss will be recognized in the statement of operations information for the tracking series due to the related party nature of such transactions.

Inter-Series Loans

        If one tracking series is deemed to lend to the other series, our board of directors will determine the terms of such loan, including the rate at which it will bear interest. Our board of directors will determine the terms of any inter-series loans, either in specific instances or by setting applicable policies generally, in the exercise of its informed business judgment. Factors our board of directors may consider in making this determination include:

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  our company's needs;

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  the use of proceeds of the receiving tracking series;

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  the capital expenditure plans of and the investment opportunities available to each tracking series; and

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  the availability, cost and time associated with alternative financing sources.

        If an inter-series loan is made, we intend to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate series financial results to be included in our financial statements but will be eliminated in preparing our financial statement balances.

Inter-Series Investments

        An inter-series investment is an equity investment that holders of one tracking series may make in another tracking series. Inter-series investments would be represented by the issuance of shares of the tracking series into which an equity investment may be made.

Equity Issuance and Repurchases and Dividends

        We will reflect all financial effects of issuances and repurchases of shares relating to any single tracking series in our own financial information. We will reflect financial effects of dividends or other distributions on, and purchases of, shares relating to each tracking series in the unaudited attributed financial information.

Inter-Series Contracts

        The terms of all current and future material transactions, relationships and other matters between the platform unit and any tracking series brand, including those as to which the holders of any tracking series may have potentially divergent interests, will be determined in a manner considered by our board of directors to be in our company's best interests and the best interests of our stockholders as a whole. In certain circumstances, decisions of the board of directors may also be subject to the approval of our conflicts committee.

Review of Corporate Opportunities

        In cases where a material corporate opportunity may appropriately be viewed as one that could be pursued by holders of more than one tracking series, our board of directors may, independently or at the request of management, review the attribution of that corporate opportunity to one of, or between, such series. In accordance with Delaware law, our board of directors will make its determination with regard to the attribution of any such opportunity and the benefit of such opportunity in accordance with their good faith business judgment of our company's best interests and the best interests of our stockholders as a whole. In certain circumstances, decisions of the board of directors may also be subject to the approval of our conflicts committee. Among the factors that our board of directors may consider in making this attribution is:

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  whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of any particular tracking series;

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  whether one tracking series brand will be better positioned to undertake the corporate opportunity than another tracking series brand;

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  existing contractual agreements and restrictions; and

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  the financial resources and capital structure of each tracking series.

Financial Statements and Other Financial Information

        We will present financial statements in accordance with GAAP, consistently applied. We will also provide unaudited attributed financial information as an exhibit to our periodic reports that we file pursuant to the Exchange Act. The unaudited attributed financial information will show the attribution of our assets, liabilities, revenue, income (loss) from brand contracts expenses and cash flows to each of the tracking series and our platform common stock, in accordance with the attribution policies set forth above. Unaudited attributed financial information will also include, if applicable, attributed portions of our debt, interest and taxes, in accordance with the attribution policies set forth above. We will make these attributions for the purpose of preparing such information; however, holders of our tracking series and our platform common stock will continue to be subject to all of the risks associated with an investment in our company and all of our company's businesses, assets and liabilities.

        In addition to the unaudited attributed financial information, at least until such time as we no longer have significant concentration among our brands relative to our consolidated financials, we will include in our audited annual reports statements of cash receipts from included contracts with respect to each of our brand contracts.

Taxes

General Policies

        Taxes and tax benefits, payments that are required to be made by, or are entitled to be received by, us and certain tax-related losses will be attributed among the various tracking series brands in accordance with the following tax sharing policies.

        These tax sharing policies may differ from the manner in which taxes and tax benefits of each tracking series brand are reflected in our financial statements. For financial statement purposes, taxes and tax benefits attributable to each tracking series brand generally will be accounted for in a manner similar to a stand-alone company basis in accordance with GAAP. Any differences between the tax sharing policies described below and the taxes and tax benefits of each of our business units reported in the financial statements will be reflected in the attributed net assets of the various tracking series brand for financial statement purposes.

        In general, for purposes of these tax sharing policies, any tax item (including any tax item arising from a disposition) attributable to an asset, liability or other interest of a tracking series brand will be attributed to that tracking series brand. Tax items that are attributable to any tracking series brand that are carried forward or back and used as a tax benefit in another tax year will be attributed to that tracking series brand.

Income Taxes

        To the extent that federal, state, local or foreign income taxes are determined on a basis that includes the assets, liabilities or other tax items of more than one tracking series brand then income taxes and income tax benefits will be shared among the tracking series brands based principally on the taxable income (or loss), tax credits and other tax items directly related to each tracking series brand. Such attributions will reflect each tracking series brand's contribution, whether positive or negative, to our taxable income (or loss), income tax liabilities and tax credit position. Consistent with the general policies described above, income tax benefits that cannot be used by a tracking series brand generating such benefits, but can be used to reduce the taxable income of another tracking series brand, will be credited to the tracking series brand that generated such benefits, and a corresponding amount will be charged to the tracking series brand utilizing such benefits. As a result, under this tax sharing policy, the amount of income taxes attributed to a tracking series brand or the amount credited to a tracking series brand for income tax benefits may not necessarily be the same as that which would have been payable or received by the tracking series brand had that tracking series brand filed separate income tax returns.

Non-Income Taxes and Non-Income Tax Benefits

        In any taxable period, if any non-income taxes or non-income tax benefits are determined on a basis that includes the assets, liabilities or other tax items of more than one tracking series brand, then any such non-income taxes or non-income tax benefits will be attributed to each tracking series brand based upon its contribution to our non-income tax liability (or benefit). Non-income tax benefits that cannot be used by a tracking series brand generating such benefits, but can be used to reduce taxes of another tracking series brand, will be credited to the tracking series brand that generated such benefits, and a corresponding amount will be charged to the tracking series brand utilizing such benefit.

        Any income or non-income taxes or tax benefits that are determined on a basis that includes only the assets, liabilities or other tax items of one series will be attributed to that series.

BUSINESS

Fantex

Overview

        We are a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes, entertainers and other high-profile individuals and assisting such individuals in enhancing the reach and value of their respective brands. We intend to focus our business on three core areas:

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  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands, or brand income;

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  acquiring minority interests in such brand income; and

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  assisting our acquired brands in increasing their value via technology and through leveraging our marketing, advertising and strategic partnering expertise.

        Our management team has significant marketing, operating and investment experience and what we believe are extensive industry contacts. Our team members have been directly involved with building E*Trade Financial Corporation, Siebel Systems, Inc., Yahoo!Finance and Yahoo!Sports.

        Fantex was incorporated on September 14, 2012 in Delaware and is headquartered in San Francisco, California. To date, our operations have consisted of evaluating, targeting and accessing brands and negotiating the acquisition of minority interests in those brands that meet our criteria.

        As of October 31, 2013, we have entered into a brand contract with Arian Foster, a professional athlete in the National Football League, or NFL, and amended and restated such contract on May 24, 2013 and August 21, 2013, pursuant to which we will acquire for a one-time payment of $10.0 million, an interest equal to 20% of Arian Foster's brand income, which we define as gross monies or other consideration (including rights to make investments) that he receives from and after February 28, 2013, subject to specified exceptions, as a result of his activities in the NFL and related fields (including activities in a non-NFL football league), such as broadcasting and coaching. Our contract with Arian Foster is contingent upon obtaining financing to fund the acquisition of this brand income.

        We intend to enter into additional brand contracts in the future and we are actively pursuing these brand contracts, although as of October 31, 2013 we have no current commitments to enter into another brand contract other than the brand contract with Vernon Davis described under "Prospectus Summary—Recent Events." Any brand contracts that we enter into in the future with other parties, who we refer to as contract parties, are also expected to be contingent upon obtaining financing to fund the acquisition of the interest in the brand income of the respective brands. We intend to finance the acquisition of additional brand income through the issuance of additional tracking series linked to the value of such brand income.

Brand Evaluation

        Prior to entering into a brand contract, we conduct a detailed evaluation of the contract party and the brand to determine whether, in our opinion, they would be a suitable brand with the potential to generate significant brand income based on the criteria discussed below. We consider brand to be a distillation of a complex set of associations people make with respect to an individual, including performance, appearance, history and personal story, products or services they are associated with, public statements or positions on matters of public concern, how an individual acts or the image they project to the world. We seek brands that convey images and associations that we believe will be recognized and valued in the market place. Our evaluation activities include, but are not limited to:

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  Reviewing mainstream and social media to understand the individual's relative standing in their field and how they are viewed by leading commentators and journalists as well as the public at large;

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  Collecting and analyzing widely followed performance metrics as well as recognized honors or awards received by the individual. Examples might include: batting average, yards per carry, box office receipts, book sales, selection to All Pro or All Star teams, Grammy, Academy or Booker Awards, etc.;

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  Reviewing all existing contracts underlying the brand contract to verify current and future income streams, including sources of guaranteed income, and income that are based on achievement of performance or other milestones and that may or may not be achieved based on continued performance in the field;

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  Evaluating the character and reputation of the individual through our independent assessments, industry references and detailed background checks conducted by third parties;

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  collecting financial and other information from each contract party to evaluate financial suitability and brand sustainability. Key areas of focus include: review of assets, liabilities, existing commitments, tax returns and credit reports and credit scores; and

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  Assessing potential future cash receipts based on our estimate of the value of future contracts that could be included in brand income, considering factors such as:

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  the age of the individual and the average length of a career in the individual's primary occupation, such as an athlete in the NFL;

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  length of existing contracts and the potential for renewal or replacement of such contracts;

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  potential for incremental endorsement and other cash flow generating activity, including a comparison against the value of comparable brands;

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  the individual's aspirations and goals beyond a career in the individual's primary occupation; and

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  our judgment regarding the individual's ongoing appeal and ability to develop as a media talent based upon a variety of intangibles including onscreen presence and ability to connect and communicate with consumers and the public.

        As part of our brand evaluation, we also examine the brand's current positioning and marketing footprint, including the reach, demographic, engagement level, and potential for growth. This evaluation provides a framework to develop further marketing strategies to aid us in our efforts to assist the contract party enhance the value of their brand.

Brand Acquisition

        We believe we have extensive industry contacts among the board of directors, employees, consultants and advisors of our company and our affiliates, which we utilize to access individuals and brands that meet our criteria. Through our contacts we seek to establish working relationships with these brands and their key advisors to begin the process of educating them about our business and the benefits of a brand contract and a continuing relationship. We enter into an arm's-length negotiation primarily to finalize a purchase price, our percentage of ABI and the scope of brand income, including whether or not there would be any specific exclusions.

Enhancing Brand Value

  Increasing Brand Reach and Consumer Engagement

        We intend to build a portfolio of brands and enhance the value of our acquired brands via technology and leveraging our marketing, advertising and strategic partnering expertise in collaboration with the contract parties. We believe that developing a diverse portfolio of global brands will enable us to increase brand reach across our portfolio and allow us to provide unique insights that contract parties may employ to increase consumer awareness of their brands and our brands more generally. We expect to leverage our expertise to assist and supplement our contract parties' efforts to extend the reach of their brands across multiple marketing mediums, including broadcast, print and digital. For example, each of our acquired brands would have a "brand manager" who would be responsible for monitoring the brand and brand activities and serving as a liaison to find opportunities for us to provide brand enhancing activities that are described below. We believe that, as a result of our combined efforts, there is an opportunity to increase consumer engagement with the acquired brands by optimizing message delivery, including driving engagement through the use of content developed by us or third parties. Arian Foster's current marketing services focus primarily on endorsement transactions with sponsors that reinforce his brand as an NFL player. Although this brings in short term cash flow, we do not believe these sponsorships aid in building a brand that can be sustained beyond a football career. We intend to assist more broadly on brand building and brand marketing. Our focus will primarily be on leveraging the football platform to create a brand that is perceived as more than simply a football player, with the goal of having Arian Foster's brand survive beyond his playing career in the NFL. We seek to aid our brands in fostering positive brand associations in order to create a unique position in the marketplace that is independent of their primary occupation, such as an athlete in the NFL. We believe this will drive greater engagement with a connected audience and lead to greater longevity of the brands. We also believe that investors in a tracking series linked to a brand are more likely to be consumer advocates for that brand. Brand development is a long-term strategy of ours intended to create greater longevity in the marketplace for our brands.

        Our focus would include:

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  assisting our brands in creating and developing a vision for their brand identity and attributes;

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  identify opportunities for re-positioning and/or differentiation;

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  monitoring the brand and brand activities to identify "brand moments" or events or circumstances that we believe present an opportunity to establish or reinforce elements of the brand;

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  providing marketing strategies to accelerate brand growth and influence of the brand based on a "cross-pollination" technology to identify consumers that would potentially be interested in the brand;

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  identifying content developed by us or third parties that could be used to increase awareness of the brand;

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  identifying topics and vocabulary that would allow the contract party to increase consumer engagement;

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  identifying trends in consumers' interest in the brand and optimizing messaging consistent with these trends and brand identity;

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  identifying and understanding, and where possible, influencing key social media thought-leaders;

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  monitoring trends in similar brands that a contract party could leverage to increase the value of its brand;

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  providing advice on workflow and scheduling of messages to better optimize staging and consumer exposure; and

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  advising on search engine optimization for each brand to better enable discovery, searching, filtering and following by consumers and media outlets.

        We intend to measure the effectiveness of our strategies to enhance brand value where possible, and use those measurements to assess whether our efforts are successful. For example, we intend to measure changes in the social media reach of our brands by measuring the change in the number of followers our brands may have on Twitter and Facebook and other social media sites, as well as measure the demographics of those followers compared to the demographics that our brand vision may target. We also intend to measure the engagement level of these followers to determine brand enthusiasm. Ultimately our success will be measured by brand income, particularly from new sources, including income from non-traditional NFL sponsors, and/or increased brand income from existing sources. As with other forms or marketing and advertising, however, our ability to precisely measure the impact of our efforts on brand value may be difficult to determine objectively.

  Monetization of the Brand

        In addition to our services intended to help optimize the reach of the brand and consumer engagement, we intend to provide advice to contract parties based on our experience that would aid them in obtaining more attractive terms in their negotiations with future sponsors. We believe that building critical mass with a portfolio of brands will enable us to generate meaningful data based on our brands and our continual monitoring of the marketplace, including best practices with respect to consumer engagement and other critical drivers of brand value as well as data on demographic metrics and other data relative to brands and their performance. We intend to provide an accessible report, in customizable and graphical format with data filter capabilities, highlighting the demographic metrics, reach, consumer engagement, strength and other critical drivers of brand value for sponsors based on our proprietary internal data. We are in the process of developing proprietary software to be used to produce such reports at such time as there would be meaningful data. We believe that this information and our marketing insights will assist our contract parties to more accurately evaluate their brand value in the marketplace and potentially increase future endorsement payments and brand longevity post career in the primary occupation, such as an athlete in the NFL.

Arian Foster Brand

Arian Foster Brand Contract

        On February 28, 2013 we entered into a brand contract with Arian Foster and The Ugly Duck, LLC, a professional services company affiliated with Arian Foster and amended and restated such contract on May 24, 2013 and August 21, 2013. This brand contract, as amended, entitles us to receive 20% of Arian Foster's brand income from and after February 28, 2013. We refer to this 20% as our acquired brand income, or ABI. Brand income generally means gross monies or other considerations that Arian Foster receives generally as a result of Arian Foster's skills and brand, including salary and wages from being an NFL football player and related fields (including activities in a non-NFL football league), which consists of other compensation from Arian Foster's involvement in coaching, football camps, television or Internet programming (with respect to which he either performs in the role of a professional or amateur football player, or performs as himself), radio (terrestrial or satellite), motion picture (solely to the extent Arian Foster appears as himself, such as in a documentary, or is an actor in a motion picture playing the role of himself or an amateur or professional football), literary works the subject of which is Arian Foster (other than children's books), publications, personal appearances, memorabilia signings and events, and the use of Arian Foster's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements, merchandising and appearances.

        Brand income does not include:

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  any cash receipts resulting from Arian Foster's investments in stocks or other equity, bonds, commodities, derivatives, debt, franchises or real estate, so long as (a) such stocks or other equity, bonds, commodities, derivatives or real estate are not received by Arian Foster as compensation for activities (including licensing of rights) in the NFL or related fields, and (b) any such debt is not used to finance, and any such franchise is not participating in, or related to, activities in the Field;

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  any income received from employment, services rendered or other activities not in the NFL or related fields;

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  any reasonable reimbursement of incidental expenses actually incurred by Arian Foster, including without limitation, travel, lodging, per diem and other incidental expenses, or the value of any such items paid by a third party on Participant's behalf;

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  certain future pension and benefit payments under the CBA, except that income deferred pursuant to Article 26, Section 6 of such CBA shall not be deemed to be future pension payments and as such, shall be included in brand income;

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  merchandise, services or service plans or merchandise, service or service plan credit up to the lesser of $40,000 and 4% of all brand income during any applicable calendar year and as otherwise agreed by Fantex in its discretion; and

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  the following specifically excluded income:

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  income derived from: motion pictures and television (unless, in each case, Arian Foster either performs in the role of a professional or amateur football player, or performs as himself), music (including writing, recording, publishing, artist management, touring), children's books, and any and all merchandising and exploitation rights relating to any of these foregoing excluded categories;

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  any and all cash or other consideration, in any form whatsoever, received by Arian Foster from the following entities (or their affiliates as of February 28, 2013): (A) Fuse Science, Inc. and (B) Mobli Media Inc.;

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  $6.25 million received by Arian Foster in March 2013 as the final payment to him from the Texans for his signing bonus from the March 5, 2012 contract with the Texans; or

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  any merchandise credit (or value thereof) payable to Arian Foster pursuant to the agreement, dated effective as of March 1, 2012, between Arian Foster and Under Armour, Inc. and any merchandise credit of the same or lesser value in any renewals, extensions or amendments and/or restatements thereof (but all other cash consideration under such contract is included in brand income).

        For example, Arian Foster recently appeared as himself on an episode of the television series Hawaii Five-O. Compensation paid to Arian Foster for this appearance will be excluded from brand income because it was received before February 28, 2013, but similar payments made after February 28, 2013 will be included in brand income because such income will be received generally as a result of Arian Foster's brand, and more specifically was derived from television programming in which Arian Foster performs as himself or in the role of a professional football player. For instance, Arian Foster has recently been cast as a professional running back in a new Kevin Costner film, Draft Day. Compensation that is paid to Arian Foster for this role will be included as brand income because it will be derived from a motion picture in which Arian Foster plays the role of a professional or amateur football player.

        The brand contract provides for certain express remedies (without limiting any other rights or remedies of the Company) in the event of late payments, including (1) payment of interest at prime rate plus 3% per year, and (2) public disclosure of such late payments (subject to notice and an opportunity to cure with respect to the first or second such late payment in any 12 month period).

        As consideration for the ABI under the brand contract, we will pay Arian Foster a one-time cash amount of $10.0 million (less $0.5 million to be held in escrow until six months of consecutive payments due under the brand contract have been timely delivered to us) contingent upon our ability to obtain financing for the purchase price. Our ABI under the brand contract is contingent upon our payment of the purchase price following the consummation of this offering. We will have no further financial obligation to Arian Foster under the brand contract once this payment has been made, other than the indemnities described below.

        Arian Foster will retain the remaining 80% of his brand income, subject to other encumbrances that he may have with respect to such income (such as commissions payable to agents and other parties). However, Arian Foster has agreed that he will not encumber more than an additional 15% of his brand income from his NFL player contracts and 30% of his other brand income in any given year.

        Following the closing of this offering, and pursuant to the brand contract, Arian Foster will provide irrevocable instructions to each payor of brand income (requiring them to pay the amounts owed to us directly) and such other documents as we reasonably request. To the extent that it is not commercially practical, without unreasonable burden to Arian Foster, for ABI to be delivered directly to us, or to the extent that any assignment of the ABI (or any portion thereof) is deemed invalid or not enforceable, then Arian Foster is required to make such payments to us as promptly as practical after receipt thereof (but not later than 15 days after receipt) including via automatic payments of installments from his bank accounts. We will not know whether there will be any challenges that could affect whether payments will be made directly by each payor or from Arian Foster as described in this paragraph until after the payors respond to the irrevocable payment instructions to be delivered by Arian Foster to such payors after the consummation of this offering. To the extent that any assignment of such amounts (including wages) is effective under the relevant state law, we may seek to enforce our rights to receive such amounts directly from the payor.

        In addition to the escrow holdback (which will be released after six consecutive months of timely payments of the ABI to us after the closing of the offering), the brand contract provides for certain express remedies (without limiting any other rights or remedies that we may have) in the event of late payments, including payment of interest at the then current prime rate plus 3% per year, compounded monthly, and public disclosure of such late payments (subject to notice and an opportunity to cure with respect to the first or second such late payment in any 12 month period).

        The brand contract is intended to remain in effect indefinitely and, except as set forth below, may be terminated only upon mutual agreement of Arian Foster and us. If Arian Foster resigns from the NFL within two years of the date of this offering for any reason other than a "good reason," we may elect in our sole discretion to terminate the brand contract and Arian Foster will be required to pay us approximately $10.5 million (net of any amounts previously paid to us by him pursuant to the brand contract).

        "Good reason" means Arian Foster's resignation from the NFL for any of the following reasons:

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  he suffers or sustains any injury, illness or medical condition that renders him incapable of performing in professional football; or

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  he suffers or sustains a major injury and a qualified medical physician (depending on the nature of the major illness) advises him that as a result he would be putting his physical health at substantial risk (i.e., a risk that is substantially greater than simply by virtue of his participation in professional football) by continuing to engage in professional football.

        Arian Foster has made certain other covenants to us in the brand contract, including providing us with certain information and audit rights, and copies of all new material agreements, amendments or terminations. Arian Foster further agreed to comply with applicable laws and rules and standards or requirements of the league or other association or governing body, to which he is a member in connection with being an NFL football player.

        Arian Foster has agreed to indemnify us against damages that may result in connection with his breach of any covenants, representations or warranties in the brand contract. We agreed to indemnify Arian Foster (and his heirs and assigns) against any third-party lawsuit relating to (a) any breach of our representations and warranties in the brand contract, (b) any violation of law by us and (c) our registration statement with respect to this offering, other than, in each case, those arising out of or relating to any breach of the brand contract by Arian Foster.

Our Tracking Unit—Arian Foster Brand

        Our Fantex Series Arian Foster is intended to reflect the economic performance of our Arian Foster Brand, which initially consists of our business operations relating to the brand contract with Arian Foster. We will initially attribute the following assets and liabilities to a tracking unit that we refer to as our Arian Foster Brand:

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  95% of our ABI under our Arian Foster brand contract;

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  any and all of our liabilities, costs and expenses incurred after this offering that are directly attributable to the Arian Foster Brand, such as our direct costs arising out of our promotion of the Arian Foster Brand or arising out of or related to the maintenance and enforcement of the Arian Foster brand contract, provided, however, that we will not attribute any of the expenses or costs related to this offering (other than the underwriting discount) or incurred by us or our parent prior to the consummation of this offering, including our efforts to build our business model and enter into our brand contract with Arian Foster, to the Fantex Series Arian Foster;

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  a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking series (calculated based on attributable income) but excluding any non-cash expenses that are allocated from our parent to us. Attributable expenses would include, for example, a pro rata portion (which will equal 100% so long as there are no other tracking series outstanding) of the service fee we pay to our parent pursuant to the management agreement (5% of our cash receipts, which would be equal to 5% of our ABI under the Arian Foster brand contract so long as there are no other tracking series outstanding). Expenses that would not be attributed would include expenses incurred by our parent, including any expenses incurred in providing services to us under the management agreement, to the extent in excess of our service fee to them;

  •
  as income, any covered amounts, as described in "Management and Attribution Policies—Attribution—Covered Amounts," for the Arian Foster brand contract; and

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  as an expense, the pro rata share of any covered amounts, as described in "Management and Attribution Policies—Attribution—Covered Amounts," relating to any tracking series brand (including the pro rata share of any covered amounts for the Arian Foster Brand).

        We will also attribute the following additional assets and liabilities to the Arian Foster Brand:

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  all net income or net losses from the assets and liabilities that are included in the Arian Foster Brand and all net proceeds from any disposition of those assets, in each case, after deductions to reflect any dividends paid to holders of shares of Fantex Series Arian Foster; and

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  any acquisitions or investments made from assets that are included in the Arian Foster Brand.

        Our Arian Foster Brand is not a separate legal entity and cannot issue securities. Holders of shares of Fantex Series Arian Foster will not have an ownership interest in our Arian Foster Brand, or any of our affiliated entities. Rather, investors in our Fantex Series Arian Foster will be our common stockholders. The issuance of the Fantex Series Arian Foster will not result in the actual transfer of our assets or the creation of a separate legal entity. Arian Foster and his affiliated persons are, and we expect they will continue to be, individuals and legal entities that are separate and independent from us, with separate ownership, management and operations.

        As described above, income (and assets) will generally be attributed to our Fantex Series Arian Foster based on the income of the Arian Foster Brand. However, if we do not receive cash from one or more of our brand contracts to which we otherwise would have been entitled because of debtor relief laws, then the attributed income for the corresponding tracking series will nonetheless be credited with the amount which we would otherwise have been entitled to receive. In such a case, the difference between such attributed amount and the actual income we receive from such brand contract will be attributed as a general expense of Fantex. As a result, each of our tracking series will share on a pro rata basis (calculated based on attributable income) the burden of any non-performing brand contracts, whether or not included in the assets attributed to such tracking series, and the economic performance of our Fantex Series Arian Foster will be dependent, in part, upon the aggregate financial performance of Fantex. Therefore, prior to purchasing our Fantex Series Arian Foster, you should understand our aggregate operating performance and our aggregate assets and liabilities. Until such time as we acquire additional brands, the risk of bankruptcy will be borne solely by holders of our Fantex Series Arian Foster. Furthermore, we intend to acquire additional minority interests in other brands in the future, so our operating performance will depend upon the soundness of our business plan and our ability to execute on that plan, including entering into additional brand contracts in the future.

        For a more detailed description of our tracking series and tracking series brands, please see "Management and Attribution Policies."

Arian Foster

        Arian Foster is a running back for the Houston Texans, or the Texans, in the NFL. He has been in the NFL since 2009. Arian Foster attended the University of Tennessee, where he was the starting running back for three seasons. Arian Foster went undrafted in the 2009 draft and signed with the Texans as an undrafted free agent. Arian Foster was born on August 24, 1986 and is 27 years old as of October 31, 2013. He currently lives in Houston, Texas with his wife, daughter and son.

        During the 2010 NFL season, Arian Foster was the leading rusher in the NFL with 1,616 rushing yards. Arian Foster was named First Team All Pro in 2010 and Second Team All Pro in 2011. Arian Foster has also been selected to three Pro Bowl appearances, in each of 2010, 2011 and 2012 seasons. In addition, Arian Foster led the NFL in carries in 2012, with 351 (405, including post-season games) carries, and was in the top six in carries in 2011 and 2010 with 278 and 327 carries, respectively. According to statistics publically available at NFL.com, Arian Foster's total carries and rushing yards during each of the four prior seasons he has played in the NFL are as follows:

NFL Season	Carries	Rushing Yards
2009	54	257
2010	327	1,616
2011	278	1,244
2012	351	1,424

        Our vision for a brand identity for Arian Foster is to associate him as a "trailblazer." Arian Foster is a modern-day professional athlete who wants to combine his on-field accomplishments with a desire and confidence to forge his own path in his off-field interests, including poetry, philosophy, humanitarian interests, music and acting. For example, Arian Foster recently appeared as himself on an episode of the television series Hawaii Five-O, and has also recently been cast as a professional running back in a new Kevin Costner film, Draft Day. Arian Foster is more interested in being interested than being known as interesting. By being the first athlete to sign a brand contract with us he is helping trailblaze a path for others and helping us in our mission to improve how athlete brands are defined and enhanced.

        As part of our due diligence of Arian Foster we reviewed financial and other information from him to evaluate financial suitability and brand sustainability (including credit worthiness). Other than what has been disclosed elsewhere in this prospectus, we have not been made aware by Arian Foster of any events or incidents (personal or otherwise) relating to Arian Foster that we believe would materially negatively impact the Arian Foster Brand going forward. Among other things we reviewed schedules of his assets and liabilities and existing commitments, tax returns and credit reports and credit scores. Based on our review we concluded that as of October 31, 2013 Arian Foster is a sound credit risk with sufficient financial health and stability, with prudent and manageable levels of indebtedness and other liabilities, to make required payments to us under his brand contract, including if necessary the repayment to us of approximately $10.5 million if he retires from professional football within two years of the date of this offering for any reason other than a "good reason." For instance, as part of our due diligence, we were provided information that showed that Arian Foster has substantial amounts of cash and liquid investments and no debt, or in other words, a debt-to-asset ratio of zero. In addition, as of October 31, 2013, Arian Foster had no material current liabilities, and his current assets exceed his current liabilities by an amount at least equal to the anticipated ABI payments to us for the next 24 months. As a result, we have concluded that he is a sound credit risk. Other than the $0.5 million of the cash consideration to be held in escrow for six months, we have not required Arian Foster to place any additional funds in an escrow account as security to cover the repayment of $10.5 million in the event he retires from professional football within two years. In addition, we intend to monitor the creditworthiness and financial health and stability of Arian Foster on a periodic basis in the future through the information and audit rights that we have under our brand contract with him.

Overview of Professional Football, Honors and Awards

        The NFL is the premier professional football league in the United States and was founded on August 21, 1920. The NFL is comprised of 32 teams divided into two conferences, the National Football Conference, or NFC, and the American Football Conference, or AFC, which in turn each have four divisions. The regular season of the NFL consists of 16 games played on a weekly basis over 17 weeks (with one bye week) roughly from September to December, with up to four post-season games. Football is a physically demanding sport, requiring strength, speed and power. In addition, because of the frequent tackling and other physical contact, football players are prone to injury. The age at which NFL players peak depends on many factors, including the player's position and the physical training of the player.

        The Associated Press annually publishes a list of the best player for each position, which it designates as the "All-Pro Team." Each year the All-Pro Team is selected by a national panel of media members, regardless of the conference in which the player competes. The First Team consists of the top one or two players at each position; the Second Team consists of the runners-up at each position. One player is selected at quarterback, fullback, tight end, center, punter, place kicker, and kick returner, while two players are selected at running back, wide receiver, offensive tackle, offensive guard, outside linebacker, inside/middle linebacker, defensive end, defensive tackle, cornerback, and safety. Additional designations, such as NFL "Most Valuable Player" are presented by various media outlets.

        Since the 1938 season, the NFL has held the Pro Bowl. NFL players are invited to attend the Pro Bowl based on votes cast by NFL coaches, NFL players and fans. The players for each position who receive the highest votes for their respective conferences are selected to play in the Pro Bowl. An invitation to play in the Pro Bowl is generally considered to be a significant honor.

Professional Football Compensation

  Overview

        Player compensation during the regular season is established by contract between the player and the NFL franchise under the CBA between the NFL and the National Football League Players' Association, or the NFLPA. On August 4, 2011, the NFL and NFLPA entered into the current CBA which will be effective until the 2020 season, subject to certain exceptions. NFL player contracts generally conform to the form player contract contained in the CBA, however individual modifications may be made.

  Salary Cap

        The CBA establishes the maximum amount of compensation each club may pay to its players in a given season. This salary cap is calculated as a percentage of total league revenue. The current CBA provides that the salary cap may not exceed in the aggregate 48% of projected league revenues (excluding stadium credit) during the 2012-2014 seasons and 48.5% of projected league revenues (excluding stadium credit) during the 2015-2020 seasons, except that the salary cap may not be less than $142.5 million per team. The salary cap is divided equally among all 32 teams. The salary cap amount is reduced by retired player benefits, which were approximately $22.0 million in 2011. From 1994 to 2012 the NFL per team salary cap, after reduction for retired player benefits, rose from approximately $34.6 million to approximately $120.6 million, according to the NFL.

        Each team has discretion to allocate compensation among players, however, the CBA imposes a minimum salary that increases over time based on the number of seasons played and the player's roster status. Teams may offer signing bonuses to the player and certain amounts of "guaranteed money" that are paid to the player regardless of whether the player is on the club's active roster. For purposes of determining the salary cap, signing bonuses are prorated over the life of the contract. As a result, teams may sometimes offer a larger percentage of the overall compensation in the form of a signing bonus to allow for a higher upfront payment while mitigating the impact on the current season's salary cap. However, large signing bonuses will decrease the amount of money available under the salary cap in successive seasons. In addition, players may sometimes agree to renegotiate contracts in order to accommodate salary cap considerations.

  Additional Bonus Opportunities

        Each player is compensated for each post-season game in accordance with a schedule established in the CBA. In the years 2011 to 2020, an NFL Player would be entitled to receive additional compensation ranging between:

  •
  $20,000 to $30,000 for playing on a wild-card team;

  •
  $22,000 to $33,000 participating in a division playoff game;

  •
  $40,000 to $59,000 for participating in a conference championship;

  •
  $44,000 to $65,000 for participating in the Super Bowl; and

  •
  $88,000 to $130,000 for winning the Super Bowl.

        The NFL compensates Pro Bowl players based on a schedule established in the CBA between the NFL and the NFLPA. Between the years 2011 and 2020, NFL players participating in the Pro Bowl are entitled to $25,000 to $37,000, with the players on the winning team receiving compensation ranging from $50,000 to $74,000. In addition to compensation received by the NFL, Pro Bowl players often receive bonuses from their endorsers as a result of being invited to play in the Pro Bowl.

  Running Back Position

        The market for salaries for an NFL football player is highly dependent upon his perceived ranking against other players in the position. All Pro or Pro Bowl caliber players generally receive significantly higher compensation than players that are less well known. Based on media reports, the average annual compensation of the five highest paid running backs for the 2012 season was approximately $9.8 million.

        NFL players in the running back position are generally considered to reach their peak at approximately 25 years of age, and a significant drop off in performance is generally observed at approximately 30 years of age. In addition, many commentators argue that a high number of carries in any one season, approaching 370 carries or more, may result in a decline in performance in the following season. Arian Foster led the NFL in carries in 2012, with 351 (405, including post-season games), and was in the top six in carries in 2011 and 2010 with 278 and 327 carries, respectively.

        The average career lengths of NFL players, and NFL running backs, has been widely reported and the reports vary significantly, but the average career length of an NFL running back has been reported to be as little as less than three years. However, those averages may include groupings of players that are overly broad. For example, the NFLPA issued a report that included all players on an active roster at the beginning of a season, which means that many of those players included in the sample may simply have a short career because they do not perform at a high enough level to be the starting running back. As a result, they may either retire for lack of playing time, or be cut from the team for lack of skill, and this may happen in a relatively short period of time. Thus we believe these averages are not meaningful in assessing the career length of a more specific profile. According to statistics publicly available and compiled by STATS LLC, the average career length for a running back whose first year in the NFL was between 1980 and 1994 and who has been selected to at least one Pro Bowl is longer and approximately 9.5 years. Further, we believe that the most meaningful comparison for Arian Foster is to assess the average career length for a running back in the modern era (which we define as a running back who has retired from the NFL during the 15-year period between 1997 and 2011), who was the featured back on their team, selected to at least one Pro Bowl and rushed for at least 1,000 yards in at least three of their first four full seasons in which the running back played at least 13 games. According to statistics publicly available and compiled by STATS LLC, the average and median career length of the running backs who fit this criteria is approximately 10.5 years, and a complete list of these players who fit the above criteria are as follows:

Player	Career Length(1)
Barry Sanders	10
Clinton Portis	9
Corey Dillon	10
Curtis Martin	12
Deuce McAllister	9
Eddie George	9
Edgerrin James	11
Emmitt Smith	15
Fred Taylor	13
Garrison Hearst	12
Jamal Anderson	8
Jamal Lewis	10
Jerome Bettis	13
LaDainian Tomlinson	11
Marcus Allen	16
Marshall Faulk	13
Priest Holmes	11
Ricky Williams	13
Robert Smith	8
Rodney Hampton	8
Rudi Johnson	8
Shaun Alexander	9
Terrell Davis	7
Terry Allen	11
Thurman Thomas	13
Travis Henry	7
Willie Parker	7

(1)
Career Length is calculated by subtracting the first year the player played from the last year the player played. Therefore, even if a player missed an entire season for injury or other reason, the year is nevertheless counted towards his Career Length.

  Endorsements

        We believe that NFL players, including All Pro or Pro Bowl caliber players, and baseball players generally receive a smaller percentage of their total compensation than other professional athletes from endorsement and appearance fees. Based on our internal market research we believe this is true for NFL players in part because they wear helmets and pads during games, and therefore are less recognizable, and they play on a large roster and in fewer games than other major professional sports in the United States. We believe the endorsement income that NFL players receive is determined by many factors including their position, the market in which the player performs, personal drive and ambition, personality, "likability," authenticity, consistency, "mediagenic" qualities, fan base and brand image.

        Quarterbacks are generally considered to be the most marketable NFL players and often garner the largest endorsement contracts, followed by other skilled-position players. Winning post-season championships and winning individual awards such as being named to the Pro Bowl or All-Pro Team, playoff wins and Super Bowl championships, can increase the earning potential of a professional football player. Earning most valuable player awards for stand out performances can also increase the earning potential of NFL players. Endorsement contracts typically have morality clauses and minimum playing requirements that allow the sponsor to terminate the sponsorship.

Arian Foster Brand Income

        The information below is a summary of currently effective contracts of Arian Foster that are included in his brand income. We refer to these as included contracts.

Arian Foster Brand Income

        The information below is a summary of currently effective contracts of Arian Foster that are included in his brand income. We refer to these as included contracts.

  Included Contracts

        The table below lists the included contracts as of October 31, 2013:

Counterparty	Type of contract	Product category
Houston Texans	NFL Player Contract	N/A
Under Armour, Inc.	Endorsement	Retail Clothing and Equipment
Kroger Texas LP	Endorsement	Grocery
ProCamps, Ltd.	Endorsement	Sports Camps
Gamebreaker Sports LLC	Endorsement	Sports Memorabilia
Health Warrior, Inc.	Endorsement	Superfoods
Saatchi and Saatchi North America, Inc.	Commercial	Automotive
Pro Player Merch LLC	Licensed Apparel	Retail Clothing and Equipment
First Pick Productions LLC	Performer Daily Contract (Acting)	N/A

        The following table shows historical information of cash receipts for included contracts for the years ended December 31, 2011 and 2012, the six months ended June 30, 2013 and the three months ended June 30, 2013, and is derived from our audited statements of cash receipts from included contracts, included elsewhere in this prospectus.

	Year Ended December 31, 2011	Year Ended December 31, 2012		Six Months Ended June 30, 2013		Three Months Ended June 30, 2013
				(unaudited)		(unaudited)
	(in thousands)
Receipts from included contracts subject to the brand contract(1)
Contractual National Football League (NFL) player receipts(2)	$562	$4,540		$675		$
Contractual NFL player signing bonus receipts	—	6,250		—	(3)	—
Contractual NFL player performance incentives receipts	—	406	(4)	94		—

Total receipts from NFL player contract	562	11,196		769
Receipts from other included contracts	178	482		411		83

Total receipts from included contracts subject to the brand contract	$740	$11,678		$1,180		$83

(1)
Please see Notes 1 and 2 to the audited statements of cash receipts from included contracts for Arian Foster for an explanation of the basis of presentation and summary of significant accounting policies used in presenting these amounts. Receipts shown are for historical periods and are not necessarily indicative of future expected receipts from current or future included contracts for any period.

(2)
NFL Player Contract amounts were paid in installments over the course of the applicable regular season period; therefore, a portion of the amounts payable for the 2010 and 2011 seasons were paid in 2011 and 2012, respectively.

(3)
Does not include $6.25 million of signing bonus paid in March 2013. Because the final portion of the signing bonus related to the 2012 contract the contract party entered into with the Houston Texans was expected to be received after the signing of the brand contract but prior to Fantex's purchase of the brand contract, the purchase price and brand contract excluded the final installment of $6.25 million of the signing bonus. Future signing bonuses received by the contract party for included contracts will be subject to the brand contract and Fantex will be entitled to its proportionate share. The entire amount of the signing bonus is forfeitable on a pro-rated basis during the five-year term of the NFL Player Contract to the extent permitted under the CBA for certain acts such as voluntary retirement.

(4)
Bonus of $31,250 received for every game during the NFL regular season that Arian Foster was on the active roster for the Texans, not to exceed $500,000 for any one season.

        The following summaries include descriptions of contracted cash receipts for future years under the included contracts, assuming that the parties perform their obligations under the included contracts and none of the included contracts are amended, renegotiated or terminated prior to the expected termination date of the included contracts, as well as a summary of material terms of the included contracts. There can be no assurance that the parties will perform their obligations under the included contracts or that cash receipts with respect to the Arian Foster Brand will equal or exceed the aggregate annual cash receipts described in the following summaries.

  NFL Player Contract—Houston Texans (the Texans)

        Arian Foster has entered into the second year of a five year player contract with the Texans, pursuant to which Arian Foster is eligible to receive the following compensation (amounts in thousands and unaudited):

	Playing Season
						Total 2013 - 2016
	2013		2014	2015	2016
Salary(1)	$5,250	(3)	$5,750	$6,000	$6,500	$23,500
Maximum Bonus(2)	500		500	500	500	2,000

Total	$5,750	(3)	$6,250	$6,500	$7,000	$25,500

(1)
All amounts are payable in equal weekly or bi-weekly installments over the course of the applicable regular season period, commencing with the first regular season game played by the Texans in each season, reduced on a pro rata basis for any portion of a season that Arian Foster is not on the active roster for the Texans. Does not include necessary traveling expenses or additional compensation, benefits and reimbursement of expenses as may be called for in any collective bargaining agreement in existence from time to time between the NFL and NFLPA, which are not included in brand income.

(2)
Bonus of $31,250 received for every game during the NFL regular season that Arian Foster is on the active roster for the Texans, not to exceed $500,000 for any one season.

(3)
$3.25 million of Arian Foster's salary for the 2013 season is guaranteed, and shall be payable in the event that Arian Foster is cut from the Texans, suffers a football related injury, or the Texans determine to make room under their salary cap on the roster for the Texans during the 2013 season unless, prior to or during the 2013 season, Arian Foster either fails or refuses to report, practice or play for the team for any reason other than football related injury (or death) or is in material breach of his NFL player contract.

          The player contract provides that if Arian Foster is injured or dies in the performance of his services under the player contract then Arian Foster will receive necessary medical and hospital care during the term of the player contract and will continue to receive his yearly salary during the season of injury or death only (including any guaranteed amounts).

          The Texans may terminate the player contract at any time, in the sole judgment of the Texans, if Arian Foster's skill or performance has been unsatisfactory as compared with that of other players competing for positions on the Texans' roster, or if Arian Foster has engaged in personal conduct reasonably judged by the Texans to adversely affect or reflect on the Texans. In addition, during the period any salary cap is legally in effect, the player contract may be terminated if, in the Texans' opinion, Arian Foster is anticipated to make less of a contribution to the Texans' ability to compete on the playing field than another player or players whom the Texans intend to sign or attempt to sign, or another player or players who is or are already on the Texans' roster, and for whom the Texans need room. The Texans may also terminate the player contract if Arian Foster fails to establish or maintain his excellent physical condition to the satisfaction of the Texans' physician, or make the required full and complete disclosure and good faith responses to the Texans' physician of any physical or mental condition known to him which might impair his performance under this contract and to respond fully and in good faith when questioned by the Texans' physician about such condition.

          Payments are made in installments over the course of the applicable regular season period. Each of these payments would be considered brand income when received by Arian Foster, and thus we would be entitled to 20% of these amounts when paid. To the extent Arian Foster elects to defer receipt of his compensation under the NFL player contract, pursuant to Article 26, Section 6 of the CBA, for purposes of the brand contract, such deferred compensation will be deemed to have been received by Arian Foster on the due date provided in his NFL player contract, prior to any such deferral, and we will be entitled to 20% of these amounts as of such due date. Due to the fact that payments under the NFL player contract are made over the course of the regular season period, we expect that the Arian Foster Brand will be subject to seasonal fluctuations in attributed income.

  Other Included Contracts

        The following are aggregate compensation ranges under the included contracts other than the NFL player contract:

	Year Ended December 31,
	2013(1)	2014
	(unaudited) (in thousands)
Other Included Contracts
Contractual amounts from other included contracts(2)	$383.6	$190.0	(3)
Other included contract performance incentive amounts(4)	—	265.0

Total amounts from other included contracts	$383.6	$455.0

(1)
Excludes amounts previously paid to Arian Foster as of February 28, 2013.

(2)
Includes contractual amounts not yet paid as of February 28, 2013 pursuant to the following included contracts: First Pick Productions, Gamebreaker Sports, Saatchi and Saatchi North

  America, Kroger Texas, Pro Player Merch, ProCamps and Under Armour. Does not include a September 3, 2013 grant to Arian Foster of options to purchase 485,000 shares of common stock of Health Warrior with an exercise price of $1.484 per share and a 10 year term in consideration for his services under his agreement with Health Warrior. We are not guaranteed income under Arian Foster's agreement with Health Warrior and will be entitled to our portion of the ABI if and when Arian Foster receives distributions, dividends, proceeds from sale, or other monies as a result of his equity interests in Health Warrior. The estimated fair market value of the stock options received by Arian Foster using a Black-Scholes valuation model is approximately $292,000 based on the fair value for the options at grant date of $1.484 per share and assuming a weighted average term of the options of 5.54 years, a risk-free rate of return of 1.6% using a 30-day average yield for five-year treasury securities and 60% volatility in the price of the options based on the volatilities for companies comparable to Health Warrior. We are entitled to 20% of any profits related to the exercise of these options. To the extent Arian Foster does not exercise his options or otherwise receive proceeds, in the form of dividends, distributions, proceeds on a sale or otherwise, we will be entitled to no income under Arian Foster's agreement with Health Warrior, and any such income is further contingent upon a combination of time vesting and certain performance vesting measures.

(3)
Includes amounts payable between January 1, 2014 and March 31, 2015.

(4)
Contingent amounts include maximum merchandise credit available to Arian Foster under the included contracts, that is not otherwise excluded from the brand income, and maximum bonuses payable to Arian Foster for achieving certain milestones, including reaching 2,000 rushing or receiving yards in a season, making at least ten rushing and/or receiving touchdowns, appearing in a wild-card playoff game, divisional playoff game, conference championship game or the Super Bowl, being awarded the Super Bowl's Most Valuable Player, being elected to the NFL Pro Bowl, amongst other milestones.

        Arian Foster currently has ongoing endorsement contracts or license agreements with Under Armour, Kroger Texas, Gamebreaker Sports, Health Warrior, Pro Player Merch and ProCamps. These endorsement contracts generally have a term that ends in 2014 (with one agreement terminating in the first quarter of 2015) and require Arian Foster to exclusively endorse certain categories of products, make certain appearances, participate in the production of promotional materials and social media activities and sign autographs. These contracts may be terminated in the event of breach of contract by Arian Foster or if Arian Foster fails to play in the NFL, is charged with criminal behavior or engages in conduct that adversely reflects on the sponsor. In addition, certain endorsement contracts may be terminated due to changes to NFL rules preventing reasonable use of the endorsement product.

        Arian Foster will also receive additional compensation for playing in post season games and earning individual honors such as rushing 2,000 yards in a season, scoring 10 touchdowns in a season, playing in the Pro Bowl, being the NFL rushing leader or Super Bowl Most Valuable Player or breaking the NFL single season rushing record. In addition, Arian Foster receives certain income from the NFL PLAYERS Inc, the marketing and licensing subsidiary of the NFLPA, which licenses the right to use his name, signature facsimile, voice, picture, photograph, likeness, and/or biographical information (collectively "image") in group licensing programs. Arian Foster is entitled to no additional income under the CBA or his NFL player contract in exchange for the rights granted to the NFLPA in Section 4 of his NFL player contract. Nevertheless, Arian Foster has from time to time received income from such sponsorships at the discretion of the NFL PLAYERS Inc and NFLPA.

Competition

        Our business is unique and we are not aware of anyone at this time who is attempting to engage in our business model or who is directly competitive to us. We may if successful face competition from sports management agencies and sports marketing agencies with respect to our marketing activities. We believe that if we did face competition from these types of agencies it would be based in part on the strength of the relationships they have with professional athletes, entertainers and other high-profile individuals. In this regard these companies are more established and may have more extensive industry contacts and direct relationships with these brands than we do. However, we also believe that if there were competition from these types of agencies it would be based on the effectiveness of the marketing efforts and the relative cost to the brand of these services, and we believe that we would be competitively differentiated from these agencies in each of these areas.

        With respect to the effectiveness of the marketing efforts, although we are a development stage company and have not engaged in any marketing activities to date, we believe we have assembled, through Fantex Holdings, a unique team with crossover talent in sports, sports marketing and digital marketing and technology, which we believe will allow us to be effective at implementing marketing strategies, including with respect to digital marketing as discussed under the section entitled "Business—Enhancing Brand Value—Increasing Brand Reach and Consumer Engagement" in general to help enhance brand value. We are not aware of any of the major sports management or marketing agencies who currently are attempting to engage in these types of marketing activities, and we do not believe they would be willing to shift their focus to these activities in the future. We believe the sports marketing agencies in effect act closer to the capacity as sales agencies. In large part they sell a product (the brand) to the buyer (an endorsement partner). We intend to make the product (the brand) better, which we believe will ease their ability to sell that product to the buyers (the endorsement partners). We believe this will enhance our relationship with these agencies and there would be incentives for us to work collaboratively with our brands and their management and marketing agencies to achieve the best results for our mutual brands.

        With respect to the cost to the athlete of the marketing efforts, our business model provides that we make an upfront investment to purchase a minority interest in the future value of our brands, so the overall cost to a brand will correlate to the longer-term success and sustainability of their brand. Although we currently have limited resources to employ in the enhancement of the value of the brand contract and have fewer industry relationships than sports management agencies and sports marketing agencies, we believe that building a portfolio of brands will enable us to achieve economies of scale and increase brand reach across our portfolio more efficiently. We do not believe that sports management agencies or sports marketing agencies would be willing to duplicate our model.

Employees

        As of June 30, 2013, we had no employees. We are being supported by personnel employed by our parent. As of June 30, 2013, our parent had 26 full-time employees. Of these full time employees, two were engaged in support administration, including finance, and six were engaged in other activities related to our business, four of whom were engaged in our business full-time. None of these employees are represented by labor unions or covered by collective bargaining agreements. Our parent considers these relationships to be good.

Facilities

        We share our parent's 4,483 square foot real estate facility located in San Francisco, California, used primarily for corporate function. Our parent's lease for this space expires in November 2015. We believe that this facility is sufficient for our needs for the foreseeable future. We have no contractual rights to share this real estate facility.

Legal Proceedings

        We are not currently a party to any material legal proceedings.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information regarding our executive officers and directors as of October 31, 2013:

Name	Age	Position(s)
Cornell "Buck" French	47	Director and Chief Executive Officer
David Mullin	61	Chief Financial Officer
Matthew Beirne	24	Vice President of Business Development
David Beirne	50	Director
John Costello	66	Director
C. William Hosler	50	Director
Ronald Machtley	65	Director
Shahan Soghikian	54	Director
Terdema Ussery	54	Director

Executive Officers

        Cornell "Buck" French has served as our Director and Chief Executive Officer since our founding. Mr. French also serves as the Chief Executive Officer of our parent, Fantex Holdings since its inception in September 2012. Mr. French co-founded OnLink Technologies, which was later sold to Siebel Systems, Inc. in 2000. Mr. French is also a Co-Founder and Director of Zwingit. Mr. French currently serves on the Board of Directors of Prelert, Inc. Mr. French served as the President, CEO and Chairman of Securify, Inc. from December 2004 to October 2008, through its sale to Secure Computing. Mr. French previously served as a partner at technology venture capital firm JPMorgan Partners, and held the role of Vice President and General Manager of the Interactive Selling Group at Siebel. He is a former Director of Zilliant, Inc., WebCollage, Inc., Axentis, Inc. and several other private companies. Mr. French received an MBA from Harvard University in 1996 and a B.S. in Economics and General Engineering from the U.S. Military Academy at West Point in 1989. Mr. French brings to the Board extensive management, business development, financial and strategic planning experience.

        David Mullin has served as our Chief Financial Officer since our founding. Mr. Mullin also serves as the Chief Financial Officer of our parent, Fantex Holdings since its inception in September 2012. Mr. Mullin has most recently served as a CFO of Become, Inc. from April 2010 to August 2011. Prior to joining Become, Mr. Mullin has served as the Chief Operating Officer and CFO of Securify, Inc. from March 2005 to October 2008. Mr. Mullin also served as the Executive Vice President and CFO of NP Test, Inc. from September 2003 to October 2004, and Terawave Communications, Inc. Mr. Mullin was the CFO of Borland International from 1995 to 1996, Smart Modular Technologies from 1996 to 2000 and Vice President of Finance and Administration and CFO of OnLink Technologies, Inc. from 2000 to 2001. Mr. Mullin also held several senior finance executive positions, including at Sun Microsystems, Conner Peripherals, PriceWaterhouse Coopers, and Arthur Anderson. Mr. Mullin is a California Certified Public Accountant and received a B.A. in Business Administration from San Francisco State University in 1977.

        Matthew Beirne has served as our Vice President of Business Development since our founding. Prior to joining Fantex, Mr. Beirne served as an analyst at Morgan Stanley & Co. LLC. Mr. Beirne received a B.A. in Biological Anthropology & Human Anatomy from Duke University in 2011.

Directors

        David Beirne has served as the Chairman of our board of directors since March 2013. Mr. Beirne also serves as the Chairman on the board of directors of Fantex Holdings since its inception in September 2012. Mr. Beirne was a general partner at Benchmark Capital, LLC from March 1997 until his retirement from the firm in September 2007. Mr. Beirne served as an advisor and limited partner to Benchmark until 2012. Mr. Beirne served on the boards of Blazent Corporation, Vontu, Inc., Securify, Inc., 1(800) Flowers, Kana Corp. and several other private companies. Prior to joining Benchmark, Mr. Beirne was co-founder of Ramsey/Beirne Associates, Inc., an executive search firm, where he served as CEO from October 1987 to June 1997. Mr. Beirne also serves on the Board of Directors of several nonprofit organizations. Mr. Beirne received a B.S. in Business Administration and Management from Bryant University in 1985. Mr. Beirne has developed a nationwide reputation for recruiting high-profile executives and brings to the Board extensive recruiting, management and operational experience.

        John H. Costello has served on the board of directors of Fantex, Inc. since July 2013. Mr. Costello has been the President, Global Marketing & Innovation, at Dunkin Brands Group, Inc. since March 2013 and has previously served as its Chief Global Marketing & Innovation Officer. Mr. Costello currently also serves as a director on the board of directors of Ace Hardware Corporation, where he also serves as a member of the Compensation Committee and Retail and Supply Chain Committee. He also serves on the board of directors of Yellowstone Park Foundation and as a Board Advisor to Criteo, Inc. Prior to joining Dunkin Brands in 2009, Mr. Costello served as the Chief Executive Officer and director of Zounds, Inc. from September 2007 through January 2009. From October 2006 to August 2007, he served as President of Consumer and Retail for Solidus Networks, Inc. (d/b/a Pay By Touch). Mr. Costello has also previously served on the boards of directors of the Association of National Advertisers Inc., The Quaker Oats Company, The Bombay Company, Aspen Marketing Services, Inc. and various other public and private companies, as well as serving on the Board of Trustees of the American Film Institute. In addition, Mr. Costello has held leadership roles at several companies, including serving as President of Nielsen Marketing Research U.S., Chief Executive Officer of MVP.com, Inc., Executive Vice President of Merchandising and Marketing at The Home Depot, Senior Executive Vice President of Sears, Senior Vice President of Marketing and Sales at Pepsi-Cola, USA and Chief Global Marketing Officer of Yahoo!. Mr. Costello received a B.S. in Industrial Management from the University of Akron in 1968 and an MBA from Michigan State University in 1970. Mr. Costello brings to our board of directors extensive operational and marketing experience.

        C. William Hosler has served on the board of Fantex, Inc. since August 2013. Mr. Hosler also currently serves as Chief Financial Officer and a director of Catellus Acquisition Company, LLC, a company engaged in commercial real estate property ownership, management and development. Prior to assuming his current role at Catellus Acquisition Company, LLC in March 2011, Mr. Hosler provided consulting services to Rockwood Capital and TPG Capital, two private investment firms, from November 2008 to March 2011. Mr. Hosler served as Chief Financial Officer of Marcus & Millichap Holding Companies, a privately held investment and real estate services company, from January 2008 to November 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007 Mr. Hosler was a consultant to and Chief Financial Officer of Mirion Technologies, a privately-held radiation detection, measuring and monitoring company. Mr. Hosler served as Chief Financial Officer of Catellus Development Corporation, a publicly traded real estate company, from 1999 to 2005, and, prior to Catellus, he was Chief Financial Officer of the Morgan Stanley Real Estate Funds where he served on the Investment Committee. Mr. Hosler currently serves as a director of CapitalSource Inc. and as a member of its audit committee, asset/liability committee, and compensation committee, as well as a director of CapitalSource Bank, its wholly owned subsidiary. In addition, Mr. Hosler serves on the board of directors, audit committee and corporate governance and nominating committee of Parkway

Properties, Inc., a public, self-administered real estate investment trust. Mr. Hosler received a B.S. in Chemical Engineering from the University of Notre Dame and an M.B.A from the University of Virginia. Mr. Hosler brings to the board significant experience in investment and finance, as well as his experience as a Chief Financial Officer of a publicly traded company.

        Ronald Machtley has served on the board of directors of Fantex, Inc. since June 2013. Mr. Machtley has served as president of Bryant University since 1996 and was previously a Republican member of the United States House of Representatives from Rhode Island from 1989 to 1995. Mr. Machtley also currently serves on the boards of directors of five separate affiliate entities of Amica Insurance, including Amica Mutual Insurance Company, where he also served as a member of its Finance, Nominating, Executive Compensation, and Audit Committees. He also currently serves on the board of directors of Cranston Print Works, Inc., Rhode Island Foundation and Preservation Society of Newport, among other organizations. From 1994 until 1995, Mr. Machtley served as a Partner at Wilkinson, Barker, Knauer & Quinn, a law firm in Washington D.C. Mr. Machtley has also previously served as a director of Covansys Corp. Mr. Machtley received a B.S. from the United States Naval Academy in 1970 and a J.D. from Suffolk University Law School in 1978. Mr. Machtley brings to our board of directors extensive management experience.

        Shahan Soghikian has served on the board of directors of Fantex, Inc. since June 2013. Mr. Soghikian is a co-founder and Managing Director of Panorama Capital, a venture capital firm which invests in early to mid-stage technology and life sciences companies. Mr. Soghikian began his investment career when he joined JPMorgan Partners in 1990, where he most recently served as head of its venture capital program until the formation of Panorama in 2006. Between 1994 and 1998, he was responsible for developing and managing JPMorgan Partners' European investment team and was based in London. Mr. Soghikian was previously a member of the mergers and acquisitions group at both Bankers Trust, Inc. and Prudential-Bache Securities, Inc. (currently known as Prudential Equity Group, LLC). Mr. Soghikian currently serves on the board of directors of Beyond The Rack, Inc., Validity Sensors, Inc. and WGT.com. Prior to this, he served as a director of SquareTrade, Inc., Tidal Software, Inc., Yipes Communications, Inc. and AECOM, Inc., among other board memberships, including as a member of the audit committee on the board of directors of Digital Island, Inc. and Petco Animal Supplies, Inc. In addition, Mr. Soghikian is currently a trustee of Pitzer College where he serves as Chair of the Investment Committee and as a member of its Audit Committee, and also serves as a director of Children's Hospital and Research Center Oakland. Mr. Soghikian received a B.A. in Biology from Pitzer College in 1980 and an M.B.A. from the UCLA Anderson School of Management. Mr. Soghikian is a longtime investor of over two decades and brings to our board of directors extensive investment and valuation experience.

        Terdema Ussery has served on the board of directors of Fantex, Inc. since June 2013. Mr. Ussery has also served as the President and Chief Executive Officer of the Dallas Mavericks since April 1997. Prior to joining Fantex, Mr. Ussery has served as Chief Executive Officer of HDNet LLC from September 2001 until June 2012. Mr. Ussery also serves as an Alternate Governor for the Mavericks on the NBA Board of Governors. He has served as Lead Independent Director of Treehouse Foods Inc. since June 6, 2005 and as a member on its Governance & Nominating, Audit and Compensation Committees. Mr. Ussery previously served as Director of Timberland Co. from May 19, 2005 until September 13, 2011, where he also served as Timberland's Lead Independent Director and as a member if its Audit, Compensation, Governance & Nominating and Corporate & Social Responsibility committees. He also served as a director of Entrust, Inc., from December 2006 to November 2009, and as a member of its Audit Committee from 2007 to 2009. In addition, Mr. Ussery served as the President of Nike Sports Management from 1993 to 1996 and was the Commissioner of the Continental Basketball Association ("CBA") from 1991 to 1993, and Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. Mr. Ussery received a B.A. from Princeton's Woodrow Wilson School of Public and International Affairs in 1981, an M.P.A. from John F. Kennedy School of Government at

Harvard University and a J.D. from the University of California at Berkeley in 1987. Mr. Ussery has extensive experience working with athletes and other high-profile individuals as well as with sports associations and brings to our board of directors extensive industry knowledge and management experience.

Board Composition and Election of Directors

        Our board of directors currently consists of seven directors. In accordance with our amended and restated certificate of incorporation to take effect following the consummation of this offering, our board of directors will be divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. After the consummation of this offering, our directors will be divided among the three classes as follows:

  •
  the Class I directors will be David Beirne, C. William Hosler and Ronald Machtley, and their terms will expire at the annual meeting of stockholders to be held in 2014;

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  the Class II directors will be Cornell French and Terdema Ussery, and their terms will expire at the annual meeting of stockholders to be held in 2015; and

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  the Class III directors will be John Costello and Shahan Soghikian, and their terms will expire at the annual meeting of stockholders to be held in 2016.

        Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control at our company.

Director Independence

        Because our common stock is not, and following this offering will not be, listed on a national securities exchange, we are not required to maintain a board consisting of a majority of independent directors or to maintain an audit committee, nominating committee or compensation committee consisting solely of independent directors. Nevertheless, our board of directors has determined to generally comply with the listing requirements of the national securities exchanges. The independence definitions of the national securities exchanges generally include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, the rules of the national securities exchanges would require our board of directors to make a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors currently consists of seven members. Our board of directors has determined that five of our current directors would qualify as "independent" directors in accordance with the general listing requirements of the national securities exchanges. Mr. French is not considered independent because he is an officer of Fantex and an employee and director of our parent company, Fantex Holdings. Mr. Beirne is not considered independent because he is a director and significant stockholder of our parent company, Fantex Holdings. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management. Each of Messrs. Costello, Hosler, Machtley, Soghikian and Ussery qualify as independent directors under the corporate governance standards of the NASDAQ Global Market.

        There are no family relationships among any of our directors or executive officers, other than Matthew Beirne, our Vice President of Business Development, who is the son of Mr. David Beirne, Chairman of our board of directors.

Board Committees

Audit Committee and Audit Committee Financial Expert

        Our audit committee will oversee our corporate accounting and financial reporting process. Among other matters, the audit committee will:

  •
  appoint our independent registered public accounting firm;

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  evaluate the independent registered public accounting firm's qualifications, independence and performance;

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  determine the engagement of the independent registered public accounting firm;

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  review and approve the scope of the annual audit and the audit fee;

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  discuss with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

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  approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

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  monitor the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

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  be responsible for reviewing our financial statements and our management's discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

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  review our critical accounting policies and estimates; and

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  annually review the audit committee charter and the committee's performance.

        The current members of our audit committee are Messrs. Hosler, Soghikian and Ussery, with Mr. Hosler serving as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and generally under the rules of the national securities exchanges. Our board of directors has determined that Mr. Hosler is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of national securities exchanges. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of the audit committee are independent under the applicable rules of the SEC and the national securities exchanges. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the national securities exchanges.

Compensation Committee

        Our compensation committee will review and recommend policies relating to compensation and benefits of our officers and employees. The compensation committee will review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluate the performance of these officers in light of those goals and objectives. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Messrs. Costello, Machtley and Ussery, with Mr. Costello serving as the chairperson of the committee. Each of the members of our compensation committee is independent under the applicable rules and regulations of the national securities exchanges, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act and is an "outside director" as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee will be responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee will be responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Messrs. Costello, Machtley and Soghikian, with Mr. Machtley serving as the chairperson of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the national securities exchanges relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter.

Conflicts Committee

        Our conflicts committee will be responsible for reviewing all of our related party transactions in which Fantex Holdings is a party with an interest adverse to our interests or with an interest adverse to any outstanding series of our common stock, including any decision to convert any tracking series into our platform common stock. Each member of the conflicts committee must (a) satisfy the audit committee independence requirements under the rules and regulations of the SEC that would be applicable to Fantex, (b) not have been an employee or director of our parent company at any time in the three years prior to his or her appointment to the conflicts committee and (c) not have any material interest in Fantex or Fantex Holdings. The current members of the conflicts committee are Messrs. Hosler, Soghikian and Ussery, with Mr. Soghikian serving as the chairperson of the committee. Each of whom meets the independence requirements described in the immediately preceding sentence. The conflicts committee operates under a written charter.

Limitations on Officers' and Directors' Liability and Indemnification Agreements

        Our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the consummation of this offering, limit our directors' and officers' liability to the fullest extent permitted under the Delaware General Corporation Law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of their respective fiduciary duties, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

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  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

        In addition to the indemnification and advancement of expenses required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors, and will enter into new indemnification agreements with each of our current directors, officers and certain employees before the completion of this offering. These agreements provide for the indemnification of and advancement of expenses of our directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us. This description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this registration statement.

        The limitation of liability and indemnification and advancement of expenses provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

EXECUTIVE COMPENSATION

        This section discusses the material components of the executive compensation program for our executive officers who are named in the "2012 Summary Compensation Table" below. In 2012, our "named executive officers" and their positions were as follows:

  •
  Cornell "Buck" French, Chief Executive Officer;

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  David Mullin, Chief Financial Officer; and

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  Matthew Beirne, Vice President of Business Development.

        Currently, our employees, including our named executive officers, are employed by our parent, Fantex Holdings, and provide services to both Fantex and Fantex Holdings. Except as the context otherwise requires or as otherwise noted, references in this section to "Fantex Holdings," "company," "we," "us" and "our" refer to both Fantex Holdings and Fantex. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

2012 Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2012.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals
Cornell "Buck" French	—	—	—	—	—	—	—	—
Chief Executive Officer
David Mullin	—	—	—	—	—	—	5,514	5,514
Chief Financial Officer
Matthew Beirne	—	—	—	—	—	—	—	—
Vice President—Business Development

(1)
Amounts reflect the full grant-date fair value of stock awards granted during 2012 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Mr. Beirne paid a fair market value purchase price per share for his restricted stock, therefore we did not recognize a compensation expense in connection with this award under ASC Topic 718.

Narrative to Summary Compensation Table

  2012 Salaries

        None of our named executive officers received a base salary for services rendered to our company in 2012. We anticipate that as of the consummation of this offering, our named executive officers will earn annualized base salaries commensurate with their positions, work duties and responsibilities.

  2012 Bonuses

        None of our named executive officers received a bonus with respect to services performed in 2012. Following the completion of this offering, we expect that our named executive officers will be eligible to earn annual bonuses based on the attainment of specified performance objectives established by our compensation committee. The applicable terms and conditions of the cash bonuses will be determined by our compensation committee.

  Equity Compensation

        In 2012, Mr. Beirne was granted 100,000 restricted shares of Fantex Holdings common stock. Mr. Beirne paid a purchase price equal to the fair market value per restricted share of the award. Mr. Beirne's restricted stock award vests as to 25% of the award on the first anniversary of the vesting commencement date and as to the remaining 75% of the award in substantially equal installments on each monthly anniversary thereafter, subject to continued employment with Fantex Holdings or any parent or subsidiary of Fantex Holdings.

        In August 2013, our board of directors adopted our 2013 Equity Incentive Award Plan, referred to below as the 2013 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The 2013 Plan will be effective on the date of the consummation of this initial public offering. For additional information about the 2013 Plan, please see the section titled "—Equity Plans—2013 Equity Incentive Award Plan" below.

  Other Elements of Compensation

          Retirement Plans

        We do not currently maintain a retirement savings plan for any of our employees, including our named executive officers. We intend to establish a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We expect that our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not anticipate matching any portion of the contributions that might be made by participants in our 401(k) plan once we adopt one. We believe that providing a vehicle for tax-deferred retirement savings though a 401(k) plan will add to the overall desirability of our executive compensation package and further incentivize our employees, including our named executive officers, in accordance with our compensation policies.

          Employee Benefits and Perquisites

        All of our full-time employees, including our named executive officers, are eligible to participate in our medical, dental and vision benefit plans. Following the consummation of this offering, we may also implement additional benefit and other perquisite programs as our compensation committee determines appropriate, though we do not expect any such additional benefits and perquisites to constitute a material component of our named executive officers' compensation package.

          No Tax Gross-Ups

        We do not make gross-up payments to cover our named executive officers' personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

          Additional Compensation Components

        Following the completion of this offering, as we formulate and implement our compensation program, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers, to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure at this time to properly attract, motivate and retain the top executive talent for which we compete.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the number of shares of Fantex Holdings' common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2012.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Matthew Beirne	5/7/2012	100,000	10,000

(1)
The market value of shares of the restricted Fantex Holdings' common stock that have not vested is calculated based on the fair market value of Fantex Holdings' common stock on December 31, 2012 ($0.10).

Executive Compensation Arrangements

        Our parent, Fantex Holdings, has entered into employment agreements with Messrs. French and Mullin on October 16, 2013. The following is a summary of the material terms of the agreements, as currently contemplated.

        Under the agreements, Mr. French will serve as the Chief Executive Officer and Mr. Mullin will serve as the Chief Financial Officer of Fantex Holdings, reporting directly to the board of directors of Fantex Holdings and Chief Executive Officer, respectively. Mr. French will also serve as a member of the board of directors. The term of the agreements will continue until the executive's employment with Fantex Holdings is terminated.

        Pursuant to the terms of the agreements, Messrs. French and Mullin will each receive annual base salaries in the amount of $200,000. In the event of an "initial public offering" (as defined in the applicable employment agreement) during the executive's term of employment, each executive's annual base salary will be increased to $250,000 upon the consummation of the initial public offering, and which may be increased from time to time in the discretion of Fantex Holdings' board of directors or the compensation committee. Messrs. French and Mullin will also be eligible to receive an annual discretionary cash performance bonus. The actual amount of any such bonuses will be based on the attainment of specified performance objectives established by the board of directors of Fantex Holdings. In addition, each executive will be entitled to participate in customary employee and executive benefit plans and programs as Fantex Holdings may from time to time offer.

        In the event that Mr. French's or Mr. Mullin's employment is terminated without "cause" or by the executive for "good reason" (each, as defined in the applicable employment agreement), then in addition to any accrued amounts, the executive will be entitled to receive the following:

  •
  a lump-sum payment in the amount of one times the executive's annual base salary;

  •
  a lump-sum payment in the amount equal to the pro rata portion of the executive's annual bonus for the partial fiscal year in which the termination occurs;

  •
  company-paid premiums for healthcare coverage continuation for up to 12 months after the date of termination; and

  •
  with respect to each then-outstanding Fantex Holdings equity award or Company equity award, accelerated vesting of the number of shares subject to such award that would have vested during the 12-month period following the termination date.

        In the event that Mr. French's or Mr. Mullin's employment is terminated without "cause" or by the executive for "good reason" on or within the 30 days preceding, or during the one-year period following, a "change in control" (as defined in the Fantex Holdings, Inc. 2012 Equity Incentive Plan), each executive will be entitled to the severance benefits and payments described above, except that he will be entitled to a lump-sum payment in the amount of two times, rather than one times, his annual base salary.

        The executive's right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of Fantex Holdings.

        Furthermore, in the event of a change in control of Fantex Holdings, the executive will be entitled to accelerated vesting of all outstanding Fantex Holdings equity awards and Company equity awards then held, and in the event of a change in control (as defined in the Fantex, Inc. 2013 Equity Incentive Award Plan) of the Company, the executive will be entitled to accelerated vesting of all outstanding Company equity awards then held. In addition, to the extent that any payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a "best pay cap" reduction to the extent necessary so that the executive receives the greater of (i) the net amount of the payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) the net amount of the payments and benefits without such reduction.

Director Compensation

        During 2012 none of our directors received any compensation for service as a member of our board of directors. We intend to approve and implement a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards.

        In July 2013, our parent, Fantex Holdings, granted stock options covering 20,000 shares of our parent's common stock to each of Messrs. Costello, Machtley, Sughikian and Ussery. In September 2013, our parent granted stock options covering 20,000 shares of its common stock to Mr. Hosler. Each stock option vests with respect to 1/48th of the shares each month for fours years following the grant date, subject to the director's continued service, and will accelerate and vest in full upon a change in control of our parent.

Equity Plans

2013 Equity Incentive Award Plan

        In August 2013, our board of directors adopted our 2013 Equity Incentive Award Plan, or the 2013 Plan, under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The 2013 Plan was subsequently approved by our stockholders in September 2013. The material terms of the 2013 Plan are summarized below.

  Eligibility and Administration

        Our employees, consultants and directors, and employees and consultants of our affiliates, if any, are eligible to receive awards under the 2013 Plan. Following our initial public offering, we expect the 2013 Plan will be administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2013 Plan, including any vesting and vesting acceleration conditions.

  Limitation on Awards and Shares Available

        An aggregate of 7,500,000 shares of our platform common stock is available for issuance under awards granted pursuant to the 2013 Plan, which shares may be authorized but unissued shares, treasury shares or shares purchased in the open market. If an award under the 2013 Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2013 Plan. However, the following shares may not be used again for grant under the 2013 Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (2) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

        Awards granted under the 2013 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2013 Plan. The maximum number of shares of our platform common stock that may be subject to one or more awards granted to any participant pursuant to the 2013 Plan during any calendar year will be 1,000,000 and the maximum amount that may be paid under a cash award pursuant to the 2013 Plan to any one participant during any calendar year period will be $2,000,000.

  Awards

        The 2013 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, deferred stock, other incentive awards, stock appreciation rights, or SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2013 Plan. Certain awards under the 2013 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2013 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our platform common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

  •
  Stock Options.    Stock options provide for the purchase of shares of our platform common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

  •
  SARs.    SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

  •
  Restricted Stock, RSUs, Deferred Stock and Performance Shares.    Restricted stock is an award of nontransferable shares of our platform common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our platform common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Deferred stock awards represent the right to receive shares of our platform common stock on a future date. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Performance shares are contractual rights to receive a range of shares of our platform common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

  •
  Stock Payments, Other Incentive Awards and Cash Awards.    Stock payments are awards of fully vested shares of our platform common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our platform common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

  •
  Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our platform common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on awards granted under the 2013 Plan unless and until such awards have vested.

  Performance Awards

        Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute "qualified performance-based compensation," or QPBC, within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

        Section 162(m) of the Code imposes a $1,000,000 cap on the compensation deduction that a public company may take in respect of compensation paid to its "covered employees" (which should include our chief executive officer and our next three most highly compensated employees other than our chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. Under current tax law, we do not expect Section 162(m) of the Code to apply to certain awards under the 2013 Plan until the earliest to occur of (1) our annual stockholders' meeting at which members of our board of directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of our equity securities under Section 12 of the Exchange Act; (2) a material modification of the 2013 Plan; (3) an exhaustion of the share supply under the 2013 Plan; or (4) the expiration of the 2013 Plan. However, QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC. In addition, the company may issue awards that are not intended to constitute QPBC even if such awards might be non-deductible as a result of Section 162(m) of the Code.

        In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the 2013 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (1) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation expense); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital; (9) return on stockholders' equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share of platform common stock; (20) regulatory body approval for commercialization of a product; (21) implementation or completion of critical projects; (22) market share; (23) economic value; (24) debt levels or reduction; (25) customer retention; (26) sales-related goals; (27) comparisons with other stock market indices; (28) operating efficiency; (29) customer satisfaction and/or growth; (30) employee satisfaction; (31) research and development achievements; (32) financing and other capital raising transactions; (33) recruiting and maintaining personnel; and (34) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The 2013 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

  Certain Transactions

        The plan administrator has broad discretion to take action under the 2013 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our platform common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the plan administrator will make equitable adjustments to the 2013 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2013 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

  Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

        The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2013 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2013 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our platform common stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

  Plan Amendment and Termination

        The board of directors of Fantex may amend or terminate the 2013 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2013 Plan, "reprices" any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. No award may be granted pursuant to the 2013 Plan after the ten-year anniversary of the date on which our board of directors adopts the 2013 Plan.

TRANSACTIONS WITH RELATED PERSONS

        The following is a description of transactions since our incorporation in September 2012, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control agreements, which are described under "Executive Compensation." We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Equity Contributions

        To date, we have relied exclusively on our parent for liquidity and capital resources. Our parent contributed capital in the amount of $1.1 million from inception through December 31, 2012, $3.7 million for the six months ended June 30, 2013 and $2.8 million in the three months ended June 30, 2013. The contributed capital includes expenses paid by our parent on our behalf, as well as an equity contribution of $2.0 million on April 3, 2013 to provide additional working capital to finance our operating expenses.

Indemnity Agreement

        Our parent, Fantex Holdings, has agreed to indemnify Arian Foster under certain circumstances if the ABI that we are purchasing from him under his brand contract is reportable income to him and not deductible for United States federal income tax purposes. We are not a party to this indemnity agreement, and would have no direct or indirect obligation to Arian Foster or our parent under this agreement. However, because our parent is a party to this agreement, we may be deemed to benefit from this agreement. In addition, to the extent such obligation of our parent to Arian Foster impacts its financial stability and its continued ability to provide services under the management agreement, as discussed below, an adverse tax ruling may indirectly impact Fantex as a whole, and therefore, the investors in our Fantex Series Arian Foster.

Management Agreement

        We have entered into a management agreement with Fantex Holdings that will be effective upon the consummation of this offering. Pursuant to this agreement, our parent will provide to us management and administrative services, including providing our executive management and other personnel as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We have agreed to pay our parent 5% of the amount of the gross cash received by us, if any, pursuant to our brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to a reduction of the carrying value on our financial statements but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of actual cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. To the extent we receive no cash for any period then we would not owe any fee for any services provided during that period. We may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by our parent at the time and cost of those services.

        The agreement has an initial term through December 31, 2014, and will automatically renew for successive one-year terms each December 31 unless either party provides written notice of its intent not to renew at least three months prior to such renewal. We may also terminate any specific service and/or the agreement, without penalty, with 30 days prior written notice to Fantex Holdings. Fantex Holdings may terminate any specific service and/or the agreement with 180 days prior written notice to us, but if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform the services that we are unable perform ourselves, then Fantex Holdings will continue to perform such services for an additional period of 180 days.

        Our parent company allocated to us an aggregate expense of $1.1 million from our incorporation on September 14, 2012 through December 31, 2012, approximately $1.7 million for the six months ended June 30, 2013 and $0.8 million for three months ended June 30, 2013 for such services provided to us. In the immediate future, we do not plan to establish independent infrastructure that is dedicated to our business and we will continue to rely on our parent company for these services in accordance with the management agreement.

Indemnification Agreements

        Our amended and restated certificate of incorporation provides that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. For more information regarding these agreements, see "Management—Limitations on Officers' and Directors' Liability and Indemnification Agreements."

Policies and Procedures for Related Party Transactions

        Our board of directors has adopted a written related person transaction policy, to be effective upon the consummation of this offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the adoption of this policy.

        All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of our independent directors who do not have an interest in the transactions and who have had access, at our expense, to our independent legal counsel.

        As provided by our audit committee charter to be effective upon completion of this offering, our audit committee will be responsible for reviewing and approving in advance any related party transaction, other than matters relating to our parent company. Our conflicts committee is responsible for reviewing all of our related party transactions in which parent company is a party with an interest adverse to our interests.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of the common stock of Fantex as of September 30, 2013, by:

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  each of our directors;

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  each of our named executive officers;

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  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of Fantex common stock; and

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  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Fantex common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after September 30, 2013. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of Fantex common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

        Percentage ownership calculations are based on 100,000,000 shares of Fantex common stock outstanding as of September 30, 2013.

        Beneficial ownership representing less than 1% is denoted with an asterisk (*). Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners are in care of Fantex, 330 Townsend Street, Suite 234, San Francisco, CA 94107.

Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Officers and Directors of Fantex(1)
Cornell "Buck" French(2)	—	*
David Mullin	—	*
David Beirne(2)	—	*
John Costello	—	*
Ronald Machtley	—	*
Shahan Soghikian	—	*
Terdema Ussery	—	*
Matthew Beirne	—	*

All directors and executive officers as a group (8 persons)	—	*
5% Stockholders of Fantex
Fantex Holdings, Inc.(1)(2)(3)	100,000,000	100.0%

(1)
Each of our officers and directors beneficially owns shares of Fantex Holdings common stock. Cornell "Buck" French and David Beirne, two of our directors, beneficially own 26.9% and 27.5% of Fantex Holdings common stock, respectively and David Mullin, our Chief Financial Officer, beneficially owns 5.7% of Fantex Holdings common stock. Each of the other officers and directors own less than 1% of Fantex Holdings common stock in the aggregate. In computing beneficial ownership of Fantex Holdings common stock, we attributed securities to persons who possess sole or shared voting power or investment power with respect to those securities and included shares of Fantex Holdings common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after September 30, 2013. Pursuant to their ownership interest in Fantex Holdings, Mr. French, Mr. Beirne and Mr. Mullin together hold shares with a combined voting power over a majority of Fantex Holdings common stock.

(2)
Cornell "Buck" French, David Beirne, John Elway, Joshua Levine and Bruce Dunlevie are each members of the board of directors of Fantex Holdings and as such, in effect, share voting power over 100% of the outstanding Fantex common stock prior to this offering, and approximately 99% of the total voting power of Fantex common stock immediately after this offering. Each disclaims beneficial ownership of the shares held by Fantex Holdings, except to the extent of any pecuniary interest therein.

(3)
Fantex Holdings owns 100% of our issued and outstanding platform common stock, which provide it with sole voting power over our common stock. Immediately prior to the effectiveness of this offering, Fantex shall effect a 1,000,000-for-1 stock split of each Fantex common stock and shall reclassify such shares as platform common stock. Each platform common stock is entitled to one vote per share, giving Fantex Holdings approximately 99% of the voting power over the Fantex common stock immediately following the effectiveness of this offering.

 DESCRIPTION OF CAPITAL STOCK

General

        Upon the consummation of this offering, we will have authorized under our amended and restated certificate of incorporation, 1,500,000,000 shares of common stock, $0.0001 par value per share, consisting of:

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  1,000,000,000 shares authorized for issuance as shares of tracking series, with 1,055,000 initially designated as Fantex Series Arian Foster; and

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  500,000,000 shares authorized for issuance as platform common stock.

        The following information assumes the filing of our amended and restated certificate of incorporation and the reclassification of all outstanding shares of our common stock into shares of platform common stock prior to the consummation of this offering.

        As of June 30, 2013, there were outstanding 100,000,000 shares of our platform common stock held by one stockholder of record, our parent company, Fantex Holdings.

        The following description of our capital stock and provisions of our amended and restated certificate of incorporation, amended and restated bylaws and certificate of designation for the Fantex Series Arian Foster to be in effect upon the consummation of this offering is a summary and is qualified in its entirety by reference to the full copies of these documents, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. Currently, there is no established public trading market for any series of our common stock.

Common Stock

        Our board of directors is authorized to establish and issue one or more series of common stock from time to time, and determine the designation of and the number of shares comprising such series and such other powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including without limitation, such voting powers, full or limited, or no voting powers, dividend rights, conversion rights, redemption privileges and liquidation rights.

        Without limiting the generality of the foregoing, our board of directors may, to the extent permitted by law, provide that any series may be superior to, rank equally with or be junior to any other series of our common stock. The powers, preferences and relative, participating, optional and other special rights of each series of common stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. No vote of the holders of shares of common stock shall be necessary to issue any shares of any series of the common stock. The rights, preferences and privileges of the holders of any series of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our common stock that we may designate in the future.

        Upon the consummation of this offering, there will have been designated two series of common stock, our platform common stock and Fantex Series Arian Foster. Unless otherwise specified in the corresponding certificate of designation for any tracking series, our amended and restated certificate of incorporation provides for the following powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations or restrictions thereof with respect to our platform common stock and our tracking series that we may issue from time to time (including our Fantex Series Arian Foster). The certificate of designations for the Fantex Series Arian Foster does not provide for any such rights or restrictions that are different than the following description of rights and restrictions applicable to the tracking series.

Voting Rights

        The holders of our platform common stock are entitled to one vote per share. Unless otherwise specified in the corresponding certificate of designation for any tracking series, the holders of shares of any tracking series shall also have one vote per share of such tracking series.

        Each series of our common stock (including our platform common stock and each tracking series) will vote together as a single class with all other series of common stock, unless otherwise required by law. Delaware law would require holders of a series of stock to vote separately as a single class if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of one or more series of a class of stock in a manner that affected its holders adversely, but shall not so effect the entire class, in which case the holders of the affected series would be required to vote separately to approve the proposed amendment.

        We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

Dividends

  Platform Common Stock

        We will be permitted, but not required, to pay dividends on our platform common stock in an amount equal to the "platform common stock available dividend amount" (defined generally as an amount equal to the amount of our total assets legally available for the payment of dividends under Delaware law, less the aggregate amount of the "available dividend amount" for all of our then outstanding tracking series).

  Tracking Series

        We will be permitted, but not required, to pay dividends with respect to any series of our tracking stock (including our Fantex Series Arian Foster) out of the lesser of our assets legally available for the payment of dividends under Delaware law and the "available dividend amount" for such tracking series.

        Unless otherwise specified in the corresponding certificate of designation for any tracking series, the "available dividend amount" for any tracking series (including the Fantex Series Arian Foster) as of any date is an amount equal to the lesser of (a) total assets of our company legally available for the payment of dividends under Delaware law and (b) an amount equal to:

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  the excess of the total assets attributed to the tracking series brand over the total liabilities attributed to the tracking series brand, less the par value of the outstanding shares of such tracking series; or

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  if there is no such excess, the attributable income of the tracking series brand for the fiscal year in which the dividend is being declared and/or the preceding fiscal year.

Conversion

  Platform Common Stock

        Our platform common stock is not convertible into any other shares of our capital stock. However, at any time our board of directors may resolve to convert our Fantex Series Arian Foster, or any other tracking series of common stock that we may designate in the future, into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of that series by the fair value of a share of our platform common stock (as determined below).

  Tracking Series

        At any time our board of directors may resolve to convert any tracking series (including our Fantex Series Arian Foster) into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of such tracking series by the fair value of a share of our platform common stock.

  Fair Value

        Fair value is established as the volume weighted average of the closing bid or sale prices, whichever is applicable, of the shares of platform common stock and/or a tracking series over the 20-trading day period ending on the trading day before the conversion ratio is determined. However, such value will only be used for any series if our board of directors determines in its good faith judgment that there is an active trading market for that series. If our board of directors makes a determination in good faith that there is no active trading market for any series, then the fair value for such series will be determined by a reputable and independent investment banking or valuation firm experienced in the valuation of securities selected in good faith by our board of directors, provided, however, that to the extent that our board of directors determines in its good faith judgment that such series does not have any material value in terms of assets attributable to such series, including but not limited to any material future brand income or assets, events or circumstances that our management or our board of directors believe could reasonably result in material brand income in the future, then the fair value for such series may be determined by our board of directors in their good faith judgment alone. Any such valuation determination will be made, whether by our board of directors or any independent investment banking, financial advisory or other valuation firm, based on the contractual value of the brand assets related to the applicable tracking series, and shall not include any discount for lack of marketability or liquidity or any minority interest discount (including that such series may not have the rights, contractually or otherwise, to receive dividends). Our board of directors intends to use such firm as a general matter unless the assets and expected valuation of the tracking series are not material.

Liquidation

        In the event of a liquidation, dissolution or winding up of Fantex, including a change of control of Fantex, after payment or provision for payment of our debts and liabilities, each share of our common stock will be entitled to receive a proportionate interest in the net assets of Fantex remaining for distribution to holders of common stock equal to the fair value (as described above "—Conversion—Fair Value") of such share, provided that if the assets legally available for distribution to the holders of common stock are insufficient to permit the payment in full to each share of common stock the amount to which they would otherwise be entitled, then such assets available for distribution to the holders of common stock will be distributed to all holders of common stock ratably in proportion to the full amounts which they would be entitled to receive on shares of common stock held by them.

        If all distributions required above are made and there remain any assets available for distribution to holders of common stock such assets shall be divided among the holders of common stock in proportion to the amounts that were payable as required above in respect of the shares held by them.

Mandatory Dividend, Redemption and/or Conversion on Disposition of Assets

        If, in one transaction or a series of related transactions, we dispose of all or substantially all of the assets of a tracking series brand, our board of directors will be required to choose one of the following four alternatives:

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  pay a dividend to holders of the corresponding tracking series out of the available net proceeds of such disposition;

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  if the disposition involves all of the properties and assets of the tracking series brand (not merely substantially all), redeem all outstanding shares of our Fantex Series Arian Foster in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition;

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  convert each outstanding share of such tracking series into our platform common stock at the applicable conversion ratio; or

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  combine a conversion of a portion of the outstanding shares of such tracking series into a number of shares of our platform common stock at the applicable conversion ratio with either the payment of a dividend on or a redemption of shares of such tracking series.

Anti-Takeover Provisions

Fantex Holdings

        Following the consummation of this offering, Fantex Holdings, our parent company, will continue to own approximately 99% of the voting power of our outstanding common stock. As a result, our parent company will continue to be able to control all matters submitted to our stockholders for approval. This control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders might view as beneficial. Our board of directors is authorized, without stockholder approval, to issue additional series of common stock, with voting rights and other privileges established by a certificate of designation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be in Effect upon the Completion of this Offering

        Our amended and restated certificate of incorporation will provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The number of directors constituting our board of directors is permitted to be established only by a resolution adopted by a majority vote of our board of directors, and only our board of directors is authorized to fill vacant directorships, including newly created directorships, unless the board of directors determines that such vacancy or newly created directorship shall be filled by the stockholders.

        The holders of our common stock are entitled, by a plurality of the votes cast by the holders of the common stock present in person or represented by proxy, voting as a single voting group at a meeting at which a quorum is present, to elect directors to the board of directors. Because our stockholders do not have cumulative voting rights, holders of our common stock representing a majority of the voting rights of our common stock will be able to elect all of our directors up for election at any given stockholders' meeting. Accordingly, until such time as our parent company beneficially owns shares of our common stock representing less than a majority of the voting rights of our common stock, our parent company will elect our entire board of directors. Our amended and restated bylaws include advance notice procedures and other content requirements applicable to stockholders other than our parent company for proposals to be brought before a meeting of stockholders, including proposed nominations of persons for election to the board of directors.

        Until such time as our parent company beneficially owns shares of our common stock representing less than a majority of the voting rights of our common stock, our amended and restated certificate of incorporation and amended and restated bylaws will require a majority stockholder vote for the removal of a director with or without cause, and for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws including, among other things, relating to the classification of our board of directors; provided that, from and after such time as our parent company ceases to hold a majority of the voting rights of our common stock, any such removal, amendment, repeal or modification will require a 75% stockholder vote.

        Our amended and restated certificate of incorporation and amended and restated bylaws will provide that, until such time as our parent company beneficially owns shares of our common stock representing less than a majority of the voting rights of our common stock, our parent company will have the ability to take stockholder action by written consent without calling a stockholder meeting and to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws and to take other actions without the vote of any other stockholder. From and after such time as our parent company beneficially owns shares of our common stock representing less than a majority of the voting rights of our common stock, all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and, further, from and after such time as our parent company beneficially owns shares of our common stock representing less than a majority of the voting rights of our common stock, only our corporate secretary, upon the direction of our board of directors or the Chairman of the Board, may call a special meeting of stockholders.

        The combination of the classification of our board of directors, lack of cumulative voting rights, prohibitions on stockholder actions by written consent and stockholder ability to call a special meeting by a stockholder other than our parent company, and supermajority voting requirements make it more difficult for stockholders other than our parent company (for so long as it holds sufficient voting rights) to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders other than our parent company (for so long as it holds sufficient voting rights) or another party to effect a change in management.

        These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

        After our parent company ceases to own 15% of our voting stock, we will be subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

  •
  if, before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  if, upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  if, at or after such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include, among other things, the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the time at which determination of interested stockholder status is being made did own, 15% or more of the outstanding voting stock of the corporation.

Delaware as Sole and Exclusive Forum

        Our amended and restated certificate of incorporation will provide that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or the amended and restated bylaws or (v) any action asserting a claim against us governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will generally need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction.

Limitation of Liability and Indemnification of Executive Officers and Directors

        For an in depth discussion of liability and indemnification, please see "Management—Limitations on Officers' and Directors' Liability and Indemnification Agreements."

Transfer Agent and Registrar

        We currently act as our own registrar and transfer agent for shares of our Fantex Series Arian Foster. Shares of Fantex Series Arian Foster will be held in book-entry form only on our books and records, and any transfers of shares of our Fantex Series Arian Foster must be made through the FBS ATS.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, we have agreed to sell to FBS, the sole book-running manager, and FBS has agreed to offer, shares of Fantex Series Arian Foster on a best efforts basis as indicated below. FBS is required to use its best efforts to sell the shares listed below but has no firm commitment or obligation to purchase any such shares.

Underwriter	Number of Shares
Fantex Brokerage Services, LLC	1,055,000

Total	1,055,000

        FBS initially proposes to offer the shares of our Fantex Series Arian Foster for sale at the price of $10.00 per share on a best efforts, all or none basis. In connection with this offering, FBS will purchase each share from us at a discount of $0.50 per share, to the extent that any shares are sold. In consideration for its services and expenses as the qualified independent underwriter, FBS has agreed to pay Stifel, Nicolaus & Company, Incorporated a fee equal to $263,750, assuming the sale of 1,055,000 shares of the Fantex Series Arian Foster in this offering at an initial public offering price of $10.00 per share (in each case, the amounts set forth on the front cover of this prospectus). The expenses of this offering, other than the underwriting discount, will be paid by our parent, Fantex Holdings, which expenses are estimated to be approximately $1,408,665 million and include legal, accounting and printing costs and various other fees associated with registration of our Fantex Series Arian Foster. We and our parent have also agreed to reimburse the underwriters for certain of their fees and expenses in an amount up to $66,111 as set forth in the underwriting agreement, which reimbursement will be paid by our parent. In addition, subject to FINRA Rule 5110(f)(2)(D), we have granted a right of first refusal to Stifel, Nicolaus & Company, Incorporated to act as the QIU in a number of our public offerings of one or more series of our common stock, as further specified in our agreement with Stifel, Nicolaus & Company, Incorporated. FINRA deems such a right of first refusal to be an additional item of compensation received by the underwriters.

        Prior to this offering, there has been no public market for our shares. We initially determined to offer shares at a price of $10.00 per share, and the number of shares to be offered at that price was determined between us and FBS based on demand in the offering process with the goal of issuing at least $10.5 million of shares in this offering.

        Our Fantex Series Arian Foster will be quoted on the FBS ATS upon the conclusion of this offering. The FBS ATS is an alternative trading system operated by FBS. We do not intend to apply for a listing of our Fantex Series Arian Foster on any securities exchange or for its inclusion in any established automated dealer quotation system. Accordingly, we cannot assure you as to the development of an active or liquid market for our Fantex Series Arian Foster.

        FBS may market our Fantex Series Arian Foster through roadshow presentations. Any roadshow presentations would be open only to residents of states in which the offering has been registered. We also plan to market our Fantex Series Arian Foster through media interviews in print and electronic media, including email, and other methods in compliance with applicable laws and regulations, including securities laws. We plan to permit investors who wish to do so to review this prospectus online at our website at the internet address www.fantexinc.com and online at FBS's website at the internet address www.fantex.com. We are not incorporating by reference in this prospectus either our website or FBS's website or any material either may include.

        You must open a brokerage account with FBS at www.fantex.com in order to participate in this offering. See below for additional information about opening a brokerage account with FBS.

        In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale or an exemption from such registration is available with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to securities transactions during the period of time when this registration statement is effective.

Offering Process

        The process being used for our initial public offering of Fantex Series Arian Foster differs from methods that have been traditionally used in most other underwritten initial public offerings in the United States. In particular, the shares of Fantex Series Arian Foster are being offered at a predetermined price and orders may only be entered through brokerage accounts with our broker-dealer affiliate, FBS, who is serving as an underwriter of this offering. We plan to conduct this offering in two stages—Qualification and Allocation. Investors that do not submit orders through the prescribed process will not be eligible for an allocation of shares in our offering.

The Qualification Process

        Our objective is to ensure that only investors for whom an investment in the Fantex Series Arian Foster is suitable may participate in the offering. Before you can submit a conditional offer to participate in the offering, which FBS refers to as "reserving shares" or a "reservation," you will be required to open a brokerage account with FBS. You sign up to open a brokerage account with FBS at www.fantex.com.

        Upon review of the information that you provide in the account opening questionnaire, FBS will determine, in its sole discretion, whether you meet the criteria for investing in the Fantex Series Arian Foster. If FBS determines that you are eligible to participate in the offering, then your brokerage account will be opened and instructions will be provided on how to make a reservation and fund your account. Before establishing a brokerage account with FBS and making a reservation for Fantex Series Arian Foster you should:

  •
  read this prospectus, including all the risk factors;

  •
  understand that our initial public offering price will be predetermined, and, if there is little or no demand for our shares at or above the initial public offering price once trading in the secondary market begins, the price of our Fantex Series Arian Foster shares would decline; and

  •
  understand that all of the outstanding shares of our Fantex Series Arian Foster may be available for re-sale to the public immediately after our initial public offering.

        We caution you that our Fantex Series Arian Foster may not be a suitable investment for you even if you qualify to open a brokerage account with FBS. Moreover, even if you have an FBS brokerage account, you may not be able to submit a reservation for our Fantex Series Arian Foster if you do not meet the suitability requirements, as discussed below, for the shares of the Fantex Series Arian Foster for which you are seeking to submit a reservation or as a result of other regulatory requirements described below. There is no minimum funding requirement to open an FBS account. However, before we will accept your reservation for shares of our Fantex Series Arian Foster in this offering, you must have sufficient funds in your account to cover the purchase price for such shares. Finally, even if you open a brokerage account with FBS, submit a reservation for shares of our Fantex Series Arian Foster and have sufficient funds deposited in your brokerage account to cover the purchase price for such shares, you still may not receive your complete allocation of shares in our offering for a number of reasons described below. To the extent that you do not have sufficient funds in your account to cover the purchase price for the shares covered by your reservation at the time FBS accepts reservations, then we and FBS will disregard that portion of the reservation, and such portion of the reservation will be deemed to have been withdrawn by you.

        Any funds that you may deposit in your FBS brokerage account, whether before or after the time you submit a reservation, will not be withdrawn by FBS until such time, if at all, as your reservation has been accepted by FBS. However, between the time you submit a reservation and the time any such reservation is accepted by FBS, or modified or withdrawn by you, in each case as described in more detail below, the purchasing power in your FBS account will be reduced by an amount sufficient to cover your reservation, and thus will not be available for any other trading activity on the FBS ATS unless you cancel your reservation. You may withdraw any funds at any time by requesting an electronic transfer of funds or a check from FBS. You may also cancel or modify your reservation at any time prior to acceptance.

        Neither we nor the underwriters have undertaken any efforts to qualify this offering for offers to investors in any jurisdiction outside the United States. Investors must have a U.S. mailing address (other than a P.O. Box) and a U.S. social security number and/or a U.S. tax identification number to be eligible to participate in this offering.

Reconfirmations of Reservations

        We will require that potential investors reconfirm their reservations that they have submitted in the offering if either of the following events shall occur:

  •
  more than 15 days have elapsed since the potential investor submitted his reservation in the offering; or

  •
  there is a material change in the prospectus available to the potential investor at the time of such potential investor's original reservation.

        If a reconfirmation of reservations is required, we will send an electronic notice, at the email address on file with FBS, notifying such potential investors that they must affirmatively reconfirm their reservation by vising their account page on the FBS website to reconfirm the reservation, or by otherwise contacting the lead underwriter, FBS. If a potential investor does not reconfirm his or her reservation when requested, we and FBS will disregard such reservations in the offering, and the reservations will be deemed to have been withdrawn.

The Closing Process

        This offering will start on the date the registration statement of which this prospectus is a part is declared effective by the SEC and continue for a period of up to 30 days. However, we can close the offering at any time during this 30-day period if we have sufficient interest to sell all the shares being offered hereby. You will have the ability to modify or withdraw any reservation you make until your reservation is accepted by FBS. Such acceptance will occur when and if you are sent a notice of acceptance by FBS, at the email address on file with FBS. As noted above, if you are requested to reconfirm your reservation and fail to do so, your reservation will be rejected.

        As noted above, you may deposit funds in your FBS brokerage account either before or after the time you submit a reservation, but FBS will only accept a reservation to the extent there are sufficient funds in your account at the time FBS accepts reservations, and FBS will not withdraw any funds from your FBS brokerage account until such time as your reservation has been accepted by FBS. However, between the time you submit a reservation and the time any such reservation is accepted by FBS, or modified or withdrawn by you, in each case as described in more detail below, your purchasing power will be reduced by the amount of your reservation and thus such funds will not be available for any other trading activity on the FBS ATS unless you cancel your reservation. You may cancel or modify your reservation at any time prior to acceptance. The offering will not be considered sold until reservations have been accepted by FBS. FBS will provide an electronic notice of effectiveness to potential investors, at the email address on file with FBS, at least eight hours prior to accepting and confirming orders, which will be the final notice of the opportunity to withdraw a reservation. If your reservation is accepted, you will be obligated to purchase the shares allocated to you in the allocation process, and FBS will be authorized to withdraw the sufficient funds from your FBS brokerage account.

        Promptly after we and the underwriters request the SEC to declare this registration statement effective, FBS will provide an electronic notice to you, at the email address on file with FBS, that such request for effectiveness has been made. Once the registration statement is effective, FBS will send you a second electronic notice, at the email address on file with FBS, informing you that the registration statement is effective and that FBS may accept your reservation in as little as eight hours. In the event reservations are placed subsequent to the SEC declaring this registration statement effective, you will receive a final electronic notice, at the email address on file with FBS, informing you of your ability to modify or withdraw your reservations and that FBS may accept your reservation in as little as two hours. FBS will stop allowing the reservations to be made on the FBS ATS at least two hours prior to when FBS intends to accept the reservations. Until reservations are accepted by FBS, you may still withdraw your reservations. However, once FBS has sent an electronic notice of acceptance at the email address on file with FBS, regardless of whether you are aware that the registration statement has been declared effective or that the electronic notice of acceptance of that bid has been sent, you may no longer withdraw your reservations. At this point, reservations will be deemed accepted orders and FBS will send you a confirmation of the transaction, at the email address on file with FBS. Reservations must be accepted by FBS for the offering to close. Following such acceptance, FBS will transmit your funds to an escrow account under the control of                , as the escrow agent, by noon of the next business day pending closing of the offering. Such funds will be released by the escrow agent upon confirmation by the escrow agent that either (i) the minimum contingency for this offering has been satisfied, including that all shares in the offering have been sold and the funds should be directed to us in return for shares of Fantex Series Arian Foster or (ii) all the shares of Fantex Series Arian Foster have not been sold and the funds should be directed to FBS for credit to the account of its customers. The escrow agent will invest all funds it receives in an interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. Assuming the offering is successful, shares of the Fantex Series Arian Foster would then be credited to your FBS account. If, on the closing date, sufficient funds are not received for all of the shares being offered, your funds that were deposited into the escrow account will be returned to your FBS account promptly, with interest and without deduction for expenses and the offering will terminate. All funds returned to your FBS account are available for immediate withdrawal.

        You should understand that the trading price of our Fantex Series Arian Foster could vary significantly from the initial public offering price. Therefore, we caution you not to submit a reservation in the initial offering unless you are willing to take the risk that our Fantex Series Arian Foster price could decline significantly and you could lose your entire investment in our Fantex Series Arian Foster. Subsequent trades of Fantex Series Arian Foster also have associated transaction costs, expected to be up to 1% of the total amount of the purchase or sale, which could reduce or eliminate your return on investment.

Acceptance of Offers

        If the demand for shares in our initial public offering of Fantex Series Arian Foster is at least equal to the number of shares set forth on the cover of this prospectus, FBS may accept reservations at the initial public offering price by sending electronic notices of acceptance to customers, at the email address on file on file with FBS. In this case, FBS can accept your order as discussed above.

        If we do not receive sufficient reservations to sell all of the shares being offered hereby, we and FBS will either:

  •
  provide notice on our and FBS's websites that the offering has been cancelled and send an electronic notice to everyone who submitted a reservation for the Fantex Series Arian Foster, at the email address on file with FBS, notifying them that the offering has been cancelled and all reservations will be cancelled without any further action of the potential investors who have submitted reservations; or

  •
  revise the terms of the offering.

        If the revised terms of the offering represent a material change in the prospectus available to you at the time of your original reservation, then we will require that you reconfirm reservations as discussed above under "—Reconfirmation of Reservations." If the revised terms of the offering do not represent a material change in the prospectus available to you at the time of your original reservation, then FBS may accept your reservation by sending an electronic notice of acceptance you, at the email address on file with FBS. In this case, FBS can accept your reservation without further reconfirmation.

The Allocation Process

        In the event that the number of shares represented by reservations during the initial offering period exceeds the number of shares we are offering, the offered shares will need to be allocated across the group of potential investors who have submitted reservations. We, in consultation with FBS, will allocate the shares pro rata to potential investors who have submitted reservations and funded their accounts based on the following rules:

  •
  a pro rata allocation percentage will be determined by dividing the number of shares we are offering by the number of shares represented by the reservations received (to the extent accounts are funded); and

  •
  each potential investor who has submitted a reservation will be allocated a number of shares equal to the pro rata allocation percentage multiplied by the number of shares represented by the reservation (to the extent accounts are funded), subject to rounding, but not less than one whole share.

        The following simplified, hypothetical example illustrates how pro rata allocation might work in practice:

Assumptions

Shares Offered	1,055,000
Total Shares Reserved	1,115,000
Pro Rata Allocation Percentage	94.62%

 Potential Investor

Scenario	Shares Represented by Original Reservation	Pro Rata Allocation
A	100	95
B	2,100	1,987
C	4,000	3,785
D	4,500	4,258
E	5,000	4,731
F	5,500	5,204
Other(1)	1,093,800	1,034,941
Total	1,115,000	1,055,000

(1)
No investor will be allowed to purchase or hold more than 1%, or 10,550 shares, of Fantex Series Arian Foster.

Maximum Investment Limits and Financial Suitability

        Trading on FBS is subject to certain maximum investment limits, some of which are based on financial suitability of the investor. No investor will be allowed to purchase or hold more than 1% of any series of common stock issued by our company including the Fantex Series Arian Foster offered hereby. In addition:

  •
  investors with an annual gross income of less than $50,000 or a net worth (exclusive of home, home furnishings and automobile) of less than $50,000 may only invest up to $2,500 in this offering; and

  •
  investors with an annual gross income of between $50,000 and $100,000 or a net worth (exclusive of home, home furnishings and automobile) of between $50,000 and $100,000 may only invest up to $7,500 in this offering.

        Moreover, certain states may impose more restrictive suitability and/or other investment limitations and you will be required to represent and warrant in your FBS account agreement that you meet the applicable state financial suitability and other investment standards before you invest in any series of common stock issued by our company, including the Fantex Series Arian Foster offered hereby.

Market-Making Activities

        This prospectus, together with the relevant pricing supplement, if any, product supplement, if any, prospectus supplement and prospectus describing the terms of the Fantex Series Arian Foster being offered and sold, may be used by FBS in connection with offers and sales of such securities in secondary market transactions at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices, including in which FBS acts as a market-maker. FBS may act as principal or agent in these transactions. FBS has no current intention of acting as a market-maker in the secondary market for the Fantex Series Arian Foster, but may do so in the future. If FBS decides to make a market in a tracking series, it will first amend its Form ATS filed with the SEC to reflect such change. In the event FBS acts as a market-maker in the secondary market from time to time, it is not obligated to make a market in the Fantex Series Arian Foster and may discontinue any market-making at any time without notice, in its sole discretion. FBS is a member of FINRA and may participate in distributions of the Fantex Series Arian Foster. All secondary market offers and sales made pursuant to this prospectus and the pricing supplement, if any, product supplement, if any, prospectus supplement and prospectus describing the terms of the Fantex Series Arian Foster being offered and sold will be for the accounts of customers of FBS or FBS itself in connection with market-making transactions. We will not receive any proceeds in connection with these secondary market offers and sales.

Conflicts of Interest

        Because FBS, an underwriter for this offering, is under common control with us and we will receive all of the net proceeds of the offering, FBS is deemed to have a "conflict of interest" under FINRA Rule 5121 of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121 which requires, among other things, that a "qualified independent underwriter" participate in the preparation of, and exercise the usual standards of due diligence with respect to, the registration statement and this prospectus. Stifel, Nicolaus & Company, Incorporated has agreed to act as the "qualified independent underwriter" (as defined by FINRA) for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including performing due diligence investigations and reviewing and participating in the preparation of the registration statement of which this prospectus forms a part. In consideration for its services and expenses as the qualified independent underwriter, FBS has agreed to pay Stifel, Nicolaus & Company, Incorporated a fee equal to $263,750, assuming the sale of 1,055,000 shares of Fantex Series Arian Foster in this offering at an initial public offering price of $10.00 per share (in each case, the amounts set forth on the front cover of this prospectus). Stifel, Nicolaus & Company, Incorporated will not be responsible for the final allocation of any shares or any market-making activities. We, Fantex Holdings and FBS have agreed to indemnify Stifel, Nicolaus & Company, Incorporated for acting as "qualified independent underwriter" against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Stifel, Nicolaus & Company, Incorporated may be required to make for those liabilities. Pursuant to FINRA Rule 5121, FBS will not confirm sales to accounts in which it exercises discretionary authority, if any, without the specific prior written approval of the account holder.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Subject to the qualifications, assumptions and limitations contained herein, the statements of law and legal conclusions contained under this caption "Material U.S. Federal Income Tax Considerations" regarding the material U.S. federal income tax consequences of an investment in the Fantex Series Arian Foster constitute the opinion of Latham & Watkins LLP.

U.S. Federal Income Tax Treatment of the Fantex Series Arian Foster

        The Fantex Series Arian Foster should be treated as stock of Fantex for U.S. federal income tax purposes. There are, however, no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Fantex Series Arian Foster. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of Fantex Series Arian Foster. Accordingly, no assurance can be given that the views expressed in this paragraph, if contested, would be sustained by a court.

        If Fantex Series Arian Foster is considered property other than common stock of Fantex, Fantex would generally be taxed on a portion of the appreciation of the assets, if any, attributable to Fantex Series Arian Foster upon the issuance of such stock. In addition, income, gain, losses and deductions of one tracking series brand would not be offset against the income, gain, losses and deductions of another tracking series brand. Prospective investors are urged to consult their tax advisors regarding the tax consequences of an investment in the Fantex Series Arian Foster. The remainder of this discussion assumes the Fantex Series Arian Foster will be treated as common stock of Fantex.

Taxation of Non-U.S. Holders

        The following discussion sets forth the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of Fantex Series Arian Foster issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in effect as of October 31, 2013. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Fantex Series Arian Foster. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of Fantex Series Arian Foster.

        This discussion is limited to non-U.S. holders that hold Fantex Series Arian Foster as a "capital asset" within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder's particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding Fantex Series Arian Foster as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell Fantex Series Arian Foster under the constructive sale provisions of the Code;

  •
  persons who hold or receive Fantex Series Arian Foster pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Fantex Series Arian Foster, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Fantex Series Arian Foster and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF FANTEX SERIES ARIAN FOSTER ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of Fantex Series Arian Foster that is neither a "U.S. person" nor a partnership for United States federal income tax purposes. A U.S. person is any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Dividends and Distributions

        If we make distributions of cash or property on Fantex Series Arian Foster, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its Fantex Series Arian Foster, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition."

        Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of Fantex Series Arian Foster that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

        Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Fantex Series Arian Foster in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Subject to the discussion below on backup withholding and foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

        Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of Fantex Series Arian Foster unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  Fantex Series Arian Foster constitutes a U.S. real property interest ("USRPI") by reason of our status as a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes.

        Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

        A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of Fantex Series Arian Foster will not be subject to U.S. federal income tax if such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder's holding period for such stock.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion

        Our board of directors may at any time resolve to convert our Fantex Series Arian Foster into fully paid and non-assessable shares of our platform common stock at a conversion ratio to be determined by dividing the fair value of a share of our Fantex Series Arian Foster by the fair value of a share of our platform common stock. If the Fantex Series Arian Foster is treated as the stock of Fantex, an exchange of stock incident to such a conversion will qualify as a tax-free recapitalization such that no gain or loss should be recognized by Fantex or by holders of Fantex Series Arian Foster. If, however, the Fantex Series Arian Foster is not treated as the stock of Fantex, then a conversion of Fantex Series Arian Foster into shares of platform common stock would be a taxable exchange for federal income tax purposes. In such a case, holders of a share of Fantex Series Arian Foster would recognize gain or loss in an amount equal to the difference between the fair market value of the platform common stock received and their adjusted basis in the share of Fantex Series Arian Foster surrendered in the conversion.

Information Reporting and Backup Withholding

        Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on Fantex Series Arian Foster we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on Fantex Series Arian

Foster paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Information reporting and backup withholding may apply to the proceeds of a sale of Fantex Series Arian Foster within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale of Fantex Series Arian Foster outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under the Sections 1471 through 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, Fantex Series Arian Foster paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations, withholding under FATCA generally will apply to payments of dividends on Fantex Series Arian Foster made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Fantex Series Arian Foster.

 LEGAL MATTERS

        The validity of the shares of Fantex Series Arian Foster we are offering, and certain tax matters will be passed upon by Latham & Watkins LLP, Menlo Park, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, Palo Alto, California.

EXPERTS

        The financial statements of Fantex, Inc. included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Fantex, Inc. being in the development stage). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The Statements of Cash Receipts from Included Contracts for each of Arian Foster and Vernon Davis included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements). Such Statements of Cash Receipts from Included Contracts have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Fantex Series Arian Foster being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Fantex Series Arian Foster offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document to which reference is made are summaries of the material terms of these contracts, agreements or other documents. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved.

        A copy of the registration statement and the accompanying exhibits and schedules and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC's website at www.sec.gov.

        Upon the closing of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.fantexinc.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

        Investors in our Fantex Series Arian Foster are investing in Fantex and not in the brand contract or Arian Foster. However, Fantex Series Arian Foster is intended to track and reflect the separate economic performance of the assets to be attributed to the Arian Foster Brand. Only Fantex will have rights under the brand contract and recourse against Arian Foster. We are presenting separate financial information about the Arian Foster Brand.

        The accompanying financial statements give effect to a 1,000,000 to 1 stock split of the common stock of Fantex, Inc., which will take place prior to the effective date of the registration statement. The following report is in the form which will be furnished by Deloitte & Touche LLP, an independent registered public accounting firm, upon completion of the 1,000,000 to 1 stock split of the common stock of Fantex, Inc. described in Note 1 to the financial statements, assuming that from April 8, 2013 to the date of such completion, no other material events have occurred that would affect the accompanying financial statements or disclosures therein.

/s/ Deloitte & Touche LLP

San Francisco, CA
May 28, 2013

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of
Fantex, Inc.

        We have audited the accompanying balance sheet of Fantex, Inc. (a development stage entity) (the "Company") as of December 31, 2012, and the related statements of operations, stockholder's equity, and cash flows for the period from September 14, 2012 (inception) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of Fantex, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the period from September 14, 2012 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

        The Company is in the development stage at December 31, 2012. As discussed in Note 1 to the financial statements, the Company is subject to certain significant risks and uncertainties.

San Francisco, CA
April 8, 2013
(October 30, 2013 as to Note 7)

(                        , as to the effects of the 1,000,000 to 1 stock split described in the second paragraph of Note 1)

FANTEX, INC. (DEVELOPMENT STAGE ENTITY)

BALANCE SHEET

	As of
	December 31, 2012	June 30, 2013
		(unaudited)
ASSETS
Cash and Cash Equivalents	$—	$1,999,989
Total Assets	$—	$1,999,989

LIABILITIES AND STOCKHOLDER'S EQUITY
Commitments and Contingencies
Contributed Capital
Common stock, $0.0001 par value (authorized 100,000,000 shares, 100,000,000 issued and outstanding)	$10,000	$10,000

Additional Paid in Capital	1,053,023	4,780,076

Accumulated Losses	(1,063,023)	(2,790,087)

Total liabilities and stockholder's equity	$—	$1,999,989

See notes to financial statements.

FANTEX, INC. (DEVELOPMENT STAGE ENTITY)

STATEMENT OF OPERATIONS

	Cumulative Amounts from September 14, 2012 (Inception) to June 30, 2013	The Period from September 14, 2012 (Inception) to December 31, 2012	Six Months Ended June 30, 2013	Three Months Ended June 30, 2013
	(unaudited)		(unaudited)	(unaudited)
REVENUES	$—	$—	$—	$—
OPERATING EXPENSES:
Personnel	$338,715	$98,174	$240,541	$162,030
Professional Services	2,084,099	798,231	1,285,868	541,130
General and administrative, exclusive of personnel costs	367,273	166,618	200,655	110,100

Total Operating Expenses	2,790,087	1,063,023	1,727,064	813,260

Net Loss Before Income Taxes	(2,790,087)	(1,063,023)	(1,727,064)	(813,260)
Income Taxes	—	—	—	—

Net Loss	$(2,790,087)	$(1,063,023)	$(1,727,064)	$(813,260)

Loss per share
Basic (weighted average shares—100,000,000)	$(0.03)	$(0.01)	$(0.02)	$(0.01)
Diluted (weighted average shares—100,000,000)	$(0.03)	$(0.01)	$(0.02)	$(0.01)

See notes to financial statements.

FANTEX, INC. (DEVELOPMENT STAGE ENTITY)

STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock
			Additional Paid-in- Capital	Accumulated Losses	Total Stockholder's Equity
	Shares	Amount
Balance at September 14, 2012 (Inception)	—	$—	$—	$—	$—
Common stock	100,000,000	10,000	—		10,000
Contributions from Parent			1,053,023		1,053,023
Net losses			—	(1,063,023)	(1,063,023)

Balance at December 31, 2012	100,000,000	$10,000	$1,053,023	$(1,063,023)	$—

Contributions from Parent (unaudited)			913,804		913,804
Net losses (unaudited)			—	(913,804)	(913,804)

Balance at March 31, 2013 (unaudited)	100,000,000	$10,000	$1,966,827	$(1,976,827)	$—

Contributions from Parent (unaudited)			2,813,249		2,813,249
Net losses (unaudited)			—	(813,260)	(813,260)

Balance at June 30, 2013 (unaudited)	100,000,000	$10,000	4,780,076	$(2,790,087)	$1,999,989

See notes to financial statements.

FANTEX, INC. (DEVELOPMENT STAGE ENTITY)

STATEMENT OF CASH FLOWS

	Cumulative Amounts from September 14, 2012 (Inception) to June 30, 2013	The Period from September 14, 2012 (Inception) to December 31, 2012	Six Months Ended June 30, 2013	Three Months Ended June 30, 2013
	(unaudited)		(unaudited)	(unaudited)
Operating Activities
Net loss	$(2,790,087)	$(1,063,023)	$(1,727,064)	$(813,260)

Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash contributions from Parent	2,790,076	1,063,023	1,727,053	813,249

Net cash used in operating activities	(11)	—	(11)	(11)
Financing Activities
Contributed Capital	2,000,000	—	2,000,000	2,000,000

Net cash provided by financing activities	2,000,000	—	2,000,000	2,000,000
Cash and Cash Equivalents at Beginning of Period	$—	$—	$—	$—

Cash and Cash Equivalents at End of Period	$1,999,989	$—	$1,999,989	$1,999,989

Cash Paid for Interest	$—	$—		$—

Cash Paid for Taxes	$—	$—		$—

Non-Cash Financing Activities:
Contributions from Parent	$2,790,076	$1,063,023	$1,727,053	$813,249

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1. BUSINESS

        Nature of Operations—Fantex, Inc. (the "Company" or "Fantex") was incorporated in Delaware in September 2012 and is a wholly-owned subsidiary of Fantex Holdings, Inc. (the "Parent"). Fantex is a development stage entity and has relied on the Parent to date to conduct its operations.

        On            , 2013, the Company effected a 1,000,000 to 1 stock split of the Company's common stock outstanding. All common stock share data included in these financial statements give retroactive effect to the stock split.

        Fantex is a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes, entertainers and other high-profile individuals (together with affiliated entities, the "Contract Party") and assisting such individuals in enhancing the reach and value of the brands the Company acquires. The business operates in a single segment and its focus is on three core areas:

  •
  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands, or brand income;

  •
  acquiring minority interests in such brand income; and

  •
  assisting the acquired brands in increasing their value via technology and through leveraging Fantex's marketing, advertising and strategic partnering expertise.

        Fantex is currently managed by the Parent while the Company is commencing operations. The Company will continue to rely on the Parent to conduct its operations until such time as the Company's revenues are sufficient to finance operations.

        Subsequent to the successful completion of the initial public offering, the Company intends to operate under a management agreement with the Parent that will provide Fantex with management and administrative services, including providing and compensating the Company's executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The Company will begin to assume direct management and administrative responsibilities at such time in the future as the actual cost of these services is less than the service fee to Parent, which is not anticipated to occur until the Company begins to generate revenue from multiple contracts with the Contract Parties ("brand contracts").

        All expenses incurred for the period ending December 31, 2012 and the six and three months ended June 30, 2013 (unaudited) were paid by the Parent and allocated to Fantex based on the expenses incurred by Fantex in its operations. The allocations were based on the time spent by employees of the Parent on activities of Fantex, the number of full time equivalent employees performing Fantex activities and direct expenses incurred for the operations of Fantex. The expense allocations have been determined on the basis that Fantex and the Parent considered to be reasonable reflections of the utilization of services provided or the benefit received by Fantex. Management believes that the expenses allocated to Fantex are representative of the operating expenses it would have incurred had Fantex been operated on a stand-alone basis.

        Certain Significant Risks and Uncertainties—The Company can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: the ability to maintain an adequate rate of growth; the impact of the current economic climate on its business; the ability to effectively manage its growth; the ability to attract new

NOTES TO FINANCIAL STATEMENTS (Continued)

1. BUSINESS (Continued)

Contract Parties; the ability to improve the performance of Contract Parties; and the impact of labor issues in any of the major professional sports leagues.

        Unaudited Interim Financial Statements—The accompanying interim financial statements as of and for the six and three months ended June 30, 2013 and the related information contained in the notes to the financial statements are unaudited. The unaudited interim financial information has been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position as of June 30, 2013 and results of operations and cash flows for the six and three months ended June 30, 2013 and the period from September 14, 2012 (inception) to June 30, 2013.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The financial statements include the accounts of the Company.

        Use of Estimates—The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. On an ongoing basis, management will evaluate these estimates, including those related to accounts receivable, fair values of financial instruments, income taxes, and contingent liabilities, among others. Estimates will be based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from these estimates.

        Cash and Cash Equivalents—Cash and cash equivalents include cash on hand, cash held in banks and highly liquid investments with original maturities at purchase of three months or less.

        Income Taxes—Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The current and deferred tax expense is presented under the separate return method. Under the separate return method, Fantex calculates its tax provision as if it were filing a separate tax return.

        Deferred tax assets are recorded to the extent management believes these assets will more likely than not be realized. In making such a determination, all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations is considered. In the event it is determined that the Company would be able to realize deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would be made, which would reduce the provision for income taxes.

        Uncertain tax positions are recorded on the basis of a two-step process whereby (1) it is determined whether it is more likely than not that the tax positions will be sustained based on the

NOTES TO FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

technical merits of the position and (2) those tax positions that meet the more-likely-than-not recognition threshold, the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority would be recognized.

        Comprehensive Income—Total comprehensive income/(loss) consists of net loss and other comprehensive income/(loss). For the periods presented herein the Company did not have any other comprehensive income/(loss).

        Fair Value Option—The brand contracts represent a right to receive certain cash flows from the Contract Parties, and therefore, the brand contracts meet the definition of a financial asset. As financial assets, the brand contracts are precluded from being accounted for as intangible assets. The Company has elected to adopt the fair value option account for the brand contracts at fair value, with changes recognized in income (loss) from brand contracts in the Statement of Operations and presented as a separate line item. The Company believes that measurement of the brand contracts at fair value provides the most meaningful information to users of the financial statements, because the value of the brand contracts may increase or decrease over time based on future events. The Company believes that the change in fair value through net income or loss provides a better indicator of the performance of the brand contracts for a given year, enhances transparency, and is more in line with how the Company manages the risks of the brand contracts.

        Fair Value of Financial Instruments—Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments' complexity for disclosure purposes. Assets and liabilities in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, and are as follows:

          Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets generally included in this category are mutual funds.

          Level 2—Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

          Level 3—Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. The types of assets and liabilities generally included in this category are brand contracts.

        A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transactions or quoted prices may be necessary to estimate fair value.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the asset. The variability of the observable inputs affected by the factors described above may cause transfers between Levels 1, 2, and/or 3, which the Company recognizes at the end of the reporting period.

        Depending on the relative liquidity in the markets for certain assets, the Company may classify assets as Level 3 if it determines that observable quoted prices, obtained directly or indirectly, are not available. The valuation models used for the assets and liabilities that are valued using Level 3 of the fair value hierarchy are described below.

        Brand Contracts, at Estimated Fair Value:    Brand contracts, at estimated fair value, are initially valued at transaction price and are subsequently valued using observable market prices, if available, or internally developed models in the absence of readily observable market prices. Valuation models are generally based on a discounted cash flow approach, in which various internal and external factors are considered. Factors include key financial inputs and recent transactions for comparable brands. The Company utilizes several unobservable pricing inputs and assumptions in determining the fair value of its Level 3 investments. Some of these assumptions include, risk free cost of capital, length of playing career, length of post-career, future rates of inflation in salaries and endorsement contracts, and amounts that can be potentially realized in the future, and unsigned playing and endorsement contracts. These unobservable pricing inputs and assumptions may differ by brand contract and in the application of the Company's valuation methodologies. The reported fair value estimates could vary materially if the Company had chosen to incorporate different unobservable pricing inputs or other assumptions, for applicable investments.

        Valuation Process—The valuation process for the Company's Level 3 measurements for assets and liabilities will be completed on no less than a quarterly basis and is designed to subject the valuation of Level 3 investments, including brand contracts, to an appropriate level of consistency, oversight and review. The Company's internal investment professionals are responsible for estimating fair value based on various factors including:

  •
  current playing contract including: amounts, duration, incentive provisions, guaranteed portions, if any, termination and other important terms;

  •
  current endorsement contracts, if any, including: amounts, duration, contract terms;

  •
  age of the individual associated with the brand and prospects for additional future contracts, both playing and endorsement;

  •
  estimate of potential future playing and endorsement contracts, including: duration and value;

NOTES TO FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  •
  position and data specific to that position focused on estimating longevity of career;

  •
  reported contract value increases or decreases for other comparable players (by position and status they hold among their peers) in order to estimate future contract values; and

  •
  risk free cost of capital.

        In addition, a number of qualitative factors are considered to develop estimates used in the models including:

  •
  the stated aspirations and goals of the contract party;

  •
  certain intangibles of the contract party, including media relationships, communication ability, "likeability," demand as a product endorser, personal drive and ambition;

  •
  social footprint (for example, number of Twitter followers);

  •
  the market in which the contract party performs and how that may impact the number and amount of endorsement opportunities;

  •
  the reach of the brand of the contract party;

  •
  value of TV contracts and the rate of growth in those contracts; and

  •
  attendance trends in the contract party's primary field of performance.

        The Company considers all of these factors to estimate brand revenue for use in discounted cash flow models. These estimates include amounts based on existing contracts as well as estimates of amounts to be received for future contracts. With respect to existing contracts, the Company considers that certain amounts are reasonably assured of realization, but that most earnings from existing contracts depend on continued satisfactory performance. To determine the amount of the purchase price of a brand contract and a fair current value the Company applies discount rates to the estimates of earnings.

        In general, lower discount rates are applied to amounts associated with existing contracts, particularly portions of those contracts that have a higher degree of certainty of payment, and higher discount rates to amounts associated with future potential earnings under existing contracts and to potential earnings under anticipated future contracts. Further, discount rates rise over time to reflect that uncertainty increases over time.

        The Company's internal investment professionals document their considerations of this data that is then reviewed by management, including the Chief Executive Officer and Chief Financial Officer. The approved valuation is used to negotiate the purchase price of the brand contract. The same valuation process is followed on no less than a quarterly basis to determine fair value of contracts entered into by the Company.

        If the estimates of brand income are too high and/or the discount rates used in the calculation too low then the valuation of a brand contract may be too high, in which case the Company may pay too much for a brand contract.

        Loss per share—The Company presents both basic and diluted loss per share ("EPS") in its financial statements. Basic loss per share ("Basic EPS") excludes dilution and is computed by dividing net loss by the weighted average number of shares outstanding for the period. The Company has no

NOTES TO FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

potentially dilutive of common share options, unvested restricted common shares and convertible senior notes using the treasury method or if-converted method.

        Income (Loss) From Brand Contracts—Following the effective date of the brand contract, revenues are recognized when cash or other considerations are received by the Contract Party under included contracts, which is the point at which the Company would have the right to receive and recognize its proportionate share of amounts received by the Contract Party. Other consideration received by the Contract Party under included contracts may include stock, automobiles, or other nonmonetary consideration. In the event nonmonetary consideration is received by the Contract Party, the Company will recognize income from brand contracts equal to its proportionate share of the estimated fair value of the such consideration in either cash or such other consideration based on the contractual arrangement. Amounts due to the Company under a brand contract are either remitted directly from the source of such income or through payment by the Contract Party. Brand contracts stipulate that income once earned by Fantex is not subject to recapture by the Contract Party. All amounts received by the Company from the Contract Party will be allocated between the contract as reduction in carrying value and income (loss) from brand contracts.

        Cash received under the brand contract will either be recognized as a reduction in carrying value (i.e., a reduction in the brand contract asset) or income (loss) from brand contracts. Whether cash receipts will be recognized as a reduction in carrying value or income (loss) from brand contracts will depend on the timing of such cash receipt.

        Additionally, the timing of changes in the estimates of future cash flows will impact whether cash receipts are recognized as a reduction in carrying value or as income (loss) from brand contracts. If for example we increase our estimate of future cash flows and such increased cash flows are not received until a future period, such increase will be recognized as income (loss) from brand contracts and the majority of such future cash flow will be recognized as a reduction in carrying value. If on the other hand our expected cash flows increase and was not foreseen and therefore not expected until the period in which the cash is actually received the entire cash amount will be recognized as income (loss) from brand contracts.

        Expected cash flows will be based on the included contracts the contract party has in place and the expectations of future contracts. As it becomes more likely that the contract party will collect contracted amounts the expected discount rate will decrease. A decrease in the discount rate will result in the receipt of cash primarily being allocated to reduction in carrying value. The discount rates are determined at the purchase date and are revised each period based on the performance of the brand and the likelihood of collection of future contracted amounts.

        Income (loss) from brand contracts are based on an estimate of expected cash flows and the associated expected discount rate. Changes in fair value resulting from changes in the expected performance of the brand or market factors are included in income (loss) from brand contracts in the statement of operations.

3. RELATED PARTY TRANSACTIONS

        The Company will continue to rely on the Parent to conduct its operations until such time as the Company's revenues are sufficient to finance operations. Subsequent to the successful completion of the initial public offering, the Company intends to operate under a management agreement with the Parent that will provide Fantex with management and administrative services, including providing and

NOTES TO FINANCIAL STATEMENTS (Continued)

3. RELATED PARTY TRANSACTIONS (Continued)

compensating the Company's executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The Company will begin to assume direct management and administrative responsibilities at such time in the future as the actual cost of these services is less than the service fee to Parent, which is not anticipated to occur until the Company begins to generate significant revenue from multiple brand contracts.

        All expenses incurred for the period ending December 31, 2012 and the six and three months ending June 30, 2013 (unaudited) were paid by the Parent and allocated to Fantex based on the expenses incurred by Fantex in its operations. The allocations were based on the time spent by employees of the Parent on activities of Fantex, the number of full time equivalent employees performing Fantex activities and direct expenses incurred for the operations of Fantex. The expense allocations have been determined on the basis that Fantex and the Parent considered to be reasonable reflections of the utilization of services provided or the benefit received by Fantex. Management believes that the expenses allocated to Fantex are representative of the operating expenses it would have incurred had Fantex been operated on a stand-alone basis.

4. INCOME TAXES

        For the three months ended June 30, 2013 (unaudited), the period from September 14, 2012 (inception) to December 31, 2012 and the cumulative period from September 14, 2012 (inception) to June 30, 2013 (unaudited), no income tax expense or benefit was recognized.

        At the periods ended below deferred tax assets consisted of the following:

	June 30, 2013	December 31, 2012
	(Unaudited)
Deferred tax assets:
Net operating loss carry-forward	$1,213,000	$462,000
Valuation allowance	(1,213,000)	(462,000)
Total deferred tax assets	$—	$—

        Because of the Company's limited operating history and cumulative loss, management believes it is more likely than not that the remaining deferred tax asset will not be realized, therefore, the Company provided a full valuation allowance of $462,000 and $1,213,000 (unaudited) on the deferred tax asset as of December 31, 2012 and June 30, 2013, respectively. The federal statutory income tax rate of 35% is offset by the valuation allowance to reconcile to the effective income tax rate of 0%.

        At June 30, 2013, there are approximately $1,048,000 (unaudited) and $235,000 (unaudited), respectively, of federal and state net operating losses. These carry-forwards expire in 2032 for both federal and state tax purposes if not utilized. The use of the net operating losses is subject to certain limitations and may be subject to further limitations as a result of changes in ownership as defined by federal and state tax law.

        At December 31, 2012, there are approximately $396,000 and $90,000, respectively, of federal and state net operating losses. These carry-forwards expire in 2032 for both federal and state tax purposes if not utilized. The use of the net operating losses is subject to certain limitations and may be subject to further limitations as a result of changes in ownership as defined by federal and state tax law.

NOTES TO FINANCIAL STATEMENTS (Continued)

4. INCOME TAXES (Continued)

        The Company adopted a policy to classify accrued interest and penalties as part of the accrued liability for uncertain tax positions, if any, in the provision for income taxes. No accrued interest or penalties were recorded as of June 30, 2013 (unaudited) or December 31, 2012. The Company does not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date.

        The Company files income tax returns in federal and state jurisdictions. At December 31, 2012 and June 30, 2013 (unaudited), all tax years were open and may be subject to potential examination in one or more jurisdictions. There are no ongoing examinations by taxing authorities at this time.

5. STOCKHOLDER'S EQUITY

        The Parent received 100,000,000 shares of Fantex's common stock in exchange for services provided for the benefit of Fantex of $10,000.

6. COMMITMENTS AND CONTINGENCIES

        On February 28, 2013 Fantex entered into a brand contract with Arian Foster, a professional football player in the National Football League ("NFL") and The Ugly Duck, LLC, a professional services company affiliated with Arian Foster (together, the "Contracted Party"). The brand contract entitles Fantex to 20% of the income that Arian Foster receives from and after February 28, 2013 as a result of his activities in the NFL and related fields (the "Acquired Brand Income," or "ABI"), including salary and wages from being a football player, broadcasting or coaching and the use of Arian Foster's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements, merchandising and appearances, subject to certain exceptions.

        As consideration for future ABI under the brand contract, Fantex agreed to pay Arian Foster a one-time cash amount of $10.0 million (less $0.5 million to be held in escrow until six consecutive payments of brand amounts have been timely delivered to Fantex) contingent upon Fantex's ability to obtain financing. Fantex will have no further financial obligations to Arian Foster under the brand contract once this payment is made, other than certain obligations to indemnify the Contracted Party. According to the terms of the brand contract, the Contracted Party is not obligated to make payments to the Company until the upfront payment is made by the Company; as such there is no currently obligated payment due to Fantex by the Contracted Party. Amounts received by the Contracted Party subsequent to the signing of the brand contract will be subject to payment to the Company once the upfront payment is made.

7. SUBSEQUENT EVENTS

        On August 21, 2013 the Brand Contract was amended primarily to reflect that to the extent Arian Foster elects to defer receipt of his compensation under his NFL player contract for purposes of the brand contract, such deferred income will be deemed to have been received by Arian Foster on the due date provided in his NFL player contract, prior to any such deferral, and the Company will be entitled to 20% of these amounts as of such due date.

        On October 30, 2013, the Company entered into a Brand Agreement with Vernon Davis and his affiliated company, The Duke Marketing LLC (together "Vernon Davis"), pursuant to which the Company will acquire a minority interest equal to 10% of the gross monies or other considerations that

NOTES TO FINANCIAL STATEMENTS (Continued)

7. SUBSEQUENT EVENTS (Continued)

Vernon Davis receives from and after October 30, 2013, subject to the terms and exceptions specified in such brand contract. The Company intends to fund such acquisition using proceeds from a subsequent offering of a series of tracking stock intended to reflect the separate economic performance of such brand contract.

        Fantex has evaluated activity after June 30, 2013 until the date of issuance of the annual audited Financial Statements on October 30, 2013, and other than the events described above, Fantex is not aware of any events that have occurred subsequent to June 30, 2013 that would require adjustments to or disclosures in the Financial Statements.

INDEX TO STATEMENTS OF CASH RECEIPTS FROM INCLUDED CONTRACTS

Report of Independent Registered Public Accounting Firm	SR-AF-2
Statements of Cash Receipts from Included Contracts for years ended December 31, 2012 and 2011	SR-AF-3
Notes to Statements of Cash Receipts from Included Contracts	SR-AF-4

        The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Arian Foster and his affiliate The Ugly Duck, LLC (together, the "Contract Party") dated February 28, 2013 (the "Brand Contract"), present the cash or other considerations received by the Contract Party from included contracts subject to the Brand Contract for the years ended December 31, 2012 and 2011 ("Statements of Cash Receipts from Included Contracts").

        These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the brand contract been in place beginning January 1, 2011. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the brand contract been in place beginning January 1, 2011, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 20% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

        Investors in our Fantex Series Arian Foster are investing in Fantex and not in the Brand Contract or Arian Foster. However, Fantex Series Arian Foster is intended to track and reflect the separate economic performance of the assets to be attributed to the Arian Foster Brand. Only Fantex will have rights under the Brand Contract and recourse against Arian Foster.

SR-AF-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Fantex, Inc.:

        We have audited the accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Arian Foster and his affiliate The Ugly Duck, LLC (together, "the Contract Party") dated February 28, 2013 (the "Brand Contract"), for the years ended December 31, 2012 and 2011 ("Statements of Cash Receipts from Included Contracts"). These Statements of Cash Receipts from Included Contracts are the responsibility of Fantex's management. Our responsibility is to express an opinion on these Statements of Cash Receipts from Included Contracts based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Cash Receipts from Included Contracts are free of material misstatement. Fantex is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts. Our audits included consideration of internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Fantex's internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements of Cash Receipts from Included Contracts, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Cash Receipts from Included Contracts. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying Statements of Cash Receipts from Included Contracts were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Registration Statement on Form S-1 of Fantex. As discussed in Note 1 to the Statements of Cash Receipts from Included Contracts, the statements are not intended to be a complete presentation of the Contract Party's cash receipts. Further, Fantex's interest in the Contract Party cash receipts from included contracts, as defined in Note 2 to the Statements of Cash Receipts from Included Contracts, will commence upon the effective date of the Brand Contract, which has not yet occurred.

        In our opinion, the Statements of Cash Receipts from Included Contracts referred to above present fairly, in all material respects, the cash receipts from included contracts subject to the Brand Contract for the years ended December 31, 2012 and 2011, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California
April 8, 2013
(August 21, 2013 as to Note 3)

SR-AF-2

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and

Arian Foster and his affiliate The Ugly Duck, LLC dated February 28, 2013

(Amounts in thousands)

	Year Ended December 31,		Six Months Ended June 30,		Three Months Ended June 30
	2011	2012	2012	2013	2012	2013
			(unaudited)		(unaudited)
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual National Football League (NFL) player receipts	$562	$4,540	$106	$675	$—	$—
Contractual NFL player signing bonus receipts	—	6,250	3,125	—	—	—
Contractual NFL player performance incentives receipts	—	406	—	94	—	—

Total receipts from NFL player contract	562	11,196	3,231	769	—	—
Receipts from other included contracts	178	482	146	411	64	83
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$740	$11,678	$3,377	$1,180	$64	$83

The notes are an integral part of these statements

SR-AF-3

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Arian Foster and his affiliate The Ugly Duck, LLC dated February 28, 2013

Note 1. Basis of Presentation

        The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Arian Foster and his affiliate The Ugly Duck, LLC (together, the "Contract Party") dated February 28, 2013 (the "Brand Contract"), present the cash or other considerations received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the years ended December 31, 2012 and 2011("Statements of Cash Receipts from Included Contracts").

        Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the six and three months ended June 30, 2013 and June 30, 2012 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the six and three months ended June 30, 2013 and 2012. Management has evaluated subsequent events for potential recognition or disclosure in the accompanying unaudited Statements of Cash Receipts from Included Contracts through August 21, 2013.

        The Brand Contract will entitle Fantex to 20% of the Contract Party's cash or other considerations received from included contracts from the effective date of the Brand Contract and cash or other considerations received from future contracts resulting from certain activities of the Contract Party. These certain activities, defined under the terms of the Brand Contract as the "Field," include activities in connection with being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use of Contract Party's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses its name, likeness or reputation to generate cash or other considerations received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

        These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the brand contract been in place beginning January 1, 2011. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the brand contract been in place beginning January 1, 2011, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 20% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract.

        The Statement of Cash Receipts from Included Contracts include cash receipts related to the signing bonus of the Contract Party with the Houston Texans prior to the signing of the Brand Contract

SR-AF-4

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Arian Foster and his affiliate The Ugly Duck, LLC dated February 28, 2013 (Continued)

Note 1. Basis of Presentation (Continued)

but not the payment made subsequent to the signing. The payment of the signing bonus was included in the currently existing contract between the Contract Party and the Houston Texans (the "Texans Contract"), and not part of a previously expired contract. The Texans Contract provided for the signing bonus in four separate payments. The final payment of $6.25 million, made subsequent to the signing of the Brand Contract, was specifically excluded from the Brand Contract. Therefore, as the Texans Contract was not expired and the only amount pertaining to the Texans Contract that was specifically excluded was the final payment of the signing bonus, the final payment of the signing bonus has been excluded from the Statement of Cash Receipts from Included Contracts. Future contracts with teams in the National Football League that include signing bonuses will be subject to the Brand Contract.

        The effectiveness of the Brand Contract is subject to the successful completion of the initial public offering (IPO) of the Fantex Series Arian Foster common stock, unless such condition is otherwise waived by Fantex. The effective date of the Brand Contract is expected to occur within 30 days of the completion of the IPO. If the IPO is not successful the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

        These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party's cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash, or other considerations no amounts are due to Fantex. No other considerations were received under the included contracts for the years ended December 31, 2012 or 2011 and the six and three months ended June 30, 2013 (unaudited) or 2012 (unaudited). The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

        Contractual National Football League (NFL) player receipts—These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a bi-weekly basis throughout the season.

        Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party's NFL contract, paid on multiple dates as set forth in the NFL contract.

        Contractual NFL player performance incentives receipts—These receipts are recorded based on the cash received from the roster bonus included in the Contract Party's NFL contract. The roster bonus is $31,250 for each regular season game the Contract Party is on the active roster, paid on a bi-weekly basis throughout the season, up to a maximum bonus of $500,000 in any season during the NFL contract period. These incentives were not applicable to the Contract Party's NFL player contract for the 2011 season.

        Receipts from other included contracts—These receipts are recorded based on the cash, or other considerations received from the Contract Party's other contracts subject to the Brand Contract, such as

SR-AF-5

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Arian Foster and his affiliate The Ugly Duck, LLC dated February 28, 2013 (Continued)

Note 2. Summary of Significant Accounting Policies (Continued)

endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

        Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. For contracts that existed at the signing on February 28, 2013 of the Brand Contract that are renewals of previous contracts with the same counterparty, those prior contracts, which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

Note 3. Subsequent events

        Fantex has evaluated activity after June 30, 2013 until the date of issuance of the Statements of Cash Receipts from Included Contracts on August 21, 2013, and Fantex is not aware of any events that have occurred subsequent to December 31, 2012 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

SR-AF-6

INDEX TO STATEMENTS OF CASH RECEIPTS FROM INCLUDED CONTRACTS

Report of Independent Registered Public Accounting Firm	SR-VD-2
Statements of Cash Receipts from Included Contracts for years ended December 31, 2012 and 2011	SR-VD-3
Notes to Statements of Cash Receipts from Included Contracts	SR-VD-4

        The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Vernon Davis and his affiliate The Duke Marketing, LLC (together, the "Contract Party") dated October 30, 2013 (the "Brand Contract"), present the cash or other considerations received by the Contract Party from included contracts subject to the Brand Contract for the years ended December 31, 2012 and 2011 ("Statements of Cash Receipts from Included Contracts").

        These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the brand contract been in place beginning January 1, 2011. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the brand contract been in place beginning January 1, 2011, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

SR-VD-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Fantex, Inc.:

        We have audited the accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Vernon Davis and his affiliate The Duke Marketing, LLC (together, "the Contract Party") dated October 30, 2013 (the "Brand Contract"), for the years ended December 31, 2012 and 2011 ("Statements of Cash Receipts from Included Contracts"). These Statements of Cash Receipts from Included Contracts are the responsibility of Fantex's management. Our responsibility is to express an opinion on these Statements of Cash Receipts from Included Contracts based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements of Cash Receipts from Included Contracts are free of material misstatement. Fantex is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts. Our audits included consideration of internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Fantex's internal control over financial reporting as it relates to the Statements of Cash Receipts from Included Contracts. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements of Cash Receipts from Included Contracts, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements of Cash Receipts from Included Contracts. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying Statements of Cash Receipts from Included Contracts were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Registration Statement on Form S-1 of Fantex. As discussed in Note 1 to the Statements of Cash Receipts from Included Contracts, the statements are not intended to be a complete presentation of the Contract Party's cash receipts. Further, Fantex's interest in the Contract Party cash receipts from included contracts, as defined in Note 2 to the Statements of Cash Receipts from Included Contracts, will commence upon the effective date of the Brand Contract, which has not yet occurred.

        In our opinion, the Statements of Cash Receipts from Included Contracts referred to above present fairly, in all material respects, the cash receipts from included contracts subject to the Brand Contract for the years ended December 31, 2012 and 2011, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California
October 30, 2013

SR-VD-2

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and

Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013

(Amounts in thousands)

	Year Ended December 31,		Six Months Ended June 30,		Three Months Ended June 30,
	2011	2012	2012	2013	2012	2013
			(unaudited)		(unaudited)
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual National Football League (NFL) player receipts	$4,708	$5,813	$62	$156	$—	$—
Contractual NFL player signing bonus receipts	3,500	—	—	—	—	—
Contractual NFL player performance incentives receipts	600	600	200	226	200	200

Total receipts from NFL player contract	8,808	6,413	262	382	200	200
Receipts from other included contracts	296	227	81	214	39	150
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$9,104	$6,640	$343	$595	$239	$350

The notes are an integral part of these statements

SR-VD-3

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013

Note 1. Basis of Presentation

        The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. ("Fantex") and Vernon Davis and his affiliate The Duke Marketing, LLC (together, the "Contract Party") dated October 30, 2013 (the "Brand Contract"), present the cash or other considerations received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the years ended December 31, 2012 and 2011 ("Statements of Cash Receipts from Included Contracts").

        Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the six and three months ended June 30, 2013 and June 30, 2012 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the six and three months ended June 30, 2013 and 2012. Management has evaluated subsequent events for potential recognition or disclosure in the accompanying unaudited Statements of Cash Receipts from Included Contracts through October 30, 2013.

        The Brand Contract will entitle Fantex to 10% of the Contract Party's cash or other considerations received from included contracts from the effective date of the Brand Contract and cash or other considerations received from future contracts resulting from certain activities of the Contract Party. [These certain activities, defined under the terms of the Brand Contract as the "Field," include activities in connection with being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use of Contract Party's name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses its name, likeness or reputation to generate cash or other considerations received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.).] If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

        These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the brand contract been in place beginning January 1, 2011. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the brand contract been in place beginning January 1, 2011, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract.

        The effectiveness of the Brand Contract is subject to the successful acquisition of financing, which Fantex intends to acquire by conducting a registered public offering ("Offering") of tracking stock

SR-VD-4

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013 (Continued)

Note 1. Basis of Presentation (Continued)

intended to track and reflect the separate economic performance of the assets to be attributed to the Vernon Davis Brand, unless such condition is otherwise waived by Fantex. If the Offering is not successful the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

        These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party's cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash, or other considerations no amounts are due to Fantex. No other considerations were received under the included contracts for the years ended December 31, 2012 or 2011 and the six and three months ended June 30, 2013 (unaudited) or 2012 (unaudited). The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

        Contractual National Football League (NFL) player receipts—These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a bi-weekly basis throughout the season. Other receipts such as being on the roster for playoff and Pro Bowl games are also included.

        Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party's NFL contract, paid on multiple dates as set forth in the NFL contract.

        Contractual NFL player performance incentives receipts—These receipts are recorded based on the cash received from various incentives included in the Contract Party's NFL contract such as roster bonus and off-season workout bonus. The roster bonus is $25,000 for each regular season game the Contract Party is on the active roster, paid on a bi-weekly basis throughout the season, up to a maximum bonus of $400,000 in any season during the NFL contract period. The off-season workout bonus is $200,000 paid in a lump sum amount if Mr. Davis participates in at least 90% of the club's off season conditioning program sessions.

        Receipts from other included contracts—These receipts are recorded based on the cash, or other considerations received from the Contract Party's other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

        Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. For contracts that existed at the signing on October 30, 2013 of the Brand Contract that are renewals of previous contracts with the same counterparty, those prior contracts, which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

SR-VD-5

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between
Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013 (Continued)

Note 3. Subsequent events

        Fantex has evaluated activity after June 30, 2013 until the date of issuance of the Statements of Cash Receipts from Included Contracts on October 30, 2013, and Fantex is not aware of any events that have occurred subsequent to December 31, 2012 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

SR-VD-6

[ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

Fantex, Inc.

Fantex Series Arian Foster Convertible Tracking Stock

and

Shares of Platform Common Stock issuable upon conversion of

the Fantex Series Arian Foster Convertible Tracking Stock

            This prospectus has been prepared by Fantex and may be used by Fantex Brokerage Services, LLC, or FBS, in connection with offers and sales of these securities in secondary market transactions in these securities, including market-making transactions as may be effected from time to time. However, FBS is not obligated to make a market in the Fantex Series Arian Foster Convertible Tracking Stock, which we refer to as Fantex Series Arian Foster, and if it does so, it may discontinue any market-making activities at any time without notice, in its sole discretion. To the extent FBS chooses to act as a market-maker, it may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. Fantex will not receive any proceeds from such secondary market offers and sales. All such transactions with respect to these securities that are made pursuant to a prospectus after the effectiveness of the registration statement of which this prospectus is a part are being made solely pursuant to this prospectus, as it may be supplemented from time to time.

            Our Arian Foster Brand (as defined below) is not a separate legal entity and cannot issue securities. Holders of shares of Fantex Series Arian Foster will not have an ownership interest in our Arian Foster Brand, or any of our affiliated entities. Rather, investors in our Fantex Series Arian Foster will be our common stockholders. The issuance of the Fantex Series Arian Foster will not result in the actual transfer of our assets or the creation of a separate legal entity. Arian Foster and his affiliated persons are, and we expect they will continue to be, individuals and legal entities that are separate and independent from us, with separate ownership, management and operations.

            Fantex Series Arian Foster is intended to track and reflect the separate economic performance of a tracking unit that we refer to as the Arian Foster Brand. The platform common stock is intended to track and reflect the economic performance of all of our tracking brands. The Arian Foster Brand, tracked by the Fantex Series Arian Foster, is our first and only tracking brand to date. We would attribute to the Arian Foster Brand and the platform common stock certain assets and expenses, including in certain cases expenses related to other series of common stock of Fantex that may be issued from time to time in the future. Our board of directors may convert the shares of Fantex Series Arian Foster into platform common stock at any time. For additional information please see "Management and Attribution Policies" and "Description of Capital Stock" herein.

            Holders of shares of our Fantex Series Arian Foster and our platform common stock are each entitled to one vote per share of such common stock. Following the consummation of this offering, Fantex Holdings, our parent company, will hold all 100,000,000 outstanding shares of our platform common stock, and thus will own approximately 99% of the voting power of our outstanding common stock.

            We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, are subject to reduced public company reporting requirements. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            Shares of our Fantex Series Arian Foster are new securities; there may not be an established market for them. We have not applied for a listing of our Fantex Series Arian Foster on any securities exchange or for their inclusion in any established automated dealer quotation system. Our Fantex Series Arian Foster is offered only through the website of our affiliated broker-dealer, FBS. Accordingly, we cannot assure you as to the development or liquidity of any market for our Fantex Series Arian Foster. Currently, there is no trading symbol assigned and there can be no assurance that we will ever be granted a trading symbol on the OTC Bulletin Board or any other quotation system or exchange. However, shares of our Fantex Series Arian Foster will be issued in electronic form and will be listed exclusively on the FBS alternative trading system under the symbol "Fantex Arian Foster."

            Investors will be required to satisfy the suitability requirements described in the prospectus in order to invest in Fantex Series Arian Foster.

            This offering is highly speculative and the securities involve a high degree of risk. Investing in our Fantex Series Arian Foster should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 32.

FANTEX BROKERAGE SERVICES, LLC

The date of this prospectus is                        , 2013.

[ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

 USE OF PROCEEDS

        This prospectus is being delivered in connection with the sale of the Fantex Series Arian Foster by FBS in market-making transactions. We will not receive any of the proceeds from these transactions.

PLAN OF DISTRIBUTION

        This prospectus has been prepared for use by FBS in connection with offers and sales of the Fantex Series Arian Foster in market-making transactions effected from time to time. FBS may act as principal or agent in such transactions. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

        We are an affiliate of FBS. In connection with the initial public offering of the Fantex Series Arian Foster, we agreed to file a "market-making" prospectus in order to enable FBS to engage in market-making activities for the Fantex Series Arian Foster. We have agreed to indemnify FBS against certain liabilities, including liabilities under the Securities Act, and to contribute payments which FBS might be required to make in connection with the market-making activities.

        FBS may also act as a market-maker in the secondary market from time to time, but it is not obligated to make a market in the Fantex Series Arian Foster and may discontinue any market-making at any time without notice, in its sole discretion. FBS is a member of FINRA and may participate in distributions of the Fantex Series Arian Foster.

A-1

1,055,000 Shares

Fantex Series Arian Foster Convertible Tracking Stock

and

Shares of Platform Common Stock issuable upon conversion of

the Fantex Series Arian Foster Convertible Tracking Stock

PROSPECTUS
                        , 2013

FANTEX BROKERAGE SERVICES, LLC
STIFEL

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by Fantex Holdings, Inc. and will be allocated to Fantex, Inc. for financial statement purposes. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	1,359
FINRA filing fee	2,083
Accountants' fees and expenses	216,535
Legal fees and expenses	1,015,000
Blue Sky fees and expenses	15,870
Print and engraving expenses	133,000
Miscellaneous expenses	25,000
Total	1,408,665

Item 14.    Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that the liability of the directors of Fantex for monetary damages shall be eliminated to the fullest extent permitted under applicable law.

        Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 204 of the California General Corporation Law, to the extent it is applicable to Fantex, permits a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, except that a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) for contracts or transactions between the director and the corporation or (vii) for approving a distribution, loan or guaranty in violation of California corporate law.

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 317 of the California General Corporation Law likewise generally authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain similar exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

        Our amended and restated certificate of incorporation will provide for the indemnification of and advancement of expenses to directors and officers to the fullest extent permissible under Delaware law.

        Our amended and restated bylaws provide for the indemnification of and advancement of expenses to officers, directors and third parties acting on our behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

        We are entering into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

        We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.    Recent Sales of Unregistered Securities

        Set forth below is information regarding shares of common stock issued, warrants exercisable for common stock issued, convertible notes issued and options granted by us since our incorporation. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a)    Issuances of Capital Stock, Warrants and Promissory Notes

        On September 14, 2012, we issued an aggregate of 100,000,000 shares of our common stock to our parent, Fantex Holdings, at a price per share of $0.000001 for an aggregate purchase price of $100 (after giving effect to a 1,000,000 for 1 stock split of our common stock to be effective prior to the consummation of this offering).

(b)    Stock Options and Restricted Stock

        None.

Item 16.    Exhibits

        The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (e)   That the Registrant will provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (f)    That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

        (g)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on October 31, 2013.

FANTEX, INC.
By:	/s/ CORNELL "BUCK" FRENCH Cornell "Buck" French, Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ CORNELL "BUCK" FRENCH Cornell "Buck" French	Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2013
/s/ DAVID MULLIN David Mullin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2013
* David Beirne	Director	October 31, 2013
* John Costello	Director	October 31, 2013
* C. William Hosler	Director	October 31, 2013
* Ronald Machtley	Director	October 31, 2013
* Shahan Soghikian	Director	October 31, 2013
* Terdema Ussery	Director	October 31, 2013

*By:	/s/ DAVID MULLIN David Mullin Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

3.1	**	Certificate of Incorporation of Fantex, Inc., currently in effect

3.2	**	Bylaws of Fantex, Inc., currently in effect

3.3	**	Form of Amended and Restated Certificate of Incorporation of Fantex, Inc., to be in effect prior to the consummation of this offering

3.4	**	Form of Amended and Restated Bylaws of Fantex, Inc., to be in effect prior to the consummation of this offering

3.5	**	Form of Certificate of Designation for Fantex Series Arian Foster

5.1	*	Opinion of Latham & Watkins LLP

8.1	*	Opinion of Latham & Watkins LLP

10.1	**	Management Agreement, dated July 10, 2013, by and between Fantex, Inc. and Fantex Holdings, Inc.

10.2	**	Second Amended and Restated Brand Agreement effective as of February 28, 2013, by and between Arian Foster, The Ugly Duck, LLC and Fantex, Inc.

10.3	**	NFL Player Contract dated as of March 6, 2012, by and between Arian Foster and Houston NFL Holdings, LP

10.4	*	Escrow Agreement dated as of by and between and Fantex, Inc.

10.5	**+	Form of Indemnification Agreement between Fantex, Inc. and each of its directors, officers and certain employees, to be in effect before the completion of the offering.

10.6	**+	Employment Agreement, dated October 16, 2013, by and between Fantex Holdings, Inc., Fantex, Inc. and Cornell "Buck" French

10.7	**+	Employment Agreement, dated October 16, 2013, by and between Fantex Holdings, Inc., Fantex, Inc. and David Mullin

10.8	a**+	Fantex, Inc. 2013 Equity Incentive Award Plan

10.8	b**+	Form of Stock Option Agreement under the 2013 Equity Incentive Award Plan

10.8	c**+	Form of Restricted Stock Award Agreement under the 2013 Equity Incentive Award Plan

10.9		Brand Agreement effective as of October 30, 2013, by and between Vernon Davis, The Duke Marketing LLC and Fantex, Inc.

23.1		Consent of Deloitte & Touche LLP

23.2		Consent of Deloitte & Touche LLP

23.3		Consent of Deloitte & Touche LLP

23.4	*	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1)

24.1	**	Powers of Attorney

*
To be filed by amendment.

**
Previously filed.

+
Indicates a management contract or compensatory plan.